EXHIBIT 10.1

CONFIDENTIAL TREATMENT REQUESTED CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

REVOLVING CREDIT AGREEMENT
Dated as of July 3, 2013

Among
THE FINANCIAL INSTITUTIONS PARTY HERETO,
as the Lenders,
and
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as Administrative Agent,
and
SUNPOWER CORPORATION,
as Borrower
____________________________

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as Sole Lead Arranger and Sole Bookrunner

i

(continued)

(continued)

(continued)

Page
SCHEDULES
Schedule 1	Commitment Schedule
Schedule 2	Permitted Encumbrances
Schedule 3	Subsidiaries
Schedule 4	Project Indebtedness

EXHIBITS
Exhibit A	Form of Administrative Questionnaire
Exhibit B	Form of Assignment and Assumption
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Closing Date Certificate
Exhibit E	Form of Borrowing Request
Exhibit F	Form of Promissory Note
Exhibit G	Form of Opinion of Counsel to the Borrower
Exhibit H	Form of Subsidiary Guaranty
Exhibit I	Form of Parent Guaranty
Exhibit J	Form of Solvency Certificate
Exhibit K	Form of Security Agreement

REVOLVING CREDIT AGREEMENT
This REVOLVING CREDIT AGREEMENT (this “Agreement”) dated as of July 3, 2013 is made by and among SunPower Corporation, a Delaware corporation (the “Borrower”), the financial institutions parties hereto from time to time (the “Lenders”), and Crédit Agricole Corporate and Investment Bank, as Administrative Agent (in such capacity, the “Agent”) and as Security Agent (in such capacity, the “Security Agent”).
RECITALS
The Borrower has requested the Lenders to extend credit in the form of Revolving Loans at any time and from time to time prior to the Revolving Credit Maturity Date in an initial aggregate principal amount at any time outstanding not in excess of $250,000,000. The proceeds of the Revolving Loans are to be used for general corporate purposes and for refinancing the Existing Credit Agreement (as hereinafter defined). The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.
Total S.A. has agreed to guarantee the obligations of the Borrower under this Agreement until the Restructuring Date (as hereinafter defined).
On and after the Restructuring Date, all of the Obligations hereunder and under the other Loan Documents will be secured by a First Priority Lien, granted to Crédit Agricole Corporate and Investment Bank, as Security Agent for the Lenders (in such capacity, the “Security Agent”), on behalf of the Lenders, on the Loan Parties' Eligible Assets (as hereinafter defined).
Accordingly, the parties hereto agree as follows:
ARTICLE I
Definitions
SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“2014 Debentures” means the $230 million 4.75% convertible debentures issued by the Borrower and due April 2014.
“2015 Debentures” means the $250 million 4.50% debentures issued by the Borrower and due March 2015.
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Accession Event” has the meaning assigned to such term in Section 5.13.

“Adjusted LIBO Rate” means, for any Interest Period, the rate per annum equal to the rate obtained by dividing (i) the LIBO Rate for such Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained against “Eurocurrency liabilities” as specified in Regulation D (including any marginal, emergency, special or supplemental reserves).
“Administrative Questionnaire” means an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Agent.
“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Agent” has the meaning assigned to such term in the preamble to this Agreement.
“Agents” means the Agent and the Security Agent.
“Agent Engagement Letter” means that certain Engagement Letter dated May 29, 2013 by and between the Borrower and the Agent.
“Agent Fees” has the meaning assigned to such term in Section 2.10(b).
“Agent Parties” has the meaning assigned to such term in Section 9.01.
“Aggregate Revolving Credit Exposure” means the aggregate amount of the Lenders' Revolving Credit Exposures.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1%, and (c) the LIBO Rate for a period of one month commencing on such day (which rate shall in no event be less than zero) plus 1%. If the Agent shall have reasonably determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms of the definition of Federal Funds Effective Rate, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Applicable Percentage” means, with respect to any Lender, a percentage equal to a fraction the numerator of which is the aggregate outstanding principal amount of the Loans (or, if no Loans are then outstanding, the Revolving Credit Commitment) of such Lender and the denominator of which is the aggregate outstanding principal amount of the Loans (or, if no Loans are then outstanding, the Total Revolving Credit Commitment) of all Lenders.
“Applicable Rate” means (i) for any day before the Restructuring Date, (a) with respect to any LIBO Rate Loan, 0.60%, (b) with respect to any ABR Loan, 0.25%, and (c) with respect to the Commitment Fees, 0.06%, and (ii) for any day on and after the Restructuring Date, the percentage rate set forth in the table below opposite the applicable Leverage Ratio as determined in accordance with such table based on the Leverage Ratio reflected in the Compliance Certificate delivered as a Restructuring CP (based on the Borrower's reasonable good faith determination of the Leverage Ratio) or in the most recent Compliance Certificate delivered to the Agent pursuant to Section 5.01, as applicable:

Leverage Ratio	Applicable Rate for LIBO Rate Loan	Applicable Rate for ABR Loan	Commitment Fee
>4.0:1.0	2%	1%	0.35%
>3.0:1.0 but <4.0:1.0	1.75%	0.75%	0.3%
< 3.0:1.0	1.5%	0.5%	0.25%

For purposes of clause (ii) above, the Applicable Rate shall automatically be adjusted after the Restructuring Date as determined in accordance with the foregoing table based on the Leverage Ratio reflected in the most recent Compliance Certificate delivered to the Agent pursuant to Section 5.01, with adjustments, if any, to the Applicable Rate being effective one Business Day after the Agent has received the applicable Compliance Certificate; provided that, if the Borrower fails to deliver a Compliance Certificate to the Agent within one Business Day after the time required pursuant to Section 5.01, then the Applicable Rate shall be the highest Applicable Rate set forth in the foregoing table commencing on such Business Day until one Business Day after such Compliance Certificate is so delivered. If the Leverage Ratio reflected in the Compliance Certificate delivered as a Restructuring CP (based on the Borrower's reasonable good faith determination of the Leverage Ratio) is different than the Leverage Ratio reflected in the Compliance Certificate subsequently delivered to the Agent pursuant to Section 5.01 for that same fiscal period, the Applicable Rate for the period commencing on the Restructuring Date shall be adjusted accordingly based on the Leverage Ratio reflected in the subsequent Compliance Certificate, with such adjustment being applied with retroactive effect for such period.
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Agent, in the form of Exhibit B or any other form approved by the Agent.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Board of Directors” means (a) with respect to a corporation, the board of directors of the corporation, (b) with respect to a partnership, the board of directors of the general partner of the partnership and (c) with respect to any other Person, the board, managers or committee of such Person serving a similar function.
“Borrower” has the meaning assigned to such term in the preamble to this Agreement.
“Borrowing” means any Loans of the same Class and Type made, converted or continued on the same date and, in the case of LIBO Rate Loans, as to which a single Interest Period is in effect.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 and substantially in the form attached hereto as Exhibit E, or such other form as shall be approved by the Agent.
“Business Day” means a day of the year other than (a) Saturdays, (b) Sundays or (c) any day on which banks are required or authorized by law to close in either or both of New York or Paris, France; provided that, when used in connection with a LIBO Rate Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Change in Control” means Total S.A. shall fail to directly or indirectly beneficially own or control at least 50.1% of the voting power represented by the issued and outstanding Equity Interests of the Borrower.
“Change in Control Amendment” means a Change in Control Amendment implementing the adoption of a Substitute Basis.

“Change in Control Amendment Date” has the meaning assigned to such term in Section 2.20(b).
“Change in Law” means (a) the adoption of any treaty, international agreement, law, rule, or regulation after the date of this Agreement, (b) any change in any treaty, international agreement, law, rule, or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by the Agent or any Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by the corporation controlling such Lender, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority (provided that compliance with such request, guideline or directive is in accord with the general practice of Persons to whom such request, guideline or directive is intended to apply) made or issued after the date of this Agreement; provided, however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case referred to in clause (i) or (ii) be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Class,” when used in reference to any Loan or Borrowing hereunder, refers to whether such Loan is, or the Loans comprising such Borrowing are, a Revolving Loan or an Other Revolving Loan.
“Closing Date” means the date on which the conditions specified in Section 4.02 are satisfied (or waived in accordance with Section 9.02).
“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit D.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any references to any Code section shall include references to the Treasury Regulations promulgated thereunder.
“Collateral” means, collectively, all of the assets and property in which Liens are granted or purported to be granted pursuant to the Collateral Documents as security for the Obligations.
“Collateral Documents” means the Security Agreement, the Control Agreement and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to the Agent, on behalf of the Lenders, a Lien on the Collateral.

“Commitment Fee” has the meaning assigned to such term in Section 2.10(a).
“Commitment Schedule” means the Schedule attached hereto as Schedule 1 and identified as such.
“Communications” has the meaning assigned to such term in Section 9.01.
“Compliance Certificate” means a certificate of a Financial Officer of the Borrower substantially in the form of Exhibit C.
“Consolidated Liquidity” means in respect of the Borrower as of any date of determination, on a consolidated basis, the aggregate amount of the Borrower's unrestricted cash and cash equivalents, short-term investments, and the unused Revolving Credit Commitments (which shall be deemed to be $0 for purposes of determining compliance with this covenant if the Borrower is not in compliance with Section 5.02 or if any Unpaid Debentures Amount is outstanding as of such date) as of such date.
“Control Agreement” means an agreement, reasonably satisfactory in form and substance to the Security Agent and executed by the Security Agent, the financial institution at which the Deposit Account is maintained, and each Loan Party pursuant to which such financial institution confirms and acknowledges the security interest of the Security Agent (or its appointed agent) in such account, and agrees that the financial institution will comply with instructions originated by the Security Agent (or its appointed agent) as to disposition of funds in such account, in accordance with the terms of such agreement.
“Defaulting Lender” means any Lender that (a) defaults in its obligation to extend credit within two Business Days of the date such credit is required to be extended by it hereunder, (b) has notified the Agent or the Borrower in writing that it does not intend to satisfy any such obligations or has made a public statement with respect to any such obligations hereunder or generally with respect to all agreements in which it commits to extend credit or (c) has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, custodian, administrator, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a direct or indirect parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, custodian, administrator, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Deposit Account” means a demand, time, savings, passbook or similar account maintained by and in the name of each of the Loan Parties in the United States of America with Bank of America, N.A. or another banking institution selected by the Borrower and reasonably acceptable to the Security Agent.
“Dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means any Subsidiary of the Borrower that is incorporated or organized under the laws of the United States of America, any state thereof or in the District of Columbia, including any Person acquired directly or indirectly by the Borrower which becomes a Domestic Subsidiary.
“EBITDA” means, for any period, the total of the following calculated for the Borrower and its Subsidiaries (other than Project Finance Subsidiaries with obligations in respect of Project Indebtedness, excluding gains or losses attributable to noncontrolling interests) on a consolidated basis and without duplication, with each component thereof determined in accordance with GAAP consistently applied by the Borrower for such period (except as otherwise required by GAAP): (a) consolidated net income attributable to stockholders; plus (b) any deduction for (or less any gain from) income or franchise taxes included in determining such consolidated net income; plus (c) interest expense deducted in determining such consolidated net income; plus (d) amortization and depreciation expense deducted in determining such consolidated net income; plus (e) any non-recurring charges and any non-cash charges resulting from application of GAAP insofar as GAAP requires a charge against earnings for the impairment of goodwill and other acquisition related charges to the extent deducted in determining such consolidated net income and not added back pursuant to another clause of this definition; plus (f) any non-cash expenses that arose in connection with the grant of equity or equity-based awards to officers, directors, employees and consultants of the Borrower and such Subsidiaries and were deducted in determining such consolidated net income; plus (g) non-cash restructuring charges; plus (h) non-cash charges related to negative mark-to-market valuation adjustments as may be required by GAAP from time to time; plus (i) non-cash charges arising from changes in GAAP occurring after the date hereof; less (j)(x) non-cash adjustments related to positive mark-to-market valuation adjustments as may be required by GAAP from time to time and (y) any non-recurring or extraordinary gains; less (k) other quarterly cash and non-cash adjustments that are deemed by the Controller and Chief Financial Officer of the Borrower not to be part of the normal course of business and not necessary to reflect the regular, ongoing operations of the Borrower and such Subsidiaries; plus (l) the aggregate cash proceeds received by Borrower and its Subsidiaries in connection with Sale and Lease Back Transactions permitted under Section 5.08 minus the aggregate cost value of building the projects sold pursuant to such Sale and Lease Back Transactions. As used in this definition, “non-cash charge” shall mean that portion of any charge in respect of which no cash is paid during the applicable period (whether or not cash is paid with respect to such charge in a subsequent period).
“Eligible Assets” means assets of the type described in Section 2.1 of the Security Agreement.
“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, or (c) an Approved Fund; provided that neither the Borrower nor any Affiliate thereof shall qualify as an Eligible Assignee.
“Equity Interests” means shares of capital stock, general or limited partnership interests, membership interests in a limited liability company, beneficial interests in a trust, or other equity ownership interests in a Person, and any warrants, options, or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“ERISA” means the Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with the Borrower within the meaning of Section 4001 of ERISA, or that, together with the Borrower, is treated as a single employer under Section 414(b), or (c), (m) or (o) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) a failure by any Plan to meet the minimum funding standards within the meaning of Section 412 of the Code or Section 302 of ERISA, in each case, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice of an intent to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is insolvent or in reorganization, within the meaning of Title IV of ERISA, (h) a determination that any Plan or Multiemployer Plan is, or is expected to be, in at-risk status (within the meaning of Title IV of ERISA), or (i) the filing of a notice of intent to terminate or the termination of any Plan under Section 4041(c) of ERISA.

“Event of Default” has the meaning assigned to such term in Article VII.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Excluded Taxes” means, with respect to the Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise Taxes imposed on (or measured by) its net income by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which such recipient is located, (c) in the case of a Lender, any U.S. Federal withholding Taxes attributable to such Lender's failure to comply with Section 2.15(f), (d) except in the case of an assignee pursuant to a request by the Borrower under Section 2.17(b), any U.S. Federal withholding Tax that is imposed on amounts payable to such recipient at the time such recipient becomes a party to this Agreement (or designates a new lending office), except to the extent that such recipient (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 2.15(a) and (e) any U.S. Federal withholding Taxes imposed by FATCA.
“Exiting Lender” means a Lender who declines to participate in making Revolving Loans available on a Substitute Basis.
“Existing Credit Agreement” means the Revolving Credit Agreement dated as of September 27, 2011, as amended from time to time prior to the Closing Date, by and among the Borrower, the financial institutions parties thereto from time to time as lenders, and Crédit Agricole Corporate and Investment Bank, as administrative agent.
“fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm's‑length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Borrower acting reasonably and in good faith.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any regulations or official interpretations thereof.
“Federal Funds Effective Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Borrower.
“Fee Letters” means (i) that certain Upfront Fee Letter dated May 29, 2013 by and among the Borrower and the Agent and (ii) the Agent Engagement Letter.
“Fees” means the Commitment Fees and the Agent Fees.
“Financial Indebtedness” of the Borrower and any of its Subsidiaries shall mean, without duplication, all Indebtedness of such Person other than (i) all obligations to pay the deferred purchase price of property or services, (ii) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (iii) Indebtedness in connection with the factoring of the accounts receivable of the Borrower or any Subsidiary in respect of rebates from U.S. Governmental Authorities pursuant to the Tech Credit Agreement in the ordinary course of business, (iv) intercompany liabilities (but including liabilities to a non-Subsidiary Affiliate) maturing within 365 days of the incurrence thereof, (v) Project Indebtedness, and (vi) all guaranty obligations with respect to the types of Indebtedness listed in clauses (i) through (v) above.
“Financial Officer” means the chief financial officer, treasurer or controller of the Borrower.
“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is perfected and has priority over any other Lien on such Collateral (other than Permitted Collateral Encumbrances, which by operation of law or contract would have priority over the Liens securing the Obligations).
“Foreign Lender” means a Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“Foreign Subsidiary” means any Subsidiary of the Borrower that is not a Domestic Subsidiary.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, (a) except as otherwise expressly provided in this Agreement, as in effect as of the Closing Date, (b) with respect to all financial statements and reports required to be delivered under the Loan Documents, as in effect from time to time, and (c) solely with respect to computations of the financial covenant contained in Section 5.02, subject to the proviso in Section 1.05.

“Governmental Authority” means any supra-national body, the government of the United States of America, any other nation or any political subdivision of any thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Historical Financial Statements” has the meaning assigned to such term in Section 3.04.
“Incremental Lender” means (i) each Lender with an Incremental Revolving Credit Commitment or an outstanding Incremental Revolving Loan and (ii) each Lender with an Other Revolving Credit Commitment or an outstanding Other Revolving Loan.
“Incremental Revolving Credit Amount” means, at any time, the excess, if any, of (a) $50,000,000 over (b) the aggregate amount of all Incremental Revolving Credit Commitments and Other Revolving Credit Commitments established prior to such time pursuant to Section 2.19.
“Incremental Revolving Credit Assumption Agreement” means an Incremental Revolving Credit Assumption Agreement in form and substance reasonably satisfactory to the Agent, among the Borrower, the Agent and one or more Incremental Lenders.
“Incremental Revolving Credit Borrowing” means a Borrowing comprised of Incremental Revolving Loans.
“Incremental Revolving Credit Commitment” means the commitment of any Lender, established pursuant to Section 2.19, to make Incremental Revolving Loans to the Borrower.
“Incremental Revolving Credit Exposure” means, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Incremental Revolving Loans of such Lender.
“Incremental Revolving Loans” means Revolving Loans made by one or more Lenders to the Borrower pursuant to Section 2.01(b).
“Indebtedness” shall mean and include the aggregate amount of, without duplication (i) all obligations for borrowed money, (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations to pay the deferred purchase price of property or services (other than accounts payable and accrued expenses incurred in the ordinary course of business determined in accordance with GAAP), (iv) all obligations with respect to capital leases, (v) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) all non-contingent reimbursement and other payment obligations in respect of letters of credit and similar surety instruments (including construction performance bonds), and (vii) all guaranty obligations with respect to the types of Indebtedness listed in clauses (i) through (vi) above.
“Indemnified Taxes” means Taxes other than Excluded Taxes.
“Information” has the meaning set forth in Section 9.11.
“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.
“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December and the Revolving Credit Maturity Date (or, in the case of any Other Revolving Loan, the final maturity date thereof as specified in the applicable Incremental Revolving Credit Assumption Agreement) and (b) with respect to any LIBO Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBO Rate Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period (or if such day is not a Business Day, the next succeeding Business Day).
“Interest Period” means with respect to any LIBO Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, to the extent agreed to by each relevant Lender, nine or twelve months) thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form.
“Lenders” means the Persons listed on the Commitment Schedule and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“Leverage Ratio” means, as of the last day of any fiscal quarter of the Borrower, the ratio of Financial Indebtedness as of such day (less the Unpaid Debentures

Amount, if any, as of such day) to EBITDA for the period of four consecutive fiscal quarters ending on such day.
“LIBO Rate” means, with respect to any Interest Period, the rate which is quoted for that Interest Period on the relevant page on Bloomberg L.P.'s (the “Service”) Page BBAM1/(Official BBA USD Dollar Libor Fixings) (or on any successor or substitute page of such Service, or any successor to or substitute for such Service) at or about 11.00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period as being the interest rate offered in the London Interbank Market for deposits in the relevant currency for the same period as the relevant Interest Period (or, if the periods are not the same, such rate determined by the Agent by reference to the rates offered for the next longest period to the Interest Period, if any); provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum reasonably determined by the Agent to be the average of the rates per annum at which deposits in the relevant currency are offered for such relevant Interest Period by the Reference Banks at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period. If the LIBO Rate (as determined pursuant to the foregoing provisions of this definition) for any Interest Period is below zero, then the LIBO Rate for such Interest Period shall be deemed to be zero.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, collateral assignment, encumbrance, deposit arrangement, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Loan Documents” means this Agreement, the Parent Guaranty, the Subsidiary Guaranty, the Collateral Documents, each Fee Letter, and any promissory notes issued pursuant to this Agreement. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto.
“Loan Party” means the Borrower and each of its Subsidiaries that is a party to a Loan Document, and “Loan Parties” shall mean all such Persons, collectively.
“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.
“Margin Stock” has the meaning assigned to such term in Regulation U.
“Material Adverse Effect” means a material adverse effect on (a) the business, financial condition, operations or properties of the Borrower and its Subsidiaries, taken as a whole, (b) the validity or enforceability of any of the Loan

Documents, or (c) the ability of any Loan Party to perform its obligations under the Loan Documents.
“Material Domestic Subsidiary” means a Material Subsidiary that is also a Domestic Subsidiary.
“Material Indebtedness” means Indebtedness (other than the Revolving Loans) for borrowed money (including notes, bonds and other similar instruments) and reimbursement obligations in respect of drawn letters of credit of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount outstanding exceeding $50,000,000.
"Material Subsidiary" means (a) SunPower Corporation, Systems, (b) SunPower North America, LLC and (c) any other Subsidiary now existing or hereafter acquired or formed by the Borrower which, on a consolidated basis for such Subsidiary and its Subsidiaries, (i) for the most recently completed fiscal year accounted for 10.0% or more of the consolidated revenues of the Borrower and its Subsidiaries or (ii) as at the end of such fiscal year, was the owner of assets with a book value equal to or greater than 10.0% of the book value of the consolidated assets of the Borrower and its Subsidiaries.
“Multiemployer Plan” means a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA then, or at any time during the previous five years maintained for, or contributed to (or for which there was an obligation to contribute) on behalf of, employees of the Borrower or any ERISA Affiliate.
“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(c).
“Non-Project Finance Subsidiary” means any Subsidiary other than a Project Finance Subsidiary.
“obligations” means, for purposes of the definition of the term “Indebtedness”, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
“Obligations” means all obligations, liabilities, and Indebtedness of every nature of each Loan Party from time to time owing to the Agent or any Lender, under or in connection with this Agreement or any other Loan Document, in each case whether primary, secondary, direct, indirect, contingent, fixed or otherwise, including interest accruing at the rate provided in the applicable Loan Document on or after the commencement of any bankruptcy or insolvency proceeding, whether or not allowed or allowable.
“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Borrower.

“Other Revolving Credit Commitment” means the commitment of any Lender, established pursuant to Section 2.19, to make Other Revolving Loans to the Borrower.
“Other Revolving Loans” has the meaning assigned to such term in Section 2.19(a).
“Other Taxes” means any and all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.
“Parent Guarantor” means Total S.A., a société anonyme organized under the laws of the Republic of France.
“Parent Guaranty” means the guaranty executed by the Parent Guarantor in favor of the Agent and substantially in the form attached hereto as Exhibit I.
“Participant” has the meaning assigned to such term in Section 9.04(c).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Permitted Collateral Encumbrances” means:
(a)Liens imposed by law for taxes that are not yet due or are being contested in good faith;
(b)carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in good faith;

(c)judgment liens in respect of judgments that do not constitute an Event of Default;

(d)Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights;

(e)Liens that arise by operation of law for amounts not yet due;

(f)the Lien existing on the Closing Date in favor of Norsun AS granted by the Borrower in October 2012, covering up to $20,000,000 of the Borrower's accounts receivables; and

(g)existing and future Liens in favor of the Borrower's bonding company covering materials, contracts, receivables, and other assets which are related to,

or arise out of, contracts which are bonded by that bonding company in the ordinary course of the Borrower's business as conducted from time to time.

“Permitted Encumbrances” means:
(a)Liens imposed by law for taxes that are not yet due or are being contested in good faith;
(b)carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in good faith;

(c)pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance, and other social security laws or regulations;

(d)deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof), including those incurred pursuant to any law primarily concerning the environment, preservation or reclamation of natural resources, the management, release or threatened release of any hazardous material or to health and safety matters, in each case in the ordinary course of business as conducted from time to time;

(e)judgment liens in respect of judgments that do not constitute an Event of Default;

(f)easements, zoning restrictions, rights-of-way, and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

(g)Liens on property or assets of the Borrower or any Subsidiary existing on the Closing Date granted pursuant to agreements existing on the Closing Date and listed on Schedule 2; provided that such Liens shall not attach to the Collateral at any time on or after the Restructuring Date and shall secure only those obligations that they secure on the Closing Date and any obligations arising under such agreements after the Closing Date (and permitted extensions, renewals, and refinancings thereof to the extent that the amount of such obligations secured by such Liens is not increased, except in accordance with the then current terms of such agreements);
(h)purchase money security interests in equipment or other property or improvements thereto hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary (including the interests of vendors and lessors under conditional sale and title retention agreements and similar arrangements for the sale of goods entered into by the Borrower or any Subsidiary in the ordinary course of business as conducted from time to time);

(i)Liens arising out of Capital Lease Obligations, so long as such Liens attach only to the property being leased in such transaction and any accessions thereto or proceeds thereof and related property; provided that such Liens shall not attach to the Collateral at any time on or after the Restructuring Date;

(j)any interest or title of a lessor under any leases or subleases entered into by the Borrower or any Subsidiary in the ordinary course of business as conducted from time to time;

(k)Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance or incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Subsidiary in the ordinary course of business;

(l)Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights;

(m)licenses of intellectual property granted in the ordinary course of business;

(n)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(o)Liens solely on any cash earnest money deposits made by the Borrower or any Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder;

(p)the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(q)Liens arising from precautionary UCC financing statements regarding operating leases;

(r)Liens on Equity Interests in Joint Ventures held by the Borrower or a Subsidiary securing obligations of such Joint Venture or the Borrower's or such Subsidiary's obligations as a partner or member in such Joint Venture;

(s)Liens on securities that are the subject of fully collateralized repurchase agreements with a term of not more than 30 days for direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America, Japan or the European Union (or by any agency of any thereof to the extent such obligations are backed by the full faith and credit of such jurisdiction), in each case maturing within one year from the date of acquisition thereof, and entered into with any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(t)Liens in favor of customers or suppliers of any Foreign Subsidiary on equipment, supplies and inventory purchased with the proceeds of advances made by such customers or suppliers under or securing obligations in connection with supply agreements;

(u)Liens that arise by operation of law for amounts not yet due;

(v)existing and future Liens related to or arising from the sale, transfer, or other disposition of rights to solar power rebates in the ordinary course of business as conducted from time to time;

(w)existing and future Liens in favor of the Borrower's bonding company covering materials, contracts, receivables, and other assets which are related to, or arise out of, contracts which are bonded by that bonding company in the ordinary course of the Borrower's business as conducted from time to time;

(x)Liens on Equity Interests in and assets of Project Finance Subsidiaries of the Borrower or Subsidiaries of the Borrower to secure Project Indebtedness; provided that such Liens shall not attach to the Collateral at any time on or after the Restructuring Date;

(y)customary Liens on securities accounts of the Borrower in favor of the securities broker with whom such accounts are maintained, provided that (i) such Liens arise in the ordinary course of business of the Borrower, as applicable, and such broker pursuant to such broker's standard form of brokerage agreement; (ii) such securities accounts are not subject to restrictions against access by the Borrower; (iii) such Liens secure only the payment of standard fees for brokerage services charged by, but not financing made available by, such broker and such Liens do not secure Indebtedness for borrowed money; and (iv) such Liens are not intended by the Borrower to provide collateral to such broker;

(z)cash collateral securing reimbursement obligations with respect to letters of credit issued to secure liabilities of the Borrower or any Subsidiary incurred in the ordinary course of business; provided that such Liens shall not attach to the Collateral at any time on or after the Restructuring Date; and

(aa)Liens on the property or assets of any Foreign Subsidiary other than accounts receivable and inventory; and

(bb)    other Liens so long as the outstanding principal amount of the obligations secured by such Liens does not exceed (in the aggregate) $10,000,000 at any one time and on and after the Restructuring Date such Liens do not attach to any of the Collateral.

“Person” means an individual, partnership, corporation, association, limited liability company, unincorporated organization, trust or Joint Venture, or a governmental agency or political subdivision thereof.
“Plan” means any “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA then, or at any time during the past five years, sponsored, maintained or contributed to (or to which there is or was an obligation to contribute) on behalf of employees of the Borrower or any ERISA Affiliate.
“Platform” has the meaning assigned to such term in Section 9.01.
“Prime Rate” means the rate of interest per annum determined from time to time by the Agent as its prime rate in effect at its principal office in New York City and notified to the Borrower.
“Project Finance Subsidiary” means a limited purpose Subsidiary established in connection with the construction of a solar project, or the sale of solar equipment and/or energy; provided that no Subsidiary shall be deemed to be a Project Finance Subsidiary if it is a Loan Party.
“Project Indebtedness” means Indebtedness of any Project Finance Subsidiary, including inverted leases and back leverage relating to residential leases, securitizations, Sale and Lease Back Transactions and other similar financing structures, as to which the holders of such Indebtedness have recourse only to such Project Finance Subsidiary and any other Project Finance Subsidiaries, including such Project Finance Subsidiaries' assets, but without recourse to any Loan Party or any of their respective Subsidiaries which are not Project Finance Subsidiaries, including any of their assets other than the Equity Interests in Project Finance Subsidiaries.
“Reference Banks” means Deutsche Bank AG, The Bank of Tokyo - Mitsubishi UFJ, Ltd., and JPMorgan Chase Bank, N.A. or such other leading banks as may be appointed by the Agent and approved by the Borrower.
“Register” has the meaning assigned to such term in Section 9.04.
“Regulation D” means Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof, and any successor provision thereto.

“Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof, and any successor provision thereto.
“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof, and any successor provision thereto.
“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof, and any successor provision thereto.
“Related Parties” means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, trustees, employees, agents and advisors of such Person and such Person's Affiliates.
“Required Class Lenders” means at any time, in respect of any Class, Lenders that have Loans outstanding and unused Revolving Credit Commitments of such Class representing more than 50% of the sum of all Loans outstanding and unused Revolving Credit Commitments of such Class; provided that the Loans and unused Revolving Credit Commitments of any Defaulting Lender shall be disregarded in the determination of the Required Class Lenders at any time.
“Required Lenders” means at any time, Lenders that have Revolving Loans and unused Revolving Credit Commitments representing more than 50% of the sum of all Revolving Loans outstanding and unused Revolving Credit Commitments; provided that the Revolving Loans and unused Revolving Credit Commitments of any Defaulting Lender shall be disregarded in the determination of the Required Lenders at any time.
“Required Payment” has the meaning assigned thereto in Section 9.02(c).
“Requirement of Law” means, as to any Person, the Certificate of Incorporation and By‑Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Restructuring CPs” has the meaning assigned thereto in the definition of Restructuring Date.
“Restructuring Date” means the later of (i) January 31, 2014 and (ii) the Business Day on which each of the conditions specified below (collectively, the “Restructuring CPs”) are satisfied (or, other than clause (a) below, waived in accordance with Section 9.02):

(a)Parent Guaranty. The Parent Guaranty shall have been cancelled and returned to the Parent.

(b)Security Agreement. The Agent shall have received the Security Agreement signed on behalf of the Borrower, each Material Domestic Subsidiary as of the Restructuring Date, any other Domestic Subsidiary which owns Eligible Assets with an aggregate value of more than $10,000,000 as of the Restructuring Date, and the Security Agent.

(c)Subsidiary Guaranty. The Agent shall have received the Subsidiary Guaranty signed on behalf of each Material Domestic Subsidiary and any other Domestic Subsidiary which owns Eligible Assets with an aggregate value of more than $10,000,000 as of the Restructuring Date.

(d)Closing Certificates; Certified Constitutive Documents; Good Standing Certificates. The Agent shall have received (i) a certificate of each Loan Party, dated the Restructuring Date and executed by its Secretary or Assistant Secretary or an Officer, which shall (A) certify the resolutions of its Board of Directors (or similar governing body) authorizing the execution, delivery and performance of the Loan Documents by such Loan Party, (B) identify by name and title and bear the signatures of the Financial Officers and any other officers of such Loan Party authorized to sign the Loan Documents, and (C) contain appropriate attachments, including the certificate or articles of incorporation (or similar constitutive document) of such Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by‑laws (or similar constitutive document), or certify that such documents have not been amended since the Closing Date and remain in full force and effect and (ii) a good standing certificate for each Loan Party dated the Restructuring Date or a recent date prior to the Restructuring Date satisfactory to the Agent from such Loan Party's jurisdiction of organization.

(e)Solvency Assurances. The Agent shall have received, on behalf of itself and the Lenders, an executed Solvency Certificate signed by the chief financial officer of the Borrower dated the Restructuring Date certifying that, after giving effect to the consummation of the transactions contemplated by the Loan Documents on the Restructuring Date, the Borrower will be Solvent as of the Restructuring Date.

(f)Compliance Certificate. The Agent shall have received, on behalf of itself and the Lenders, an executed Compliance Certificate signed by the chief financial officer of the Borrower dated the Restructuring Date, demonstrating that the Borrower has Consolidated Liquidity of at least $100 million and that the Leverage Ratio did not exceed 4.5 to 1.0 in each case as of the last day of the then most recently ended fiscal quarter of the Borrower (based on the Borrower's reasonable good faith determination of its Consolidated Liquidity and Leverage Ratio as of such day), provided that, if the 2014 Debentures have not been repaid in full as of the last day of such fiscal quarter, the minimum Consolidated Liquidity amount set forth above will be increased by the Unpaid 2014 Debentures Amount as of the last day of such fiscal quarter.

(g)Legal Opinion. The Agent shall have received, on behalf of itself and the other Secured Parties on the Restructuring Date, one or more favorable written opinions of counsel for the Loan Parties in the form and substance satisfactory to the Agent.

(h)No Defaults. At the time of and immediately after the Restructuring Date, no (i) Event of Default, or (ii) event or condition that would constitute an Event of Default but for the requirement that notice be given or time elapse or both, has occurred and is continuing.

(i)Repayment of Outstanding Amounts. The Borrower shall have repaid in full all outstanding Loans and all accrued interest thereon as of the Restructuring Date.

(j)Security Interests. The Security Agent shall have received evidence reasonably satisfactory to it that each Loan Party shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (ii) and (iii) below) that may be necessary, or in the reasonable opinion of the Security Agent, desirable in order to create in favor of the Security Agent, for the benefit of the Secured Parties, a valid and (upon such filing and recording) perfected First Priority security interest in the United States in all of the Collateral in accordance with the terms of the Collateral Documents. Such actions shall include the following:

(i)
Lien Searches and UCC Termination Statements. Delivery to the Security Agent of (A) the results of a recent search of all effective UCC financing statements and all judgment and tax Lien filings which may have been made with respect to all of the Collateral, together with copies of all such filings disclosed by such search and (B) duly completed UCC termination statements, and authorization of the filing thereof from the applicable secured party, as may be necessary to terminate any effective UCC financing statements disclosed in such search (other than any such financing statements in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement;

(ii)
UCC Financing Statements. Delivery to the Security Agent of duly completed UCC financing statements with respect to all of the Collateral, for filing in all jurisdictions as may be necessary or, in the reasonable opinion of the Security Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents; and

(iii)	Control Agreements. Delivery to the Security Agent of Control Agreements in order to perfect the Liens in respect of the Deposit Accounts created pursuant to the Security Agreement.

(k)USA PATRIOT Act. The Agent shall have received, at least five Business Days prior to the Restructuring Date, all documentation and other information reasonably requested by it that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(l)Project Indebtedness. The Agent shall have received Schedule 4, which shall list all of the Project Indebtedness as of the Restructuring Date and describe in reasonable detail the financing facilities and other arrangements establishing such Project Indebtedness.

“Revised Terms” has the meaning set forth in Section 9.15.
“Revolving Credit Borrowing” means a Borrowing comprised of Revolving Loans.
“Revolving Credit Commitment” means, with respect to each Lender, (a) the commitment of such Lender to make Revolving Loans hereunder as set forth in the Commitment Schedule or in the most recent Assignment and Assumption executed by such Lender, as applicable, as the same may be (i) reduced from time to time pursuant to Section 2.06 and (ii) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 and (b) any Incremental Revolving Credit Commitment of such Lender.
“Revolving Credit Exposure” means, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender.
“Revolving Credit Maturity Date” means the earliest of (i) the date which is three years from the date of this Agreement, (ii) December 31, 2014, if the Borrower (a) has not (i) repaid the 2015 Debentures, (ii) exchanged the 2015 Debentures, or (iii) repurchased the 2015 Debentures with the proceeds of new senior convertible debentures, in each case on standard market terms, by September 30, 2014, and (b) is not in compliance with the minimum consolidated liquidity covenant set out in Section 5.12 as of the last day of the fiscal quarter of the Borrower ending on or about September 30, 2014, and (iii) January 31, 2014, if the Restructuring CPs have not been satisfied (or waived in accordance with Section 9.02) by such date and the Parent Guaranty has not been extended to remain in effect until the Restructuring Date.
“Revolving Loans” means the revolving loans made by the Lenders to the Borrower pursuant to clause (a) of Section 2.01. Unless the context shall otherwise require, the term “Revolving Loans” shall include Incremental Revolving Loans.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions.
“Sale and Lease Back Transaction” has the meaning set forth in Section 5.08.
“Secured Parties” has the meaning assigned thereto in the Security Agreement.
“Securities Act” means the Securities Act of 1933, as amended.
“Security Agent” has the meaning assigned to such term in the recitals to this Agreement.
“Security Agreement” means the Security Agreement to be executed and delivered by the Borrower and each of the other Loan Parties on the Restructuring Date, substantially in the form of Exhibit K.
“Solvency Certificate” means a Solvency Certificate substantially in the form of Exhibit J.
“Solvent”, with respect to any Person, means that as of the date of determination (a) the then fair saleable value of the property of such Person is (1) greater than the total amount of liabilities (including contingent liabilities) of such Person and (2) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and due considering all financing alternatives and potential asset sales reasonably available to such Person, (b) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction, and (c) such Person does not intend to incur, or believe that it will incur, debts beyond its ability to pay such debts as they become due. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“subsidiary” with respect to any Person, means:
(i)any corporation of which the outstanding Equity Interests having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly by such Person; or

(ii)any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Subsidiary” means, unless the context otherwise requires, a Subsidiary of the Borrower.

“Subsidiary Guarantor” means any Domestic Subsidiary that has executed and delivered a counterpart of the Subsidiary Guaranty on or after the Restructuring Date.
“Subsidiary Guaranty” means the subsidiary guaranty executed by each Subsidiary Guarantor on or after the Restructuring Date substantially in the form attached hereto as Exhibit H.
“Substitute Basis” has the meaning set forth in Section 2.20.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, similar charges or withholdings imposed by any Governmental Authority.
“Tech Credit Agreement” means that certain First Amended and Restated Purchase Agreement, dated November 1, 2010, between SunPower North America LLC and Technology Credit Corporation, as amended on January 25, 2011 and April 18, 2011.
“Total Revolving Credit Commitment” means, at any time, the aggregate amount of Revolving Credit Commitments, as in effect at such time. The initial Total Revolving Credit Commitment as of the Closing Date is $250,000,000.
“Transactions” means, collectively, the execution, delivery and performance by the Borrower of the Loan Documents (including the granting of Liens to the Security Agent for the benefit of the Secured Parties pursuant to the Collateral Documents on and after the Restructuring Date), the making of the Borrowings hereunder, and the use of proceeds thereof in accordance with the terms hereof.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.
“Unpaid 2014 Debentures Amount” means, (a) as of December 31, 2013 or as of March 31, 2014, as applicable, the aggregate amount of 2014 Debentures then outstanding, and (b) as of any other date of determination, $0.
“Unpaid 2015 Debentures Amount” means, (a) as of September 30, 2014 or as of December 31, 2014, as applicable, the aggregate amount of 2015 Debentures then outstanding, and (b) as of any other date of determination, $0.
“Unpaid Debentures Amount” means, as of any date of determination, an amount equal to the sum of the Unpaid 2014 Debentures Amount and the Unpaid 2015 Debentures Amount as of such date.
“Unpaid Debentures Applicable Date” means (a) with respect to the Unpaid 2014 Debentures Amount, December 31, 2013 and March 31, 2014, and (b) with respect to the Unpaid 2015 Debentures Amount, September 30, 2014 and December 31, 2014.
“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended from time to time.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means the Borrower or the Agent.
SECTION 1.02.    Classification of Revolving Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “LIBO Rate Loan”). Borrowings may also be classified and referred to by Type (e.g., a “LIBO Rate Borrowing”).

SECTION 1.03.    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Subsidiaries. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
SECTION 1.04.    Effectuation of Transactions. Each of the representations and warranties of the Borrower contained in this Agreement (and all corresponding definitions) are made after giving effect to the Transactions, unless the context otherwise requires.
SECTION 1.05.    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP or, if not defined in GAAP (as determined by the Borrower in good faith) as determined by the Borrower in good faith, as in effect from time to time; provided that, to the extent set forth in clause (c) of the definition of “GAAP”, if the Borrower notifies the Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies the Borrower that the Required Lenders request an amendment to any provision thereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. The Borrower hereby agrees that any election pursuant to FASB Statement No. 159 (The Fair Value Option for Financial Assets and Financial Liabilities) shall be disregarded for purposes of Section 5.02 and Section 5.12.

ARTICLE II

The Credits

SECTION 2.01.    Commitments. (a) Subject to the terms and conditions set forth herein, each Lender agrees, severally and not jointly, to make Revolving Loans to the Borrower, at any time and from time to time after the Closing Date, and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Credit Commitment. Within the limits set forth in the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans.

(b)    Each Lender having an Incremental Revolving Credit Commitment hereby agrees, severally and not jointly, on the terms and subject to the conditions set forth herein and in the applicable Incremental Revolving Credit Assumption Agreement, to make Incremental Revolving Loans to the Borrower, in an aggregate principal amount at any time outstanding that will not result in such Lender's Incremental Revolving Credit Exposure exceeding such Lender's Incremental Revolving Credit Commitment. Within the limits set forth in the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Incremental Revolving Loans.

SECTION 2.02.    Revolving Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans of the same Type made by the Lenders ratably in accordance with their applicable Revolving Credit Commitments. The failure of any Lender to make any Revolving Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Revolving Credit Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Revolving Loans as required. The Revolving Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) in an integral multiple of $1,000,000 and not less than $1,000,000 or (ii) equal to the remaining available balance of the applicable Revolving Credit Commitments.

(b)    Subject to Section 2.12, each Borrowing shall be comprised entirely of ABR Loans or LIBO Rate Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any LIBO Rate Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement, and (ii) in exercising such option, such Lender shall use reasonable efforts to minimize any increase in the Adjusted LIBO Rate or increased costs to the Borrower resulting therefrom (which obligation of such Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it otherwise determines would be disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.13 shall apply).

(c)    At the commencement of each Interest Period for any LIBO Rate Borrowing, such Borrowing shall comprise an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $1,000,000. Each ABR Borrowing when made shall be in a minimum principal amount of $1,000,000; provided that an ABR Borrowing may be maintained in a lesser amount equal to the difference between the aggregate principal amount of all other Borrowings and the total amount of Loans at such time outstanding. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten different Interest Periods in effect for LIBO Rate Borrowings at any time outstanding.

(d)    Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date.

SECTION 2.03.    Requests for Borrowing. (a) In order to request a Revolving Credit Borrowing, the Borrower shall notify the Agent of such request either in writing by delivery of a Borrowing Request (by hand, electronic mail, or facsimile) signed by the Borrower or by telephone (to be confirmed promptly by hand delivery, electronic mail, or facsimile of written notice) not later than 11:00 a.m., New York City time, (A) in the case of a LIBO Rate Borrowing, three (3) Business Days before a proposed Revolving Credit Borrowing (or such later time on such Business Day as shall be acceptable to the Agent) and (B) in the case of an ABR Borrowing, one (1) Business Day before a proposed Revolving Credit Borrowing (or such later time as shall be acceptable to the Agent and each Lender). Each such telephonic and written Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.01:

(i)the aggregate amount of the requested Revolving Credit Borrowing;

(ii)the date of the Revolving Credit Borrowing, which shall be a Business Day;

(iii)whether the Revolving Credit Borrowing then being requested is to be an Incremental Revolving Credit Borrowing, and whether such Revolving Credit Borrowing is to be an ABR Borrowing or a LIBO Rate Borrowing;

(iv)in the case of a LIBO Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)the location and number of the Borrower's account to which funds are to be disbursed;

provided, however, that notwithstanding any contrary specification in any Borrowing Request, each requested Revolving Credit Borrowing shall comply with the requirements set forth in Section 2.02 and Section 2.04.

(b)    If no election as to the Type of Revolving Credit Borrowing is specified, then the requested Revolving Credit Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any LIBO Rate Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of the Borrowing Request in accordance with this Section 2.03 (but in any event on the same day such Borrowing Request is received by the Agent), the Agent shall advise each Lender of the details thereof and of the amount of such Lender's Revolving Loan to be made as part of the requested Revolving Credit Borrowing.

SECTION 2.04.    Funding of Borrowings. (a) Each Lender shall make each Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 (noon), New York City time, to the account of the Agent most recently designated by it for such purpose by notice to the Lenders.

(b)    Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's share of such Borrowing, the Agent may assume that such Lender has made such share available on the date of such Borrowing in accordance with Section 2.04(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the Borrowing available to the Agent, then the applicable Lender and the Borrower severally agree to pay to the Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate reasonably determined by the Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Agent, then such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Credit Commitments or to prejudice any rights which the Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

SECTION 2.05.    Type; Interest Elections. (a) Revolving Loans shall initially be of the Type specified in the applicable Borrowing Request and, in the case of a LIBO Rate Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert all or any portion of any Revolving Credit Borrowing (subject to the minimum amounts for Revolving Credit Borrowings of the applicable Type specified in Section 2.02(c)) to a different Type or to continue such Revolving Credit Borrowing and, in the case of a LIBO Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.05. The Borrower may elect different options with respect to different portions of the affected Revolving Credit Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Revolving Loans comprising such Revolving Credit Borrowing, and the Revolving Loans comprising each such portion shall be considered a separate Revolving Credit Borrowing.

(b)    To make an election pursuant to this Section 2.05, the Borrower shall notify the Agent of such election by telephone (i) in the case of an election to convert to or continue as a LIBO Rate Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of the proposed conversion or continuation or (ii) in the case of an election to convert to or continue as an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of the proposed conversion or continuation. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, electronic mail, or facsimile to the Agent of a written Interest Election Request in a form approved by the Agent and signed by the Borrower.

(c)    Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a LIBO Rate Borrowing; and

(iv)    if the resulting Borrowing is a LIBO Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a LIBO Rate Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

(d)    Promptly following receipt of an Interest Election Request, the Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a LIBO Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default of the type set forth in clause (a) or (b) of Article VII (without giving effect to any grace period set forth therein) has occurred and is continuing and the Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a LIBO Rate Borrowing and (ii) unless repaid, each LIBO Rate Borrowing shall be converted to an ABR Borrowing at the end of the then current Interest Period applicable thereto.

SECTION 2.06.    Termination and Reduction of Commitments. (a) The Revolving Credit Commitments shall automatically terminate on the Revolving Credit Maturity Date and as set forth in Section 2.20.

(b)    Upon at least three Business Days' prior irrevocable written or fax notice (or telephonic notice promptly confirmed by written notice) to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Revolving Credit Commitments; provided, however, that (i) each partial reduction of the Revolving Credit Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $1,000,000, (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Credit Exposure at the time, and (iii) the Borrower may condition a notice of termination of all of the Revolving Credit Commitments upon the effectiveness of a replacement financing and (iv) the Borrower may condition a notice of termination of the Revolving Credit Commitments (or, if applicable, the Revolving Credit Commitments of the Exiting Lenders) upon the consummation of a Change in Control.

(c)    Each reduction in the Revolving Credit Commitments hereunder, other than a reduction resulting from the termination of Exiting Lenders' Revolving Credit Commitments in connection with a Change in Control Amendment, shall be made ratably among the Lenders in accordance with their respective Revolving Credit Commitments. The Borrower shall pay to the Agent for the account of the applicable Lenders, on the date of termination of the Revolving Credit Commitments (or the Exiting Lenders' Revolving Credit Commitments, as the case may be), all accrued and unpaid Commitment Fees relating to the same but excluding the date of such termination.

SECTION 2.07.    Repayment of Revolving Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to each Lender, through the Agent, the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Credit Maturity Date.

(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)    The Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Lenders and each Lender's share thereof.

(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)    Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in substantially the form of Exhibit F hereto. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein and its registered assigns.

SECTION 2.08.    Optional Prepayment of Revolving Loans. (a) Upon prior notice in accordance with paragraph (b) of this Section, the Borrower shall have the right at any time and from time to time to prepay any Revolving Credit Borrowing in whole or in part without premium or penalty (but subject to Section 2.14); provided that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000.

(b)    The Borrower shall notify the Agent by telephone (confirmed by facsimile) of any prepayment hereunder (i) in the case of prepayment of a LIBO Rate

Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the day of prepayment. Each such notice shall be irrevocable (except in the case of a repayment in full of all of the Obligations, which may be conditioned upon the effectiveness of a new financing) and shall specify the prepayment date and the principal amount of each Revolving Credit Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Revolving Credit Borrowing, the Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Credit Borrowing shall be in an amount that would be permitted in the case of a Revolving Credit Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Credit Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Revolving Credit Borrowing; provided that any prepayments made to Exiting Lenders in connection with a termination of their Revolving Credit Commitments shall be applied ratably to the applicable Revolving Loans of such Exiting Lenders. Prepayments shall be accompanied by accrued interest as required by Section 2.11 and any prepayment of LIBO Rate Loans shall be subject to the provisions of Section 2.14; provided, however, that in the case of a prepayment of an ABR Revolving Loan that is not made in connection with a termination of the Revolving Credit Commitments, the accrued and unpaid interest on the principal amount prepaid shall be payable on the next scheduled Interest Payment Date with respect to such ABR Revolving Loan.

SECTION 2.09.    Mandatory Prepayment of Revolving Loans; Application of Proceeds of Collateral and Payments after Event of Default. (a) In the event of any termination of all the Revolving Credit Commitments, the Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Credit Borrowings, together with accrued interest thereon, accrued Fees and all other amounts payable to the Lenders hereunder.

(b)    If as a result of any partial reduction of the Revolving Credit Commitments (including any such reduction pursuant to Section 2.20) the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment after giving effect thereto, then the Borrower shall, on the date of such reduction, repay or prepay Revolving Credit Borrowings in an amount sufficient to eliminate such excess.

(c)    Upon the occurrence and during the continuation of an Event of Default, if requested by Required Lenders, or upon acceleration of the Obligations pursuant to ARTICLE VII, (x) all payments received by the Agents, whether from the Borrower, the Parent Guarantor or any other Loan Party and (y) all proceeds received by the Agents in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any of the Collateral Documents may, in the discretion of the Agents, be held by the Agents as Collateral for, and/or (then or at any time thereafter) applied in full or in part by the Agents, in each case in the following order of priority:

i.    to the payment of all costs and expenses of such sale, collection or other realization, all other expenses, liabilities and advances made or incurred by the Agents in connection therewith, and all amounts for which the Agents are entitled to compensation (including the fees described in Section 2.10), reimbursement and indemnification under any Loan Document and all advances made by the Agents thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by the Agents in connection with the Loan Documents, all in accordance with Section 9.03 and the other terms of this Agreement and the Loan Documents;

ii.    thereafter, to the payment of all other Obligations (with accrued interest being paid in full prior to application of amounts to pay principal); and

iii.    thereafter, to the payment to or upon the order of the Borrower or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

SECTION 2.10.    Fees. (a) The Borrower agrees to pay to each Lender (other than a Defaulting Lender), through the Agent, on the last Business Day of March, June, September and December in each year and on each date on which any Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a “Commitment Fee”) equal to the Applicable Rate per annum in effect from time to time on the daily unused amount of the Revolving Credit Commitments of such Lender during the preceding quarter (or other period commencing with the Closing Date or ending with the Revolving Credit Maturity Date or the date on which the Revolving Credit Commitments of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue on the date on which the Revolving Credit Commitments of such Lender shall expire or be terminated as provided herein.

(b)    The Borrower agrees to pay to the Agent, for its own account, the agency fees set forth in the Fee Letters, as amended, restated, supplemented or otherwise modified from time to time, or such agency fees as may otherwise be separately agreed upon by the Borrower and the Agent payable in the amounts and at the times specified therein or as so otherwise agreed upon (the “Agent Fees”).

(c)    All Fees shall be paid on the dates due, in immediately available funds, to the Agent for distribution, if and as appropriate, among the Lenders.

SECTION 2.11.    Interest. (a) The Revolving Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)    The Revolving Loans comprising each LIBO Rate Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)    Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default referred to in paragraphs (a), (b), (g), and (h) of Article VII, at the written request of the Required Lenders, any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder shall bear interest, payable on demand, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.0% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.0% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section. Payment or acceptance of the increased rates of interest provided for in this Section 2.11(c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Agent or any Lender.

(d)    Accrued interest on each Loan shall be payable to the applicable Lenders, through the Agent, in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any LIBO Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Agent, and such determination shall be conclusive absent manifest error.

(f)    In the event that any financial statement or Compliance Certificate delivered pursuant to Section 5.01 is shown to be inaccurate (regardless of whether this Agreement or the Revolving Credit Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Rate for any period (an “Applicable Period”) than the Applicable Rate applied for such Applicable Period, then (i) the Borrower shall immediately deliver to the Agent a correct Compliance Certificate for such Applicable Period, (ii) the Applicable Rate shall be determined as if the highest level of pricing provided in the definition of Applicable Rate were applicable for such Applicable Period, and (iii) the Borrower shall immediately pay the Agent for the benefit of the Lenders the accrued additional interest owing as a result of such increased Applicable Rate for such Applicable Period. This Section 2.11(f) shall not limit the rights of the Agent and the Lenders with respect to Section 2.11(c) and Article VII. The Borrower's obligations under this Section 2.11(f) shall survive the termination of the Revolving Credit Commitments and the repayment of all other Obligations hereunder.

SECTION 2.12.    Alternate Rate of Interest. If prior to the commencement of any Interest Period for a LIBO Rate Borrowing:

(a)    the Agent determines (which determination shall be conclusive absent manifest error) that dollar deposits in the principal amount of the Loans comprising such Borrowing are not generally available in the London interbank market;

(b)    the Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(c)    the Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Agent shall promptly give notice thereof to the Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a LIBO Rate Borrowing pursuant to Section 2.03 or 2.05 shall be deemed to be a request for an ABR Borrowing. In the event that the Agent shall give such a notice, the Borrower and the Agent (in consultation with the Lenders) shall promptly enter into negotiations in good faith with a view to agreeing on an alternative basis acceptable to the Borrower and the Lenders for the interest rate which shall be applicable to future LIBO Rate Borrowings.

SECTION 2.13.    Increased Costs. (a) If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

(ii)    impose on any Lender or the London interbank market any other condition affecting this Agreement or LIBO Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBO Rate Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), in each case by an amount the Lender reasonably determines to be material, then, following delivery of the certificate contemplated by paragraph (c) of this Section, within fifteen (15) days after demand the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered (except for (i) any Taxes, which shall be dealt with exclusively pursuant to Section 2.15, (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its lending office for the Revolving Loans or any political subdivision thereof, (iii) any increased cost in respect of which a Lender is entitled to compensation under any other provision of this Agreement, (iv) any payment to the extent that it is attributable to the requirement of any Governmental Authority which regulates a Lender or its holding company which is imposed by reason of the quality of such Lender's assets or those of its holding company and not generally imposed on all entities of the same kind regulated by the same authority, or (v) any increased cost arising by reason of a Lender voluntarily breaching any lending limit or other similar restriction imposed by any provision of any relevant law or regulation after the introduction thereof).

(b)    If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (excluding, for purposes of this Section, any such increased costs resulting from any change to the extent that it is attributable to the requirement of any Governmental Authority which regulates a Lender or its holding company which is imposed by reason of the quality of such Lender's assets or those of its holding company and not generally imposed on all entities of the same kind regulated by the same authority) other than due to Taxes, which shall be dealt with exclusively pursuant to Section 2.15 (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time following delivery of the certificate contemplated by paragraph (c) of this Section the Borrower will within fifteen (15) days after demand pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

(c)    A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) of this Section and setting forth in reasonable detail the manner in which such amount or amounts was determined shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)    Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.14.    Break Funding Payments. In the event of (a) the payment of any principal of any LIBO Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBO Rate Loan or the conversion of the Interest Period with respect to any LIBO Rate Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any LIBO Rate Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any LIBO Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a LIBO Rate Loan, such loss, cost or expense to any Lender shall not include loss of profit or margin and shall be deemed to be the amount reasonably determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section and the basis therefor and setting forth in reasonable detail the manner in which such amount or amounts was determined shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

SECTION 2.15.    Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all such required deductions (including such deductions applicable to additional sums payable under this Section), the Agent or Lender (as applicable) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount so deducted to the relevant Governmental Authority in accordance with applicable law. If at any time the Borrower is required by applicable law to make any deduction or withholding from any sum payable hereunder, the Borrower shall promptly notify the relevant Lender and the Agent upon becoming aware of the same. In addition, each Lender or the Agent shall promptly notify the Borrower upon becoming aware of any circumstances as a result of which the Borrower is or would be required to make any deduction or withholding from any sum payable hereunder.

(b)    In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)    The Borrower shall indemnify the Agent and each Lender, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Agent or such Lender on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes (or related penalties, interest, or additions to tax) were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or by the Agent on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

(d)    Each Lender shall severally indemnify the Agent, within ten (10) days after written demand therefor, for the full amount of any Excluded Taxes paid by the Agent on behalf of such Lender on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to a Lender by the Agent shall be conclusive absent manifest error.

(e)    As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(f)    (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments under any Loan Document shall deliver to the Borrower (with a copy to the Agent), at the time or times as reasonably requested by the Borrower or the Agent, such properly completed and executed documentation as reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate.

(ii)    Without limiting the generality of the foregoing, any Lender shall, if it is legally eligible to do so, deliver to the Borrower (with a copy to the Agent), on or prior to the date on which such Lender becomes a party hereto, two duly signed, properly completed copies of whichever of the following is applicable:

(A)	in the case of a Lender that is not a Foreign Lender, IRS Form W‑9;

(B)	in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party

(1) with respect to payments of interest under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under any Loan Document, IRS Form W‑8BEN establishing an exemption from U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(C)
in the case of a Foreign Lender for whom payments under any Loan Document constitute income that is effectively connected with such Lender's conduct of a trade or business in the United States, IRS Form W-8ECI;

(D)
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN and (2) a certificate (a “U.S. Tax Certificate”) to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code;

(E)
in the case of a Foreign Lender that is not the beneficial owner of payments made under any Loan Document (including a partnership or a Participant) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D), (F) and (G) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners;

(F)
if a payment made to a Foreign Lender under any Loan Document would be subject to any withholding Taxes as a result of such Foreign Lender's failure to comply with the requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code), at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Foreign Lender has or has not complied with such Foreign Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment; or

(G)
any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax together with such supplementary documentation necessary to enable the Borrower or the Agent to determine the amount of Tax (if any) required by law to be withheld.

(iii)    Thereafter and from time to time, each Foreign Lender shall, if it is legally eligible to do so, (A) promptly submit to the Borrower (with a copy to the Agent) such additional duly completed and signed copies of one or more of the forms or certificates described in Section 2.15(f)(ii)(A), (B), (C), (D) or (E) above (or such successor forms or certificates as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is reasonably satisfactory to the Borrower and the Agent of any available exemption from, or reduction of, United States withholding Taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, or any other Loan Document, in each case, (1) after the occurrence of any event requiring a change in the most recent form, certificate or evidence previously delivered by it to the Borrower and (2) from time to time thereafter if reasonably requested by the Borrower or the Agent, and (B) promptly notify the Borrower and the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(g)    If the Agent or a Lender determines, in its reasonable discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or the Parent Guarantor or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.15 or the Parent Guarantor has paid additional amounts pursuant to the Parent Guaranty, it shall reimburse to the Borrower or the Parent Guarantor, as the case may be, such amount as the Agent or such Lender determines to be the proportion (but not more than 100%) of such refund as will leave the Agent or such Lender (after that reimbursement) in no better or worse position in respect of the worldwide liability for Taxes or Other Taxes of the Agent, or such Lender (including in each case its Affiliates) than it would have been if no such indemnity had been required under this Section. This Section shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower, the Parent Guarantor or any other Person.

SECTION 2.16.    Payments Generally; Allocation of Proceeds; Sharing of Set-offs. (a) Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder and under any other Loan Document (whether of principal, interest or fees, or of amounts payable under Section 2.13, 2.14 or 2.15, or otherwise) prior to 12:00 (noon), New York City time, on the date when due, in immediately available funds, without set‑off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Agent to the applicable account designated to the Borrower by the Agent, except that payments pursuant to Sections 2.13, 2.14, 2.15 and 9.03 shall be made directly to the Persons entitled thereto. The Agent shall distribute any such payments received by it, except as otherwise provided, for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars. Any payment required to be made by the Agent hereunder shall be deemed to have been made by the time required if the Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Agent to make such payment.

(b)    If any Lender shall, by exercising any right of set‑off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans of other Lenders at such time outstanding to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans to any assignee or participant, other than to the Borrower or any subsidiary thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(c)    Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Agent for the account of the Lenders that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

(d)    If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.04(a), 2.16(c) or 9.03(c), then the Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

(e)    Except as otherwise provided herein, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Revolving Loans, each payment of the Commitment Fees, each reduction of the Revolving Credit Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Revolving Credit Commitments (or, if such Revolving Credit Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Revolving Loans).

SECTION 2.17.    Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Revolving Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)    In the event (i) any Lender requests compensation under Section 2.13, or (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or (iii) any Lender becomes a Defaulting Lender or an Exiting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, replace such Lender by requiring such Lender to assign and delegate (and such Lender shall be obligated to assign and delegate), without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Loans, accrued interest thereon, accrued Fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and Fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.18.    Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for such Lender or its applicable lending office to make or maintain any LIBO Rate Loans, then, on notice thereof by such Lender to the Borrower through the Agent, any obligations of such Lender to make or continue LIBO Rate Loans or to convert ABR Borrowings to LIBO Rate Borrowings shall be suspended until such Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist and until such notice is given by such Lender, the Borrower shall only request ABR Borrowings from such Lender. Upon receipt of such notice, the Borrower shall upon demand from such Lender (with a copy to the Agent), either convert all LIBO Rate Borrowings of such Lender to ABR Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBO Rate Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Revolving Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the determination of such Lender, otherwise be disadvantageous to it.

SECTION 2.19.    Increase in Commitments. (a) The Borrower may, by written notice to the Agent from time to time, request Incremental Revolving Credit Commitments and/or Other Revolving Credit Commitments in an aggregate amount not to exceed the Incremental Revolving Credit Amount from one or more Incremental Lenders, which may include any existing Lender (each of which shall be entitled to agree or decline to participate in its sole discretion); provided that (i) each Incremental Lender, if not already a Lender hereunder, shall be subject to the approval of the Agent (which approval shall not be unreasonably withheld) and (ii) in no event shall any Incremental

Revolving Credit Commitments or Other Revolving Credit Commitments become effective if (x) prior to the Restructuring Date, the effectiveness of such commitments would cause the aggregate amount of Revolving Credit Commitments and Other Revolving Credit Commitments to exceed the principal amount of the Loans guaranteed by the Parent Guarantor pursuant to the Parent Guaranty and (y) the Agent has not received customary legal opinions, board resolutions and other customary closing certificates and closing documentation as required by the relevant Incremental Revolving Credit Assumption Agreement and, to the extent required by the Agent, consistent with those required to be delivered in connection with a Borrowing pursuant to Section 4.01 if prior to the Restructuring Date or Section 4.03 if on or after the Restructuring Date, and such additional customary documents and filings as the Agent may reasonably require. Such notice shall set forth (i) the amount of the Incremental Revolving Credit Commitments or Other Revolving Credit Commitments being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $10,000,000 or equal to the remaining Incremental Revolving Credit Amount), (ii) the date on which such Incremental Revolving Credit Commitments or Other Revolving Credit Commitments are requested to become effective (which shall not be less than 10 Business Days nor more than 60 days after the date of such notice, unless otherwise agreed to by the Agent) and (iii) whether the Borrower is requesting Incremental Revolving Credit Commitments or commitments to make revolving loans with terms different from the Revolving Loans (“Other Revolving Loans”). Without limiting the foregoing, as a further condition precedent to the effectiveness of any Incremental Revolving Credit Commitment and/or Other Revolving Credit Commitment, the Borrower shall deliver to the Agent a certificate of the Borrower dated as of the date on which such Incremental Revolving Credit Commitments or Other Revolving Credit Commitments are requested to become effective signed by a Financial Officer certifying that, before and after giving effect to such Incremental Revolving Credit Commitment and/or Other Revolving Credit Commitment, (x) the representations and warranties set forth in Article III hereof (other than (1) prior to the Restructuring Date, Section 3.04, Section 3.16 and Section 3.17, and (2) on or after the Restructuring Date, Section 3.04) and in each other Loan Document are true and correct in all material respects on and as of the date thereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date (provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), and (y) no Event of Default, or event or condition that would constitute an Event of Default but for the requirement that notice be given or time elapse or both, has occurred and is continuing.

(b)    The Borrower may seek Incremental Revolving Credit Commitments and/or Other Revolving Credit Commitments from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) and, subject to the approval of the Agent (which approval shall not be unreasonably withheld), additional banks, financial institutions and other institutional lenders who will become Incremental Lenders in connection therewith. The Borrower and each Incremental Lender shall execute and deliver to the Agent an Incremental Revolving Credit

Assumption Agreement and such other documentation as the Agent shall reasonably specify to evidence the Incremental Revolving Credit Commitment or the Other Revolving Credit Commitments, as applicable, of such Incremental Lender. Each Incremental Revolving Credit Assumption Agreement shall specify the terms of the Incremental Revolving Loans or Other Revolving Loans to be made thereunder; provided that, without the prior written consent of all Lenders, (i) the final maturity of any Other Revolving Loans shall be no earlier than the Revolving Credit Maturity Date and (ii) prior to the Restructuring Date, the aggregate amount of Revolving Credit Commitments and Other Revolving Credit Commitments shall not at any time exceed the principal amount of the Loans guaranteed by the Parent Guarantor pursuant to the Parent Guaranty.

(c)    The Applicable Rate with respect to any Incremental Revolving Loans shall be the same as the Applicable Rate for the existing Revolving Loans and the Applicable Rate with respect to any Other Revolving Loans shall not be greater than the Applicable Rate for the existing Revolving Loans; provided that the Applicable Rate of the existing Revolving Loans may be increased (but may not be decreased) to equal the Applicable Rate for such Incremental Revolving Loans or such Other Revolving Loans to satisfy the requirements of this paragraph (c). The other terms of any Incremental Revolving Loans shall be the same as the terms of the other Revolving Loans. The other terms of any Other Revolving Loans and the Incremental Revolving Credit Assumption Agreement in respect thereof, to the extent not consistent with the terms applicable to the Revolving Loans hereunder, shall otherwise be reasonably satisfactory to the Agent and, to the extent that such Incremental Revolving Credit Assumption Agreement contains any covenants, events of default, representations or warranties or other rights or provisions that place greater restrictions on the Borrower or are more favorable to the Lenders making such Other Revolving Loans, the existing Lenders shall be entitled to the benefit of such rights and provisions so long as such Other Revolving Loans remain outstanding and such additional rights and provisions shall be deemed automatically incorporated by reference into this Agreement, mutatis mutandis, as if fully set forth herein, without any further action required on the part of any Person effective as of the date of such Incremental Revolving Credit Assumption Agreement. The Agent shall promptly notify each Lender as to the effectiveness of each Incremental Revolving Credit Assumption Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Revolving Credit Assumption Agreement, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Revolving Credit Commitments or Other Revolving Credit Commitments evidenced thereby as provided for in Section 9.02. Any such deemed amendment may be memorialized in writing by the Agent with the Borrower's consent (not to be unreasonably withheld) and furnished to the other parties hereto.

SECTION 2.20.    Change in Control. (a) If a Change in Control occurs prior to expiration or termination of the Revolving Credit Commitments, the Borrower shall promptly so notify the Agent, who shall promptly give notice thereof to each of the Lenders (with a copy to the Borrower). Upon the Agent giving such notice, (i) the Revolving Credit Commitments shall be suspended until the effectiveness of a Change in

Control Amendment, if any, in accordance with this Section 2.20, and (ii) the Agent (in consultation with the Lenders) and the Borrower may enter into negotiations in good faith with a view to agreeing on a revised basis for making Loans available to the Borrower hereunder consistent with terms and conditions and market practice for similarly situated borrowers (a “Substitute Basis”).

(b)    If, before the expiration of thirty (30) days from the date of such notice from the Agent (the “Review Period”), the Borrower and the Required Lenders shall agree on a Substitute Basis, then the Agent shall promptly so notify the Lenders. Each Lender must then notify the Agent within five days whether such Lender will participate in future Loans made under a Substitute Basis or be an Exiting Lender, and agrees that it will be deemed to be an Exiting Lender if it does not provide such notice to the Agent on a timely basis. Within the later of (i) five days of receipt by the Agent of such notifications from all of the Lenders and (ii) the expiration of the Review Period (the “Change in Control Amendment Date”), the Borrower, the Agent and each non-Exiting Lender shall enter into a Change in Control Amendment and such other documentation as the Agent shall reasonably specify to evidence the Substitute Basis and revised terms and conditions, in each case in form and substance satisfactory to the Borrower, the Agent and each Lender party thereto. If the Borrower and the Required Lenders do not agree on a Substitute Basis before the end of the Review Period, then (i) the Agent shall so notify the Lenders, (ii) the Borrower shall prepay all principal, interest, Fees and other amounts relating to the Loans within five days of the end of the Review Period, and (iii) all of the Revolving Credit Commitments shall automatically be terminated on such date.

(c)    Each Lender shall be entitled to agree or decline to participate in its sole discretion in future Loans made under a Substitute Basis. On the Change in Control Amendment Date and as a condition to the effectiveness of any Change in Control Amendment, each Exiting Lender shall (i) have its Revolving Credit Commitment terminated or be replaced as a Lender pursuant to and in accordance with Section 2.17(b) and (ii) receive payment in full of all amounts then outstanding in respect of principal, interest, Fees and other amounts relating to its Loans, whether pursuant to Section 2.17(b) or otherwise. Upon the effectiveness of any Change in Control Amendment (i) this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Change in Control Amendment, evidenced thereby as provided for in Section 9.02, and (ii) each Exiting Lender shall no longer be a party to this Agreement.

(d)    Nothing in this Section 2.20 shall limit or otherwise modify (i) the obligation of the Borrower to satisfy all of its Obligations on the Revolving Credit Maturity Date or (ii) the rights and remedies of the Agent and the Lenders under Article VII.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Agent and each of the Lenders that:

SECTION 3.01.    Organization; Powers. Each Loan Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to own its property and assets and to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required. All of the Subsidiaries of the Borrower and their jurisdictions of organization, in each case, as of the Closing Date, are identified in Schedule 3. Schedule 3 correctly illustrates the corporate organizational structure of the Borrower and each Subsidiary as of the Closing Date, sets forth the ownership interest of the Borrower and each Subsidiary in each Subsidiary as of the Closing Date, and indicates whether each Subsidiary is a Project Finance Subsidiary, a Non-Project Finance Subsidiary, and/or a Material Subsidiary as of the Closing Date.

SECTION 3.02.    Authorization; Enforceability. The Transactions are within each Loan Party's organizational powers and have been duly authorized by all necessary organizational action of each Loan Party. Each Loan Document has been duly executed and delivered by each Loan Party party thereto and is a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and to general principles of equity.

SECTION 3.03.    Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, except to the extent that any such failure to obtain such consent or approval or to take any such action, would not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any Requirement of Law applicable to any Loan Party, (c) will not violate or result in a default under any other material indenture, agreement or other instrument binding upon any Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party.

SECTION 3.04.    Financial Condition. The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, shareholders' equity and cash flows as of and for the fiscal year ended December 30, 2012, reported on by Ernst & Young LLP, independent public accountants (collectively, the “Historical Financial Statements”). Such Historical Financial Statements present fairly, in all material respects, the financial position and results of operations and cash flows of Borrower and its consolidated Subsidiaries as of such date and for such period in accordance with GAAP.

SECTION 3.05.    Properties. Each Loan Party has good and insurable fee simple title to, or valid leasehold interests in, or easements or other limited property interests in, all its real properties and has good and marketable title to its personal property and assets, in each case, except where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.06.    Litigation. Except as disclosed in the Borrower's filings with the SEC from time to time, there are no actions, suits, proceedings or investigations by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting any Loan Party as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 3.07.    Compliance with Laws and Agreements; Licenses and Permits. Each Loan Party is in compliance with all Requirements of Law applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08.    Investment Company Status. The Borrower is not an “investment company” as defined in, and is not required to be registered under, the Investment Company Act of 1940.

SECTION 3.09.    Taxes. The Borrower has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which it has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10.    ERISA. No ERISA Event has occurred and is continuing or is reasonably expected to occur that either on its own or, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, the present value of all accumulated benefit obligations under all Plans (based on the assumptions used for purposes of Financial Accounting Standards Board Accounting Standards Codification Topic 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plans, in the aggregate.

SECTION 3.11.    Material Agreements. The Borrower is not is in default in any material respect in the performance, observance or fulfillment of any of its obligations contained in any material agreement to which it is a party, except where such default would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.12.    Federal Reserve Regulations. (a) The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b)    No part of the proceeds of any Revolving Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of Regulation T, U or X.

SECTION 3.13.    USA PATRIOT Act and Other Regulations. To the extent applicable, each Loan Party is in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the USA PATRIOT Act.

SECTION 3.14.    Joint Ventures. Except as disclosed in the Borrower's filings with the SEC from time to time, as of the Closing Date the Borrower owns no Equity Interest in any Joint Venture.

SECTION 3.15.    Disclosure. No exhibit, report or other writing furnished by or on behalf of any Loan Party to the Agent or any Lender in connection with the negotiation of this Agreement or pursuant to the terms of the Loan Documents (as modified or supplemented by other information so furnished) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading as of the date it was dated (or if not dated, so delivered); provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time and the Agent and the Lenders recognize and acknowledge that such projected financial information is not to be viewed as facts and that actual results during the period or periods covered by such projections may differ from the projected results and such differences may be material.

SECTION 3.16.    Solvency. The Borrower is, and (after giving effect to the incurrence of any Obligations by the Borrower on any date on which this representation is made) will be, Solvent.

SECTION 3.17.    Matters Relating to Collateral.

On and after the Restructuring Date:

(a)    Creation, Perfection and Priority of Liens. The execution and delivery of the Collateral Documents by each Loan Party, together with (i) the actions taken to date and (ii) the delivery to the Security Agent of any Collateral not delivered to the Security Agent at the time of execution and delivery of the applicable Collateral Document are effective to create in favor of the Security Agent for the benefit of Lenders, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid Lien on all of the Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect, other than the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of the Security Agent.

(b)    Governmental Authorizations. No authorization approval or other action by, and no notice to or filing with, any Governmental Authority is required for either (i) the grant by each Loan Party of the Liens purported to be created in favor of the Security Agent pursuant to any of the Collateral Documents or (ii) the exercise by the Security Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by the Collateral Documents.

(c)    Absence of Third-Party Filings. Except such as may have been filed in favor of the Security Agent as contemplated by the Collateral Documents, or to evidence Permitted Collateral Encumbrances, to Borrower's knowledge no effective UCC financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

SECTION 3.18.    No Material Adverse Change. Since December 30, 2012, no event, change, development, condition or circumstance has occurred which, individually or in the aggregate (with any other events, changes, developments, conditions or circumstances), has had or could reasonably be expected to have a Material Adverse Effect.

SECTION 3.19.    Project Indebtedness. On the Restructuring Date, Schedule 4 correctly lists all of the Project Indebtedness as of the Restructuring Date and describes the financing facilities and other arrangements establishing such Project Indebtedness (including the outstanding amount in respect thereof as of such date).

ARTICLE IV

Conditions

The obligations of the Lenders to make Revolving Loans hereunder are subject to the satisfaction of the following conditions:

SECTION 4.01.    Borrowings Prior to the Restructuring Date. On the date of each Borrowing prior to the Restructuring Date:

(a)    The Agent shall have received a notice of such Borrowing as required by Section 2.03.

(b)    The representations and warranties set forth in Article III hereof (other than Section 3.04, Section 3.16 and Section 3.17) and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.

(c)    At the time of and immediately after such Borrowing, no (i) Event of Default, or (ii) event or condition that would constitute an Event of Default described in Sections (a), (b), (g), (h) or (i) of Article VII but for the requirement that notice be given or time elapse or both, has occurred and is continuing or would result from such issuance, extension or increase, shall have occurred and be continuing.

(d)    Each such Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

SECTION 4.02.    Closing Date. On the Closing Date:

(a)    Credit Agreement and other Loan Documents. The Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Agent (which may include facsimile transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement, (ii) any promissory notes requested by a Lender pursuant to Section 2.07, (iii) the Parent Guaranty signed on behalf of the Parent Guarantor and (iv) the Fee Letters signed on behalf of the Borrower.

(b)    Legal Opinion. The Agent shall have received, on behalf of itself and the Lenders on the Closing Date, a favorable written opinion of counsel for the Borrower in the form of Exhibit G and a favorable written opinion of in-house counsel to the Parent Guarantor with regard to matters of French law in form and substance reasonably satisfactory to the Agent.

(c)    USA PATRIOT Act. The Agent shall have received, at least five Business Days prior to the Closing Date, all documentation and other information reasonably requested by it that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(d)    Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Agent shall have received (i) a certificate of the Borrower, dated the Closing Date and executed by its Secretary or Assistant Secretary or an Officer, which shall (A) certify the resolutions of its Board of Directors authorizing the execution, delivery and performance of the Loan Documents by the Borrower, (B) identify by name and title and bear the signatures of the Financial Officers and any other officers of the Borrower authorized to sign the Loan Documents, and (C) contain appropriate attachments, including the certificate or articles of incorporation of the Borrower certified by the relevant authority of the jurisdiction of organization of the Borrower and a true and correct copy of its by‑laws, and (ii) a good standing certificate for the Borrower dated the Closing Date or a recent date prior to the Closing Date satisfactory to the Agent from the Borrower's jurisdiction of organization.

(e)    Closing Date Certificate. The Agent shall have received an executed Closing Date Certificate, together with all attachments thereto, signed by the chief financial officer of the Borrower, dated the Closing Date.

(f)    Fees. The Lenders and the Agent shall have received all fees required to be paid on or before the Closing Date.

(g)    Financial Statements. The Agent shall have received the Historical Financial Statements, which may be deemed to have been delivered electronically to the extent the same are included in materials otherwise filed with the SEC.

(h)    Termination of Existing Loan Documents. The Agent shall have received satisfactory evidence that the Existing Credit Agreement and the existing guaranty dated as of December 24, 2012 between Total S.A. and Crédit Agricole Corporate and Investment Bank, as agent, have been terminated and the Borrower has repaid in full all outstanding loans and other amounts due under the Existing Credit Agreement.

(i)    Solvency Assurances. The Agent shall have received, on behalf of itself and the Lenders, an executed Solvency Certificate signed by the chief financial officer of the Borrower dated the Closing Date certifying that, after giving effect to the consummation of the transactions contemplated by the Loan Documents on the Closing Date, the Borrower will be Solvent as of the Closing Date.

SECTION 4.03.    Borrowings On or After the Restructuring Date. On the date of each Borrowing on or after the Restructuring Date:

(a)    The Agent shall have received a notice of such Borrowing as required by Section 2.03.

(b)    The Agent shall have received, on behalf of itself and the Lenders, an executed Solvency Certificate signed by the chief financial officer of the Borrower dated the date of such Borrowing certifying that, after giving effect to such Borrowing, the Borrower will be Solvent as of such date.

(c)    The Agent shall have received, on behalf of itself and the Lenders, an executed Compliance Certificate signed by the chief financial officer of the Borrower dated the date of such Borrowing, demonstrating compliance with Sections 5.02 and 5.12 and confirming that the Leverage Ratio did not exceed 4.5 to 1.0 in each case as of (i) the last day of the most recently ended four-fiscal quarter period for which financial statements and a Compliance Certificate have been delivered, and (ii) if applicable, the last day of the most recently ended four-fiscal quarter period for which financial statements and a Compliance Certificate are not yet required to be delivered under this Agreement (based on the Borrower's reasonable good faith determination of its Consolidated Liquidity and Leverage Ratio as of the last day of such period).

(d)    The representations and warranties set forth in Article III hereof (other than Section 3.04) and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.

(e)    At the time of and immediately after such Borrowing, no (i) Event of Default, or (ii) event or condition that would constitute an Event of Default but for the requirement that notice be given or time elapse or both, has occurred and is continuing or would result from such issuance, extension or increase, shall have occurred and be continuing.

(f)    Each such Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing as to the matters specified in paragraphs (d) and (e) of this Section 4.03.

ARTICLE V

Affirmative Covenants

The Borrower covenants and agrees that, until the Revolving Credit Commitments have expired or been terminated and the Revolving Loans have been repaid in full:

SECTION 5.01.    Financial Statements and Other Information. The Borrower will furnish to the Agent (which will promptly furnish such information to the Lenders):

(a)    within ninety (90) days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of earnings, shareholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing and reasonably acceptable to the Agent (without a “going concern” explanatory note or any similar qualification or exception or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly, in all material respects, the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP;

(b)    within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of earnings, shareholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly, in all material respects, the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

(c)    concurrently with any delivery of financial statements under clause (a) or (b) above, a Compliance Certificate (i) certifying that no Event of Default has occurred and, if an Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth computations in reasonable detail satisfactory to the Agent demonstrating the Leverage Ratio for the applicable period, and (iii) with respect to any delivery of financial statements under clause (a) or (b) above on or after the Restructuring Date, demonstrating compliance with the covenants set forth in Section 5.02 and Section 5.12;

(d)    promptly following the Agent's request therefor, all documentation and other information that the Agent reasonably requests on its behalf or on behalf of any Lender in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;

(e)    written notice of the occurrence of an Event of Default, which notice shall be given within five (5) Business Days after the actual knowledge of an officer of the Borrower of such occurrence, specifying the nature and extent thereof and, if continuing, the action the Borrower is taking or proposes to take in respect thereof; and

(f)    concurrently with any delivery of financial statements under clause (a) above, and from time to time as reasonably requested by the Agent (but no more than once in any fiscal quarter if no Event of Default has occurred and is continuing), the Borrower will deliver to the Agent a true and complete list of all Project Indebtedness as of such date and a description in reasonable detail of the financing facilities and other arrangements establishing such Project Indebtedness (including the outstanding amount in respect thereof as of such date).

Anything required to be delivered pursuant to clauses (a) or (b) above (to the extent any such financial statements or reports are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which the Borrower posts such reports, or provides a link thereto, on the Borrower's website on the Internet, or on the date on which such reports are filed with the SEC and become publicly available.

SECTION 5.02.    Leverage Covenant. At all times on and after the Restructuring Date, if any Revolving Loans are outstanding as of the last day of any fiscal quarter of the Borrower, the Borrower will not permit the Leverage Ratio as of such day to exceed 4.5 to 1.0.

SECTION 5.03.    Existence; Conduct of Business. Each Loan Party will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, authorizations, qualifications and accreditations material to the conduct of its business, in each case if the failure to do so, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; provided, that the foregoing shall not prohibit any merger, consolidation or other transaction.

SECTION 5.04.    Maintenance of Properties. Each Loan Party will (a) at all times maintain and preserve all material property necessary to the normal conduct of its business in good repair, working order and condition, ordinary wear and tear excepted and casualty or condemnation excepted and (b) make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto as necessary in accordance with prudent industry practice in order that the business carried on in connection therewith, if any, may be properly conducted at all times, except, in each case, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05.    Compliance with Laws. Each Loan Party will comply in all material respects with all Requirements of Law applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06.    Use of Proceeds. The proceeds of the Revolving Loans will be used only for the purposes specified in the introductory statement to this Agreement or, in the case of Incremental Revolving Loans, in the applicable Incremental Revolving Credit Assumption Agreement. No part of the proceeds of any Revolving Loan will be used, whether directly or indirectly, for any purpose that would entail a violation of Regulation T, U or X.

SECTION 5.07.    Insurance. Each Loan Party will maintain, with financially sound and reputable insurance companies, insurance (including replacement value casualty insurance on the Collateral) in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations (after giving effect to any self-insurance reasonable and customary for similarly situated companies). The Borrower will furnish to the Agent, upon request, information in reasonable detail as to the insurance so maintained.

SECTION 5.08.    Sale and Lease Back. (a) The Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any operating lease obligations or Capital Lease Obligations, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) that Borrower or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than the Borrower or any of its Subsidiaries) or (ii) that Borrower or any of its Subsidiaries intends to use for substantially the same purpose as any other property that has been or is to be sold or transferred by Borrower or any of its Subsidiaries to any Person (other than the Borrower or any of its Subsidiaries) in connection with any lease (a “Sale and Lease Back Transaction”); provided that Project Finance Subsidiaries may become and remain liable as lessee, guarantor or other surety with respect to any such obligations arising pursuant to Sale and Lease Back Transactions relating to commercial solar systems if and to the extent that (x) the aggregate amount of receivables of the Borrower and its Subsidiaries after the Closing Date in connection with all Sale and Lease Back Transactions does not exceed $50,000,000 at the end of any fiscal quarter of the Borrower, and (y) such transactions are expressly made non-recourse to the Borrower and the Non-Project Finance Subsidiaries.

(b)    Neither Borrower nor any Domestic Subsidiary shall sell, transfer, convey, assign or otherwise dispose of any of its Accounts (as defined in the UCC) which constitute Eligible Assets, other than the sale of Accounts in an aggregate amount not to exceed $50,000,000 at any one time outstanding; provided, that (A) no Event of Default is in existence at the time of such disposition or would result therefrom, (B) after giving effect to such disposition, the aggregate amount of the Accounts constituting Collateral exceeds the aggregate principal amount of outstanding Loans as of such date, and (C) the non-cash consideration received in connection therewith shall not exceed 10% of the total consideration received in connection with such disposition.

SECTION 5.09.    Books and Records. The Borrower will maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower.

SECTION 5.10.    Inspection Rights. The Borrower will permit representatives and independent contractors of the Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, that so long as no Event of Default has occurred and is continuing, the Borrower shall not be required to pay for more than one such visit by the Agent per fiscal year.

SECTION 5.11.    Payment of Taxes, Etc. The Borrower will pay and discharge, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges or levies imposed upon it or upon its property or assets or in respect of any of its income, business or franchises before any penalty accrues thereon and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property or assets or in respect of any of its income, business or franchises before any penalty accrues thereon; provided, however, that Borrower shall not be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

SECTION 5.12.    Minimum Consolidated Liquidity. The Borrower shall have on the last day of each fiscal quarter ending after the Restructuring Date, Consolidated Liquidity of not less than $100,000,000 plus the applicable Unpaid Debentures Amount if either the 2014 Debentures or the 2015 Debentures, as applicable, have not been repaid in full as of the Unpaid Debentures Applicable Date.

SECTION 5.13.    New Loan Parties. In the event that any Domestic Subsidiary owns or acquires any Eligible Assets with an aggregate value of more than $10,000,000 or becomes a Material Domestic Subsidiary on or after the Restructuring Date (any such event, an “Accession Event”), then the Borrower will as soon as practicable (but in any case no later than 10 Business Days after such Accession Event) notify the Agent of that fact and cause such Domestic Subsidiary to execute and deliver to the Agent a counterpart of the Subsidiary Guaranty and the Security Agreement and to take all such further actions and execute such further documents and instruments, including (i) delivery to the Agent of the results of a recent search, of all effective UCC financing statements and all judgment and tax lien filings which may have been made with respect to any property of such Domestic Subsidiary, together with copies of all such filings disclosed by such search and (ii) such other actions, documents, legal opinions and instruments as may be necessary or, in the reasonable opinion of the Agent, desirable in connection with the creation in favor of the Security Agent, for the benefit of the Lenders, of a valid and perfected First Priority Lien on all Eligible Assets of such Domestic Subsidiary.

SECTION 5.14.    Further Assurances. Upon the reasonable request of the Agent at any time from and after the Restructuring Date, but subject to any applicable limitations set forth herein and in the other Loan Documents, the Loan Parties shall promptly execute and deliver or cause to be executed and delivered, at the cost and expense of the Loan Parties, such further instruments as may be necessary in the reasonable judgment of the Agent, to provide the Security Agent for the benefit of the Secured Parties a First Priority Lien in the Collateral and any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the UCC and the rules and regulations thereunder, or any other applicable law, and perform or cause to be performed such other ministerial acts which are reasonably necessary or advisable, from time to time, in order to grant, perfect and maintain in favor of the Security Agent for the benefit of the Secured Parties the security interest in the Collateral contemplated hereunder and under the other Loan Documents.

ARTICLE VI

Limitation on Liens

At all times from and after the Restructuring Date, the Borrower covenants and agrees that, until the Revolving Credit Commitments have expired or been terminated and the Revolving Loans have been repaid in full, neither any Loan Party nor any Foreign Subsidiary shall create or suffer to exist any Lien on (i) any of the Collateral other than Permitted Collateral Encumbrances and Liens arising under the Loan Documents, or (ii) any of its other assets or properties other than Permitted Encumbrances.

ARTICLE VII

Events of Default

If any of the following events (each, an “Event of Default”) shall occur and be continuing:

(a)    the Borrower shall fail to pay any principal of any Revolving Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(b)    the Borrower shall fail to pay any interest, fee or other amount (other than an amount referred to in clause (a) of this Article VII) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c)    any representation or warranty made by any Loan Party (or any of its officers or other representatives) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed to have been made (unless, if the circumstances giving rise to such misrepresentation or breach of warranty are capable of being remedied, such Loan Party remedies such circumstances within thirty (30) days after receipt of notice to such Loan Party from the Agent specifying such inaccuracy);

(d)    any Loan Party or the Parent Guarantor shall fail to perform or observe any term, covenant, or agreement contained herein or in any other Loan Document on its part to be performed or observed (other than a failure to comply with any term or condition contained in Section 5.02, Section 5.12 or Article VI of this Agreement, which are covered in (o) below) if such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to such Person by the Agent or the Required Lenders, except where such default cannot be reasonably cured within 30 days but can be cured within 60 days, such Person has (i) during such 30-day period commenced and is diligently proceeding to cure the same and (ii) such default is cured within 60 days after the earlier of becoming aware of such failure and receipt of notice to such Person from the Agent or the Required Lenders specifying such failure;

(e)    at any time prior to the Restructuring Date, the Parent Guarantor shall fail to pay (i) any indebtedness for borrowed money pursuant to a loan agreement, or (ii) any noncontingent payment obligation pursuant to a letter of credit agreement, in either case individually or in the aggregate, in excess of $200,000,000, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness or obligation, provided, however, that a written waiver of such failure by the Person to whom such indebtedness or obligation is owed shall be a written waiver of the Event of Default resulting pursuant to this clause (e) from such failure; or the maturity of such indebtedness or obligation is accelerated, provided, however, that a written waiver of such failure by the Person to whom such indebtedness or obligation is owed shall be a written waiver of the Event of Default resulting pursuant to this clause (e) from such failure;

(f)    (i) any Loan Party shall fail to make any payment when the same becomes due and payable with respect to any Material Indebtedness, and such failure shall continue beyond the applicable grace period, if any, specified in the agreement or instrument relating to such Material Indebtedness; or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any Material Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Material Indebtedness; or (iii) any Material Indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Material Indebtedness shall be required to be made, in each case prior to the stated maturity thereof;

(g)    the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of any Loan Party, any Material Subsidiary or, prior to the Restructuring Date, the Parent Guarantor in an involuntary case or proceeding under any applicable United States federal, state, or foreign bankruptcy, insolvency, reorganization, or other similar law or (ii) a decree or order adjudging any Loan Party, any Material Subsidiary or, prior to the Restructuring Date, the Parent Guarantor bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of such Loan Party, such Material Subsidiary or, prior to the Restructuring Date, the Parent Guarantor under any applicable United States federal, state, or foreign law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of any Loan Party, any Material Subsidiary or, prior to the Restructuring Date, the Parent Guarantor, or ordering the winding up or liquidation of the affairs of any Loan Party, any Material Subsidiary or, prior to the Restructuring Date, the Parent Guarantor, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of sixty (60) consecutive days;

(h)    the commencement by any Loan Party, any Material Subsidiary or, prior to the Restructuring Date, the Parent Guarantor of a voluntary case or proceeding under any applicable United States federal, state, or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by any Loan Party, any Material Subsidiary or, prior to the Restructuring Date, the Parent Guarantor to the entry of a decree or order for relief in respect of such Loan Party, such Material Subsidiary or, prior to the Restructuring Date, the Parent Guarantor in an involuntary case or proceeding under any applicable United States federal, state, or foreign bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by any Loan Party, any Material Subsidiary or, prior to the Restructuring Date, the Parent Guarantor of a petition or answer or consent seeking reorganization or relief under any applicable United States federal, state, or foreign law, or the consent by any Loan Party, any Material Subsidiary or, prior to the Restructuring Date, the Parent Guarantor to the filing of such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or similar official of any Loan Party, any Material Subsidiary or, prior to the Restructuring Date, the Parent Guarantor or of any substantial part of the property of, or the making by any Loan Party, any Material Subsidiary or, prior to the Restructuring Date, the Parent Guarantor of an assignment for the benefit of creditors, or the admission by any Loan Party, any Material Subsidiary or, prior to the Restructuring Date, the Parent Guarantor in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by any Loan Party, any Material Subsidiary or, prior to the Restructuring Date, the Parent Guarantor in furtherance of any such action;

(i)    failure by the Borrower or any Material Subsidiary to pay final non-appealable judgments, which (i) remain unpaid, undischarged and unstayed for a period of more than sixty (60) days after such judgment becomes final, and (ii) would have a Material Adverse Effect;

(j)    an ERISA Event occurs which results in the imposition or granting of security, or the incurring of a liability that individually and/or in the aggregate has or would have a Material Adverse Effect;

(k)    at any time prior to the Restructuring Date, the Parent Guarantor shall repudiate, or assert the unenforceability of the Parent Guaranty, or the Parent Guaranty shall for any reason not be in full force and effect;

(l)    at any time on or after the Restructuring Date, any Loan Party shall repudiate, or assert the unenforceability of, any Collateral Document or assert the invalidity of any Lien, or any Collateral Document shall for any reason not be in full force and effect;

(m)    at any time after the execution and delivery of any Collateral Document, the Security Agent shall not have or cease to have a valid and perfected First Priority Lien in a material portion of the Collateral purported to be covered by such Collateral Document (subject to any filing which may be necessary to perfect a Lien, which filing is pending), for any reason other than the failure of the Security Agent or any Lender to take any action within its control;

(n)    at any time on and after the Restructuring Date, in connection with any borrowing of Revolving Loans, the Borrower certifies under Section 4.03(c) based on reasonable good faith estimates that it was in compliance with the covenants in Sections 5.02 and 5.12 as of the last day of the then most recently ended four-fiscal quarter period for which financial statements and a Compliance Certificate are not yet required to be delivered to the Agent pursuant to the terms of this Agreement, and a subsequently delivered Compliance Certificate demonstrates that the Borrower was not in compliance with any such covenant as of the relevant date (it being understood and agreed that compliance with such covenants shall be determined for this purpose regardless of whether any Loans were outstanding as of the last day of such four-fiscal quarter period);

(o)    at any time on and after the Restructuring Date, (i) if any Revolving Loans are outstanding as of the last day of any fiscal quarter of the Borrower and the Borrower fails to perform the covenant contained in Section 5.02 and fails to cure such non-performance pursuant to and in accordance with the last two paragraphs of this Article VII (it being understood that an immediate Event of Default shall occur (and be deemed to have occurred as of the last day of the fiscal period being tested) upon the earliest to occur of the Borrower (A) failing to cure such non-performance in a timely manner pursuant to and in accordance with such paragraphs, (B) failing to elect to issue equity securities for cash prior to the last day of the Election Period (as defined in the penultimate paragraph of this Article VII) as required by the penultimate paragraph of this Article VII, or (C) failing to receive such cash within thirty (30) days after such election as required by the penultimate paragraph of this Article VII), or (ii) the Borrower fails to perform the covenant contained in Section 5.12 or the covenant contained in Article VI; or

(p)    at any time on and after the Restructuring Date, if no Revolving Loans are outstanding as of the last day of any fiscal quarter of the Borrower and (i) the Leverage Ratio exceeds 4.5 to 1.0 as of the last day of three consecutive fiscal quarters, or (ii) the Leverage Ratio exceeds 4.5 to 1.0 as of the last day of two consecutive fiscal quarters on more than two occasions;

then, and in every such event (other than an event described in clause (g) or (h) of this Article VII), and at any time thereafter during the continuance of such event, the Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any of the following actions, at the same or different times: (i) terminate the Revolving Credit Commitments and thereupon the Revolving Credit Commitments shall terminate immediately and (ii) declare the Revolving Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Revolving Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that upon the occurrence of an event described in clause (g) or (h) of this Article VII, the Revolving Credit Commitments shall automatically terminate and the principal of the Revolving Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, without further action of the Agent or any Lender. Upon the occurrence and the continuance of an Event of Default, the Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

In the event of any Event of Default specified in clause (f) of the preceding paragraph of this Article, such Event of Default and all consequences thereof (excluding any resulting payment default) shall be annulled, waived and rescinded automatically and without any action by the Agent or the Lenders if, within ten (10) days after such Event of Default arose, (i) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, (ii) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (iii) the default that is the basis for such Event of Default has been cured to the satisfaction of the holders thereof.

Notwithstanding anything to the contrary contained in this Article VII, in the event that the Borrower fails to comply with the requirements of Section 5.02 as at the end of any fiscal quarter of the Borrower, the Borrower may within twenty (20) days subsequent to the date of such breach (the “Election Period”), by written notice delivered to the Agent, elect to issue equity securities for cash, and upon the receipt within thirty (30) days after such election by the Borrower of such cash (the “Cure Amount”), Section 5.02 shall be recalculated giving effect to the following pro forma adjustments:

(i)    EBITDA shall be increased, solely for the purpose of measuring the performance under Section 5.02 with respect to any period of four consecutive fiscal quarters that includes the fiscal quarter in respect of which the Cure Amount was received and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and

(ii)    if, after giving effect to the foregoing recalculation, the Borrower shall then be in compliance with the requirements of Section 5.02, the Borrower shall be deemed to have satisfied the requirements thereof as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default that had occurred shall be deemed cured for the purposes of this Agreement; provided that, on the date of the Borrower's receipt of the Cure Amount, the Borrower shall have delivered to the Agent a certificate of a Financial Officer (A) certifying the Borrower's receipt of the Cure Amount and (B) setting forth a pro forma calculation of EBITDA which demonstrates compliance with Section 5.02 after giving effect to such cure;

The Borrower's right to exercise the foregoing cure shall be limited as follows: (i) such cure may be exercised only one time after the Closing Date, (ii) Indebtedness repaid with the proceeds of any Cure Amount shall not be deemed repaid for purposes of determining compliance with Section 5.02 on the last day of the fiscal quarter in respect of which the Cure Amount was received, and (iii) the Cure Amount shall not increase EBITDA by an amount greater than the minimum amount required to cause the Borrower to be in compliance with Section 5.02 as of the last day of the fiscal quarter in respect of which the Cure Amount was received.

ARTICLE VIII

The Agents

Each of the Lenders hereby irrevocably appoints each of the Agents as its agent and authorizes each of the Agents to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Agents by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

The bank serving as either of the Agents hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent or the Security Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Affiliate thereof as if it were not the Agent or the Security Agent hereunder.

The Agents shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (b) the Agents shall not have any duty to take any discretionary action or exercise any discretionary powers, except, subject to the last paragraph of this Article VIII, discretionary rights and powers expressly contemplated by the Loan Documents that the Agents are required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as the Agent or any of its Affiliates in any capacity. Neither of the Agents shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. Neither of the Agents shall be deemed to have knowledge of any Event of Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and neither of the Agents shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to any of the Agents.

Each of the Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each of the Agents also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each of the Agents may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Each of the Agents may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agents. Each of the Agents and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of any of the Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as either of the Agents.

Subject to the appointment and acceptance of a successor Agent or Security Agent as provided in this paragraph, any of the Agents may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent (not to be unreasonably withheld or delayed) of the Borrower, to appoint a successor, which shall be another Lender; provided that during the existence and continuation of an Event of Default, no consent of the Borrower shall be required. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent or Security Agent gives notice of its resignation, then the retiring Agent or Security Agent may, on behalf of the Lenders, appoint a successor Agent or Security Agent which shall be a commercial bank or an Affiliate of any such commercial bank reasonably acceptable to Borrower. Upon the acceptance of its appointment as Agent or Security Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent or Security Agent, and the retiring Agent or Security Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent or Security Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After either of the Agents' resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent or Security Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent or Security Agent.

Each Lender acknowledges that it has, independently and without reliance upon any of the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any of the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

Each Lender, by virtue of its acceptance of the benefits of the Collateral Documents) hereby further authorizes the Security Agent, on behalf of and for the benefit of the Lenders, to enter into each Collateral Document as secured party and each Lender agrees to be bound by the terms of each Collateral Document; provided that the Security Agent shall not (a) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document or (b) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of the Required Lenders (or, if required pursuant to Section 9.02, all Lenders); provided further, however, that, without further written consent or authorization from the Lenders, the Security Agent may execute any documents or instruments necessary to release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which the Required Lenders have otherwise consented. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Security Agent and each Lender hereby agree that (A) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document, it being understood and agreed that all powers, rights and remedies under the Collateral Documents may be exercised solely by the Security Agent for the benefit of Lenders in accordance with the terms thereof and (B) in the event of a foreclosure by the Security Agent on any of the Collateral pursuant to a public or private sale, the Security Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and the Security Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Security Agent at such sale.

ARTICLE IX

Miscellaneous

SECTION 9.01.    Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(i)    if to the Borrower, to SunPower Corporation at:

77 Rio Robles
San Jose, CA 95134
Attention: Charles Boynton, Chief Financial Officer
Facsimile : 408-240-5417
Email: Charles.Boynton@sunpowercorp.com

with a copy (which shall not constitute notice) to:

77 Rio Robles
San Jose, CA 95134
Attention: General Counsel
Facsimile: 408-240-5400

(ii)    if to the Agent, to Crédit Agricole Corporate and Investment Bank at:

1301 Avenue of the Americas
New York, NY 10019
Attention: Agnes Castillo
Telecopy No.: 917-849-5463 or 917-849-5456

(iii)    if to any other Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire.

(b)    All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (ii) sent by facsimile shall be deemed to have been given when sent and when receipt has been confirmed by telephone, provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient.

(c)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and internet or intranet websites) pursuant to procedures approved by the Agent; provided that the foregoing shall not apply to notices pursuant to Article II or to compliance and no Event of Default certificates delivered pursuant to Section 5.01(e) unless otherwise agreed by the Agent and the applicable Lender. The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e‑mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

(d)    Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(e)    Platform.

(i)    The Borrower agrees that the Agent may with the Borrower's prior written consent as to any particular Communication (as defined below), but shall not be obligated to, make the Communications available to the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii)    The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by the Agent Parties in connection with the Communications or the Platform. In no event shall the Agent or any of its related parties (collectively, the “Agent Parties”) have any liability to the Borrower or any of its Affiliates, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower's or the Agent's transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party or their Affiliates pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform.

SECTION 9.02.    Waivers; Amendments. (a) No failure or delay by the Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, to the extent permitted by law, the making of a Loan shall not be construed as a waiver of any Event of Default, regardless of whether the Agent or any Lender may have had notice or knowledge of such Event of Default at the time.

(b)    Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders, provided that the Borrower and the Agent may enter into (A) an amendment to effect the provisions of Section 2.19(b) upon the effectiveness of any Incremental Revolving Credit Assumption Agreement and (B) a Change in Control Amendment under Section 2.20, or (ii) in the case of any other Loan Document (other than any such amendment to effectuate any modification thereto expressly contemplated by the terms of such other Loan Documents), pursuant to an agreement or agreements in writing entered into by the Agent and the Borrower, with the consent of the Required Lenders; provided that no such agreement shall (A) increase the Revolving Credit Commitment of any Lender without the written consent of such Lender; it being understood that the waiver of any Event of Default or mandatory prepayment shall not constitute an increase of any Revolving Credit Commitment of any Lender, (B) reduce or forgive the principal amount of any Loan or reduce the rate of interest thereon, or reduce or forgive any interest or fees (including any prepayment fees) payable hereunder, without the written consent of each Lender directly affected thereby, (C) postpone any scheduled date of payment of the principal amount of any Loan, or any date for the payment of any interest, Fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Revolving Credit Commitment, without the written consent of each Lender directly affected thereby; provided that only the consent of the Required Lenders shall be necessary to amend the provisions of Section 2.11(c) providing for the default rate of interest, or to waive any obligations of the Borrower to pay interest at such default rate, (D) change Sections 2.08(b), 2.16(b) or 2.16(e) in a manner that would alter the manner in which payments are shared, without the written consent of each Lender, (E) change any of the provisions of this Section 9.02, the definition of “Required Lenders”, the definition of “Required Class Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (F) amend any of the provisions of Section 2.20 or the definition of “Change in Control” without the written consent of each Lender, (G) amend the Parent Guaranty in any material respect adverse to the Lenders or release the Parent Guarantor from any of its obligations under the Parent Guaranty prior to the Restructuring Date without the written consent of each Lender, (H) release all or substantially all of the Collateral without the written consent of each Lender, (I) waive any of the Restructuring CPs (other than the Restructuring CP described in clause (a) in the definition of “Restructuring Date”) without the written consent of each Lender, or (J) waive any conditions precedent set out in Article IV in respect of any Borrowing without the written consent of each Lender; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent hereunder without the prior written consent of the Agent. The Agent may without the consent of any Lender also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04. Notwithstanding the foregoing, with the consent of the Borrower and the Required Lenders, this Agreement (including Sections 2.08(b), 2.16(b) and 2.16(e)) may be amended (x) to allow the Borrower to prepay Revolving Loans on a non-pro rata basis in connection with offers made to all the Lenders pursuant to procedures approved by the Agent and (y) to allow the Borrower to make loan modification offers to all the Lenders that, if accepted, would (A) allow the maturity and scheduled amortization of the Revolving Loans of the accepting Lenders to be extended, (B) increase the Applicable Rates and/or Fees payable with respect to the Revolving Loans and Revolving Credit Commitments of the accepting Lenders and (C) treat the modified Revolving Loans and Revolving Credit Commitments of the accepting Lenders as a new class of Revolving Loans and Revolving Credit Commitments for all purposes under this Agreement.

(c)    If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby”, no Event of Default has occurred and is continuing and the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement by the Borrower, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Agent shall agree, as of such date, to purchase for cash the Revolving Loans due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, (ii) the replacement Lender shall grant its consent with respect to the applicable proposed amendment, waiver or consent and (iii) the Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including, without limitation, payments due to such Non-Consenting Lender under Sections 2.13 and 2.15, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.14 had the Revolving Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender (the “Required Payment”). Each Lender agrees that if the Borrower exercises its option hereunder, it shall promptly execute and deliver all agreements and documentation necessary to effectuate such assignment as set forth in Section 9.04. If any Non-Consenting Lender does not promptly execute and deliver all agreements and documentation necessary to effectuate such assignment as set forth in Section 9.04, then the Agent or the Borrower shall be entitled (but not obligated) to execute and deliver such agreement and documentation relating to such assignment on behalf of such Non-Consenting Lender and any such agreement and/or documentation so executed by the Agent or the Borrower shall be effective for purposes of documenting an assignment pursuant to Section 9.04 upon the Borrower making the Required Payment to such Non-Consenting Lender.

(d)    The Agents and the Loan Parties may amend any Loan Document to correct administrative or manifest errors or omissions, or to effect administrative changes that are not adverse to any Lender; provided, however, that no such amendment shall become effective until the fifth Business Day after it has been posted to the Lenders, and then only if the Required Lenders have not objected in writing thereto within such five Business Day period.

(e)    Anything in this Agreement to the contrary notwithstanding, but without limiting the provisions of Section 9.02(b), no waiver or modification of any provision of this Agreement that has the effect (either immediately or at some later time) of enabling the Borrower to satisfy a condition precedent to the making of a Loan of any Class shall be effective against the Lenders of such Class for purposes of the Revolving Credit Commitments of such Class unless the Required Class Lenders of such Class shall have concurred with such waiver or modification, and no waiver or modification of any provision of this Agreement or any other Loan Document that could reasonably be expected to adversely affect the Lenders of any Class in a manner that does not affect all Classes equally shall be effective against the Lenders of such Class unless the Required Class Lenders of such Class shall have concurred with such waiver or modification.

SECTION 9.03.    Expenses; Indemnity; Damage Waiver. (a) The Borrower agrees to pay on demand all reasonable and documented costs and expenses of the Agent (including the fees and expenses of Linklaters LLP as special counsel to the Lenders to the extent previously agreed) in connection with the preparation, execution, delivery and administration of the Loan Documents.

(b) The Borrower shall indemnify the Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses (including reasonable and documented fees and expenses of counsel), but excluding Taxes which shall be dealt with exclusively pursuant to Section 2.15 above, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any environmental liability related in any way to the Borrower or any of its Subsidiaries or to any property owned or operated by the Borrower or any of its Subsidiaries, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower or any of its Affiliates); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the negligence (if a Change in Control has not occurred), gross negligence (if a Change in Control has occurred) or willful misconduct of such Indemnitee.

(c)    To the extent that the Borrower fails to pay any amount required to be paid by it to the Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against the Agent in its capacity as such.

(d)    To the extent permitted by applicable law, no party to this Agreement shall assert, and each hereby waives, any claim against any other party hereto or any Related Party thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Revolving Loan or the use of the proceeds thereof; provided, however, that the foregoing provisions shall not relieve the Borrower of its indemnification obligations as provided herein to the extent any Indemnitee is found liable for any such damages.

SECTION 9.4.    Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section (any attempted assignment or transfer not complying with the terms of this Section shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more commercial banks, savings banks, financial institutions or other institutional investors all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment or the Revolving Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)    the Borrower, provided that no consent of the Borrower shall be required (1) for an assignment to an Eligible Assignee or (2) if an Event of Default has occurred and is continuing, and provided further that no consent of the Borrower shall be required for an assignment during the primary syndication of the Revolving Loans to Persons identified by the Agent to the Borrower on or prior to the Closing Date and reasonably acceptable to the Borrower; and

(B)    except in the case of an assignment to an Eligible Assignee, the Agent.

(ii)    Assignments shall be subject to the following additional conditions:

(A)    except in the case of an assignment to another Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Revolving Credit Commitment or Revolving Loans, the amount of the Revolving Credit Commitment or the principal amount of Revolving Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent and determined on an aggregate basis in the event of concurrent assignments to Related Funds (as defined below)) shall be in a minimum amount of at least $5,000,000 unless each of the Borrower and the Agent otherwise consent;

(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

(C)    the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption via an electronic settlement system acceptable to the Agent (or, if previously agreed with the Agent, manually); and

(D)    the assignee, if it shall not be a Lender, shall deliver on or prior to the effective date of such assignment, to the Agent (1) an Administrative Questionnaire and (2) if applicable, an appropriate Internal Revenue Service form (such as Form W-8BEN or W-8ECI or any successor form adopted by the relevant United States taxing authority) as required by applicable law supporting such assignee's position that no withholding by any Borrower or the Agent for United States income tax payable by such assignee in respect of amounts received by it hereunder is required.

The term “Related Funds” shall mean with respect to any Lender that is an Approved Fund, any other Approved Fund that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 (subject to the requirements of Section 2.15) and 9.03 with respect to facts and circumstances occurring on or prior to the effective date of such assignment). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)    The Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitment of, or principal amount of, and any interest on, the Revolving Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire and tax certifications required by Section 9.04(b)(ii)(D)(2) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(a), 2.16(c) or 9.03(c), the Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 9.04.

(vi)    By executing and delivering an Assignment and Assumption, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:  (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Revolving Credit Commitment, and the outstanding balances of its Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Assumption, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible Assignee, legally authorized to enter into such Assignment and Assumption; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.04 or delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (v) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(c)    (i) Any Lender may sell participations to one or more commercial banks, savings banks or other financial institutions or, with the consent of the Borrower (so long as no Event of Default has occurred and is continuing), other entities (a “Participant”) in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment or the Revolving Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (D) no such Participant shall be a “creditor” as defined in Regulation T or a “foreign branch of a broker-dealer” within the meaning of Regulation X, and (E) neither the Borrower nor any of its Affiliates shall be a Participant. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16(c) as though it were a Lender. Each Lender that sells a participation, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a register for the recordation of the names and addresses of each Participant and the principal amounts of, and stated interest on, each participant's interest in the Revolving Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender may treat each Person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(f) as though it were a Lender.

(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or other governmental authority, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)    If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder, the Borrower shall be deemed to have given its consent fifteen (15) Business Days after the date notice thereof (which notice shall specify such fifteen-day notice period described herein) has been delivered by the assigning Lender (through the Agent) unless such consent is expressly refused by the Borrower prior to such fifteenth Business Day.

SECTION 9.05.    Survival. All covenants, agreements, representations and warranties made by the Borrower in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and shall continue in full force and effect as long as the principal of or any accrued interest on any Revolving Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Revolving Credit Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Revolving Loans, the expiration or termination of the Revolving Credit Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06.    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and the Fee Letters and any separate letter agreements with respect to fees payable to the Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.02, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in 'PDF' format by electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07.    Severability. To the extent permitted by law, any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08.    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time after the Restructuring Date, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by it to or for the credit or the account of the Borrower. The applicable Lender shall notify the Borrower and the Agent of such set-off or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09.    Governing Law; Jurisdiction; Consent to Service of Process; waiver of Jury Trial. (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN ANY OTHER LOAN DOCUMENT) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

(b)    Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York state court or federal court of the United States of America sitting in the Borough of Manhattan in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York state court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)    Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York state or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court sitting in the Borough of Manhattan in New York City.

(d)    To the extent permitted by law, each party to this Agreement hereby irrevocably waives personal service of any and all process upon it and agrees that all such service of process may be made by express or overnight mail or courier, postage prepaid, directed to it at its address for notices as provided for in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e)    EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.09(e) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

SECTION 9.10.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.11.    Confidentiality. The Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that

Information may be disclosed (a) to its and its Affiliates' directors, trustees, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory, governmental or administrative authority, (c) to the extent required by law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any pledgee referred to in Section 9.04(d) or (iii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its businesses, or the Transactions other than any such information that is available to the Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.12.    Several Obligations; Nonreliance: Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Revolving Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that (a) it is not relying on or looking to any Margin Stock for the repayment of the Borrowings provided for herein and (b) it is not and will not become a “creditor” as defined in Regulation T or a “foreign branch of a broker-dealer” within the meaning of Regulation X. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any Requirement of Law.

SECTION 9.13.    USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Loan Parties and the Parent Guarantor and, which information includes the name and address of the Loan Parties and the Parent Guarantor and other information that will allow such Lender to identify the Loan Parties and the Parent Guarantor in accordance with the USA Patriot Act.

SECTION 9.14.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Revolving Loan, together with all fees, charges and other amounts which are treated as interest on such Revolving Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Revolving Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Revolving Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Revolving Loan or participation but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Revolving Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.15.    Additional Indebtedness. (a) At any time prior to the expiration or termination of the Revolving Credit Commitments, but only on one occasion after the Closing Date, the Borrower may notify the Agent in writing that the Borrower or any of its Subsidiaries intends to incur Indebtedness for the purpose of expanding its manufacturing capacity, through the acquisition or construction of new manufacturing facilities or otherwise, and request that the Agent (in consultation with the Lenders) and the Borrower enter into negotiations in good faith for a period not to exceed 30 days from the date on which the Agent receives such notice with a view to agreeing on mutually acceptable revisions or adjustments to Section 5.02 and the related definitions hereunder to take into account such additional Indebtedness on a basis consistent with terms and conditions and market practice for similarly situated borrowers (the “Revised Terms”). If, before the expiration of such 30-day period, the Agent and the Borrower shall agree on Revised Terms to be proposed to the Lenders for their consideration, then the Agent shall promptly so notify the Lenders and propose an amendment to this Agreement to reflect such Revised Terms (an “Amendment Request”). If the Agent and the Borrower do not so agree within such timeframe, then the Agent shall no further obligations under this Section 9.15.

(b)    Each Lender shall be entitled to agree or decline to accept any Amendment Request in its sole discretion. If, before the expiration of 15 days after the Lenders receive the Amendment Request, the Required Lenders shall agree to accept the Revised Terms set out in the Amendment Request, then (i) the Agent shall so notify the Borrower and the Lenders, and (ii) the Agent, each applicable Lender and the Borrower shall promptly enter into an amendment to this Agreement and such other documentation as the Agent shall reasonably specify to evidence the Revised Terms, in each case in form and substance satisfactory to the Borrower, the Agent and each Lender party thereto. Upon the effectiveness of any such amendment, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the Revised Terms described in the Amendment Request.

(c)    If the Required Lenders do not agree to accept the Revised Terms before the end of such 15-day period, then the Agent shall so notify the Borrower and the Lenders and neither the Agent nor any Lender shall have any further obligations under this Section 9.15.

(d)    Nothing in this Section 9.15 shall limit or otherwise modify (i) the obligation of the Borrower to satisfy all of its Obligations on the Revolving Credit Maturity Date, (ii) the voting requirements of Section 9.02, or (iii) the rights and remedies of the Agent and the Lenders under Article VII.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SUNPOWER CORPORATION

by
/s/ CHARLES BOYNTON
Name: Charles Boynton
Title: Executive Vice President and
Chief Financial Officer,
SunPower Corporation

Signature Page to Revolving Credit Agreement

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, individually, as Agent and as Security Agent by
/s/ Michael D. Willis
Name: Michael D. Willis
Title: Managing Director

by
/s/ Page Dillehunt
Name: Page Dillehunt
Title: Managing Director

Signature Page to Revolving Credit Agreement

CITICORP NORTH AMERICA, INC., as a Lender

by
/s/ Anita J. Brickell
Name: Anita J. Brickell
Title: Vice President

Signature Page to Revolving Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH as a Lender

by
/s/ Marcus M. Tarkington
Name: Marcus M. Tarkington
Title: Director

by
/s/ Lisa Wong
Name: Lisa Wong
Title: Vice President

Signature Page to Revolving Credit Agreement

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

by
/s/ Thomas Lo
Name: Thomas Lo
Title: Vice President

Thomas Lo
ID# 19387

Signature Page to Revolving Credit Agreement

THE ROYAL BANK OF SCOTLAND PLC, as a Lender

by
/s/ Andrew N. Taylor
Name: Andrew N. Taylor
Title: Vice President

Signature Page to Revolving Credit Agreement

SOVEREIGN BANK, N.A., as a Lender

by
/s/ Deanne Horn
Name: Deanne Horn
Title: SVP

Signature Page to Revolving Credit Agreement

SCHEDULE 1

COMMITMENT SCHEDULE

Lender	Revolving Credit Commitment
Crédit Agricole Corporate and Investment Bank	$67,500,000.00
Citicorp North America, Inc.	$10,000,000.00
Deutsche Bank AG New York Branch	$57,500,000.00
HSBC Bank USA, National Association	$47,500,000.00
Royal Bank of Scotland, plc	$47,500,000.00
Sovereign Bank, N.A.	$20,000,000.00
Total	$250,000,000.00

SCHEDULE 2

EXISTING LIENS

Existing Liens	Amount of Debt and Available Commitments[1] as of the Closing Date	Collateral
1. Continuing Agreement for Standby Letters of Credit and Demand Guarantees, dated September 27, 2011, as amended, by and among SunPower Corporation, Deutsche Bank Trust Company Americas, and Deutsche Bank AG New York Branch; and
	$2.3 million $197.7 million available	Cash (recorded as restricted cash)
2. Security Agreement, dated September 27, 2011, by and among SunPower Corporation, Deutsche Bank Trust Company Americas, and Deutsche Bank AG New York Branch.
3. Mortgage Loan Agreement, dated May 6, 2010, by and among SunPower Philippines Manufacturing Ltd., SPML Land, Inc. and International Finance Corporation, as amended on November 2, 2010.	$70 million $0 available	Land, property, plant, and equipment, and $9.2 million in restricted cash
4. First Amended and Restated Purchase Agreement, dated November 1, 2010, between SunPower North America LLC and Technology Credit Corporation, as amended on January 25, 2011 and April 18, 2011.	$0.6 million	Domestic rebate and incentive receivables

        1Available commitments only included if applicable. If no available commitment is indicated, there is no stated maximum indebtedness under the agreement.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Existing Liens	Amount of Debt and Available Commitments[1] as of the Closing Date	Collateral
5. Loan Agreement, dated December 1, 2010, by and between California Enterprise Development Authority and SunPower Corporation; and	$30 million $0 available	$3 million held in a reserve cash escrow account for principal and interest
6. First Supplement to Loan Agreement, dated June 1, 2011, by and between California Enterprise Development Authority and SunPower Corporation.
7. Value Agreements, between SunPower Corporation and U.S. Bank, dated each of October 5, 2006, March 13, 2007, September 5, 2008, April 16, 2008, April 22, 2008, September 18, 2009, July 2, 2010, and June, 24 2011.
	$0.1 million	Equipment
8. Cost Per Image Rental Agreement, between SunPower Corporation and CIT Finance LLC, dated March 22, 2013.	$0.11 million	Equipment
9. Copy Rental Agreement, between SunPower Corporation and EverBank Commercial Finance, dated November 1, 2012, as amended November 2, 2012.	$0.17 million	Equipment
10. Term Lease Master Agreement, dated June 14, 2007, between IBM Global Financing and SunPower Philippines Manufacturing, Ltd., as amended on January 15, 2011.	$0.41 million	Equipment
11. Master Lease Agreement, by and between SunPower Manufacturing Ltd. and Orix Rental Corporation, dated approximately August 2012.	$0.79 million	Equipment
12. Operating Lease Line Agreement, by and between SunPower Philippines Manufacturing Ltd. and Orix Rental Corporation, dated August 8, 2012.

2
*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Existing Liens	Amount of Debt and Available Commitments[1] as of the Closing Date	Collateral
13. Supply Agreement, dated August 23, 2005, between SunPower Corporation and Wacker-Chemie GmbH, as amended March 21, 2012 and October 17, 2012;	€2 million	Domestic and foreign inventory, receivables or other proceeds
14. Supply Agreement, dated August 14, 2006, between SunPower Corporation and Wacker Chemie AG, as amended March 21, 2012 and October 17, 2012;
15. Supply Agreement, dated September 10, 2010, between SunPower Corporation and Wacker Chemie AG, as amended March 21, 2012 and October 17, 2012; and
16. Supply Agreement, dated December 30, 2010, between SunPower Corporation and Wacker Chemie AG, as amended March 21, 2012 and October 17, 2012.
17. Financing Agreement for the Development or Rehabilitation of Property in Milpitas California for Specified Solar Panel Manufacturing Purposes, dated February 1, 2011, between The Redevelopment Agency of the City of Milpitas and SunPower Corporation.
	$0.5 million	Equipment
18. Capital Equipment and Assistance Agreement, dated as of March 28, 2011, by and between The Redevelopment Agency of the City of San Jose, the City of San Jose and SunPower Corporation.	$0.2 million	Equipment
19. Escrow Agreement for Security Deposits in Lieu of Retention, dated as of March 24, 2011, by and among SunPower Corporation, Systems, *** and Wells Fargo Bank, National Association, as escrow agent.
	***	Cash

3
*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Existing Liens	Amount of Debt and Available Commitments[1] as of the Closing Date	Collateral
20. Escrow Agreement, dated as of 2010, among SunPower Corporation, Systems, Public Service Company of Colorado, Greater Sandhill I, LLC and Wells Fargo Bank, National Association, as escrow agent.	$2.4 million	Cash
21. Agreement, dated April 27, 2009, by and between SunPower Corporation and Addison Avenue Federal Credit Union (now known as First Technology Federal Credit Union), as amended on January 28, 2011.	$0.9 million	$0.5 million cash held in a reserve account
22. Reserve Account Agreement, dated January 11, 2012, between SunPower Corporation, First Technology Federal Credit Union and Wells Fargo Bank, N.A.
23. Security Agreement, dated May 2012, between SunPower Corporation and Norsun AS.	$1 million	Equipment

4
*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE 3
SUBSIDIARIES

Operating Subsidiaries	Jurisdiction of Incorporation	Equity Holder	% Owned	Project Finance, Non-Project Finance, or Material Subsidiary
Aetolia Energy Site Anonymi Energeiaki Etaireia	Greece	Aetolia Energy Site Malta Limited	70	Project Finance
Aetolia Energy Site Malta Limited	Malta	SunPower Corporation Malta Holdings Limited	100 (B)	Project Finance
Aetolia Energy Site Malta Limited	Malta	SunPower Malta Limited	100 (A)	Project Finance
AlexSun 1 Malta Limited	Malta	SunPower Corporation Malta Holdings Limited	100 (B)	Project Finance
AlexSun 1 Malta Limited	Malta	SunPower Malta Limited	100 (A)	Project Finance
AlexSun2 Malta Limited	Malta	SunPower Corporation Malta Holdings Limited	100 (B)	Project Finance
AlexSun2 Malta Limited	Malta	SunPower Malta Limited	100 (A)	Project Finance
Almyros Energy Solution Anonymi Energeiaki Etaireia	Greece	Almyros Energy Solution Malta Limited	70	Project Finance
Almyros Energy Solution Anonymi Energeiaki Etaireia	Greece	Successful Energy Solution Anonymi Energeiaki Etaireia	30	Project Finance
Almyros Energy Solution Malta Limited	Malta	SunPower Corporation Malta Holdings Limited	100 (A)	Project Finance
Almyros Energy Solution Malta Limited	Malta	SunPower Malta Limited	100 (B)	Project Finance
Ardeches Solaire - Draga 1	France	SunPower Malta Limited	100	Project Finance
Arizona Renewable Ventures, Inc.	Delaware	IDIT Inc.	100	Project Finance
Arizona Solar Investments, Inc.	Delaware	IDIT Inc.	100	Project Finance
Beit Hagedi Green Energies Ltd	Israel	SunPower Malta Limited	100	Project Finance
Beit Hagedi Renewable Energies Ltd	Israel	SunPower Malta Limited	100	Project Finance

Operating Subsidiaries	Jurisdiction of Incorporation	Equity Holder	% Owned	Project Finance, Non-Project Finance, or Material Subsidiary
Bilancia PV S.r.l.	Italy	SunPower Malta Limited	100	Project Finance
Brachya Green Energies Ltd	Israel	SunPower Malta Limited	100	Project Finance
Calliope PV S.r.l.	Italy	SunPower Malta Limited	100	Project Finance
Casso Energia PV S.r.l.	Italy	SunPower Malta Limited	100	Project Finance
CeDiCe Rinnovabile Srl.	Italy	SunPower Malta Limited	100	Project Finance
Charente Maritime Solaire - St Leger 1	France	SunPower Malta Limited	100	Project Finance
Cikka Solar Srl	Italy	SunPower Malta Limited	100	Project Finance
Ein Yahav Green Energies Ltd	Israel	SunPower Malta Limited	100	Project Finance
Emma Tra Energia Srl.	Italy	SunPower Malta Limited	100	Project Finance
Gilat Green Energies Ltd	Israel	SunPower Malta Limited	100	Project Finance
Gilat Renewable Energies Ltd	Israel	SunPower Malta Limited	100	Project Finance
Hatzeva Green Energies Ltd	Israel	SunPower Malta Limited	100	Project Finance
Hemathia Successful Anonymi Energeiaki Etaireia	Greece	Hemethia Successful Limited	70	Project Finance
Hemethia Successful Limited	Malta	SunPower Corporation Malta Holdings Limited	100 (B)	Project Finance
Hemethia Successful Limited	Malta	SunPower Malta Limited	100 (A)	Project Finance
High Plains Ranch I, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
High Plains Ranch V, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
IDIT Inc.	Delaware	Solar Star XI, LLC	100	Project Finance
IMMO Energie	France	Tenesol SAS	99.9	Non-Project Finance

2

Operating Subsidiaries	Jurisdiction of Incorporation	Equity Holder	% Owned	Project Finance, Non-Project Finance, or Material Subsidiary
Inverter Asset Acquisition, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Jackomelli Energia S.r.l.	Italy	SunPower Malta Limited	100	Project Finance
Kalaeloa Solar Two, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Kozani Energy Anonymi Energeiaki Etaireia	Greece	Kozani Energy Malta Limited	100	Project Finance
Kozani Energy Malta Limited	Malta	SunPower Corporation Malta Holdings Limited	100 (B)	Project Finance
Kozani Energy Malta Limited	Malta	SunPower Malta Limited	100 (A)	Project Finance
Leon Solar S.r.l.	Italy	SunPower Malta Limited	100	Project Finance
Mack Meadow Solar Star, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Mivtachim Green Energies Ltd	Israel	SunPower Malta Limited	100	Project Finance
Nevatim Green Energies Ltd	Israel	SunPower Malta Limited	100	Project Finance
Nevatim Renewable Energies Ltd	Israel	SunPower Malta Limited	100	Project Finance
Panormus S.r.l.	Italy	SunPower Malta Limited	100	Project Finance
Parrey, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Patish (East) Green Energies Ltd	Israel	SunPower Malta Limited	100	Project Finance
Patish (West) Green Energies Ltd	Israel	SunPower Malta Limited	100	Project Finance
Photovoltaic Park Malta Limited	Malta	SunPower Corporation Malta Holdings Limited	100 (B)	Project Finance
Photovoltaic Park Malta Limited	Malta	SunPower Malta Limited	100 (A)	Project Finance
Photovoltaica Parka Veroia 1	Greece	Photovoltaica Parka Veroia Anonymi Etaireia	100	Project Finance
Photovoltaica Parka Veroia Anonymi Etaireia	Greece	Photovoltaic Park Malta Limited	100	Project Finance

3

Operating Subsidiaries	Jurisdiction of Incorporation	Equity Holder	% Owned	Project Finance, Non-Project Finance, or Material Subsidiary
Pluto Acquisition Company LLC	Delaware	SunPower Corporation	100	Non-Project Finance
Porthos PV S.r.l.	Italy	SunPower Malta Limited	100	Project Finance
Ray of Success Anonymi Energeiaki Etaireia	Greece	Ray of Success Malta Limited	70	Project Finance
Ray of Success Malta Limited	Malta	SunPower Corporation Malta Holdings Limited	100 (B)	Project Finance
Ray of Success Malta Limited	Malta	SunPower Malta Limited	100 (A)	Project Finance
Rotem SunPower Ltd.	Israel	SunPower Malta Limited	100	Project Finance
Sgula (East) Green Energies Ltd	Israel	SunPower Malta Limited	100	Project Finance
Sgula (West) Green Energies Ltd	Israel	SunPower Malta Limited	100	Project Finance
Societe D’Exploitation de Centrales Photovoltaiques 1	France	Tenesol SAS	50.1	Non-Project Finance
Solar Greenhouse I, LLC	Delaware	SunPower Capital, LLC	100	Project Finance
Solar Star Arizona HMR-1, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Solar Star Arizona I, LLC	Delaware	Whippletree Solar, LLC	100	Project Finance
Solar Star Arizona II, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Solar Star Arizona III, LLC	Delaware	SunPower Corporation, Systems	Nil	Project Finance
Solar Star Arizona III, LLC	Delaware	Whippletree Solar, LLC	100	Project Finance
Solar Star Arizona IV, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Solar Star Arizona V, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Solar Star Arizona VI, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Solar Star ATI Fountain Grove, LLC	Delaware	SPWR Galaxy Holdco 2007 LLC	100	Project Finance

4

Operating Subsidiaries	Jurisdiction of Incorporation	Equity Holder	% Owned	Project Finance, Non-Project Finance, or Material Subsidiary
Solar Star Blythe Mesa I, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Solar Star California I, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Solar Star California IV, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Solar Star California VII, LLC	Delaware	Whippletree Solar, LLC	100	Project Finance
Solar Star California X, LLC	Delaware	SPWR Galaxy Holdco 2007 LLC	100	Project Finance
Solar Star California XII, LLC	Delaware	Whippletree Solar, LLC	100	Project Finance
Solar Star California XIII, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Solar Star California XIX, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Solar Star California XLIX, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Solar Star California XV Parent, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Solar Star California XV, LLC	Delaware	Solar Star California XV Parent, LLC	100	Project Finance
Solar Star California XVI, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Solar Star California XVII, LLC	Delaware	Whippletree Solar, LLC	100	Project Finance
Solar Star California XVIII, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Solar Star California XX, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Solar Star California XXI, LLC	Delaware	Whippletree Solar, LLC	100	Project Finance
Solar Star California XXII, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Solar Star California XXIII, LLC	Delaware	SunPower Corporation, Systems	Nil	Project Finance
Solar Star California XXIII, LLC	Delaware	Whippletree Solar, LLC	100	Project Finance

5

Operating Subsidiaries	Jurisdiction of Incorporation	Equity Holder	% Owned	Project Finance, Non-Project Finance, or Material Subsidiary
Solar Star California XXIV, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Solar Star California XXV, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Solar Star California XXVI, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Solar Star California XXVII, LLC	Delaware	Whippletree Solar, LLC	100	Project Finance
Solar Star California XXVIII, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Solar Star Colorado I, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Solar Star Colorado II, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Solar Star Connecticut I, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Solar Star Hawaii I, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Solar Star Hawaii II, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Solar Star Hawaii III, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Solar Star Hawaii IV, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Solar Star HI Air, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Solar Star Highland I, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Solar Star Holding, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Solar Star HP I, LLC	Delaware	SPWR Galaxy Holdco 2007 LLC	100	Project Finance
Solar Star LC I, LLC	Delaware	SPWR Galaxy Holdco 2007 LLC	100	Project Finance
Solar Star Massachusetts I, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Solar Star New Jersey III, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance

6

Operating Subsidiaries	Jurisdiction of Incorporation	Equity Holder	% Owned	Project Finance, Non-Project Finance, or Material Subsidiary
Solar Star New Jersey IV, LLC	Delaware	Whippletree Solar, LLC	100	Project Finance
Solar Star New York I, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Solar Star Oceanside, LLC	Delaware	Whippletree Solar, LLC	100	Project Finance
Solar Star Ohio I, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Solar Star Puerto Rico I, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Solar Star Rancho CWD I, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Solar Star Texas I, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Solar Star Texas II, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Solar Star Texas III, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Solar Star Texas IV, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Solar Star Texas IX, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Solar Star Texas V, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Solar Star Texas VI, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Solar Star Texas VIII, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Solar Star TJX I, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Solar Star TM I, LLC	Delaware	SPWR Galaxy Holdco 2007 LLC	100	Project Finance
Solar Star XI, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Solar Star YC, LLC	Delaware	Whippletree Solar, LLC	100	Project Finance
SP Cordobesa Malta Limited	Malta	SP Quintana Malta Limited	100 (B)	Project Finance

7

Operating Subsidiaries	Jurisdiction of Incorporation	Equity Holder	% Owned	Project Finance, Non-Project Finance, or Material Subsidiary
SP Cordobesa Malta Limited	Malta	SunPower Malta Limited	100 (A)	Project Finance
SP Quintana Malta Limited	Malta	SP Cordobesa Malta Limited	100 (B)	Project Finance
SP Quintana Malta Limited	Malta	SunPower Malta Limited	100 (A)	Project Finance
SPML Land, Inc.	Philippines	SunPower Philippines Manufacturing Ltd.	40	Non-Project Finance
SPWR Energias Renováveis Unipessoal, Lda.	Portugal	SunPower Systems Sarl	100	Non-Project Finance
SPWR MS 2013-1, LLC	Delaware	SunPower Capital, LLC	100	Project Finance
SPWR Solar Energeiaki Hellas Single Member EPE	Greece	SunPower Systems Sarl	100	Non-Project Finance
SPWR UBS 2013-1, LLC	Delaware	SunPower Capital, LLC	100	Project Finance
SPWR UBS 2013-2, LLC	Delaware	SunPower Capital, LLC	100	Project Finance
SSSA, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Stromboli Solar S.r.l.	Italy	SunPower Malta Limited	100	Project Finance
SunPower Access I, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
SunPower Bermuda Holdings	Bermuda	SunPower Corporation	90	Non-Project Finance
SunPower Bermuda Holdings	Bermuda	SunPower Corporation, Systems	10	Non-Project Finance
SunPower Capital, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
SunPower Commercial Finance I, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
SunPower Corp Israel Ltd	Israel	SunPower Malta Limited	100	Non-Project Finance
SunPower Corporation	Delaware	Total Gas & Power USA, SAS and public shareholders	100	n/a (Borrower)
SunPower Corporation (Switzerland) Sarl	Switzerland	SunPower Technology Ltd.	100	Non-Project Finance

8

Operating Subsidiaries	Jurisdiction of Incorporation	Equity Holder	% Owned	Project Finance, Non-Project Finance, or Material Subsidiary
SunPower Corporation Australia Pty. Ltd.	Australia	SunPower Systems Sarl	100	Non-Project Finance
SunPower Corporation Limited	Hong Kong	SunPower Corporation	100	Non-Project Finance
SunPower Corporation Malta Holdings Limited	Malta	SunPower Bermuda Holdings	100 (A)	Non-Project Finance
SunPower Corporation Malta Holdings Limited	Malta	SunPower Bermuda Holdings	100 (B)	Non-Project Finance
SunPower Corporation Malta Holdings Limited	Malta	SunPower Bermuda Holdings	100 (C)	Non-Project Finance
SunPower Corporation Malta Holdings Limited	Malta	SunPower Systems Sarl	Nil (A)	Non-Project Finance
SunPower Corporation Mexico, S. de R.L. de C.V.	Mexico	SunPower Systems Sarl	99.97	Non-Project Finance
SunPower Corporation Mexico, S. de R.L. de C.V.	Mexico	SunPower Technology Ltd.	0.03	Non-Project Finance
SunPower Corporation UK Limited	United Kingdom	SunPower Corporation Malta Holdings Limited	100	Non-Project Finance
SunPower Corporation, Systems	Delaware	SunPower Corporation	100	Non-Project Finance & Material Subsidiary
SunPower Development Company	Delaware	SunPower Corporation	100	Non-Project Finance
SunPower Energy Systems (Pty) Ltd	South Africa	SunPower Malta Limited	100	Non-Project Finance
SunPower Energy Systems Canada Corporation	Nova Scotia	SunPower Systems Sarl	100	Non-Project Finance
SunPower Energy Systems Korea	Korea, Dem. People's Rep. of	SunPower Systems Sarl	100	Non-Project Finance
SunPower Energy Systems Southern Africa (PTY) LTD	South Africa	Tenesol Manufacturing (PTY) LTD	90	Non-Project Finance
SunPower Energy Systems Spain, S.L.	Spain	SunPower Systems Sarl	100	Non-Project Finance
SunPower Foundation	California	SunPower Corporation	100	Non-Project Finance
SunPower France SAS	France	SunPower Systems Sarl	100	Non-Project Finance

9

Operating Subsidiaries	Jurisdiction of Incorporation	Equity Holder	% Owned	Project Finance, Non-Project Finance, or Material Subsidiary
SunPower GmbH	Germany	SunPower Systems Sarl	100	Non-Project Finance
SunPower Italia S.r.l.	Italy	SunPower Systems Sarl	100	Non-Project Finance
SunPower Italy S.r.l.	Italy	SunPower Malta Limited	100	Non-Project Finance
SunPower Japan KK	Japan	SunPower Systems Sarl	100	Non-Project Finance
SunPower Madagascar	Madagascar	Tenesol SAS	100	Non-Project Finance
SunPower Malta Limited	Malta	SunPower Corporation Malta Holdings Limited	100 (A)	Non-Project Finance
SunPower Malta Limited	Malta	SunPower Systems Sarl	100 (B)	Non-Project Finance
SunPower Management Services S.r.l.	Italy	SunRay Italy S.r.l.	100	Non-Project Finance
SunPower Manufacturing de Vernejoul SAS	France	Tenesol SAS	100	Non-Project Finance
SunPower Monitoring I, LLC	Delaware	SunPower Capital, LLC	100	Project Finance
SunPower North America, LLC	Delaware	SunPower Corporation	100	Non-Project Finance & Material Subsidiary
SunPower Philippines Ltd. - Regional Operating Headquarters	Cayman Islands	SunPower Technology Ltd.	100	Non-Project Finance
SunPower Philippines Manufacturing Ltd.	Philippines	SunPower Technology Ltd.	100	Non-Project Finance& Material Subsidiary
SunPower Residential I, LLC	Delaware	SunPower Capital, LLC	100	Project Finance
SunPower Solar Energy Technology (Tianjin) Co., Ltd	P.R.C.	SunPower Corporation Limited	100	Non-Project Finance
SunPower Solar India Private Limited	India	SunPower Malta Limited	0.002	Non-Project Finance
SunPower Solar India Private Limited	India	SunPower Systems Sarl	99.998	Non-Project Finance
SunPower Solar Malaysia Sdn. Bhd.	Malaysia	SunPower Technology Ltd.	100	Non-Project Finance

10

Operating Subsidiaries	Jurisdiction of Incorporation	Equity Holder	% Owned	Project Finance, Non-Project Finance, or Material Subsidiary
SunPower Solar Monitoring, LLC	Delaware	SunPower Monitoring I, LLC	100	Project Finance
SunPower SolarProgram I, LLC	Delaware	SunPower Capital, LLC	100	Project Finance
SunPower SolarProgram II, LLC	Delaware	SunPower Capital, LLC	100	Project Finance
SunPower SolarProgram III, LLC	Delaware	SunPower Capital, LLC	100	Project Finance
SunPower SolarProgram IV, LLC	Delaware	SunPower Capital, LLC	100	Project Finance
SunPower SolarProgram V, LLC	Delaware	SunPower Capital, LLC	100	Project Finance
SunPower SolarProgram VI, LLC	Delaware	SunPower Capital, LLC	100	Project Finance
SunPower Systems Belgium SPRL	Belgium	SunPower Malta Limited	0.05	Non-Project Finance
SunPower Systems Belgium SPRL	Belgium	SunPower Systems Sarl	99.95	Non-Project Finance
SunPower Systems Sarl	Switzerland	SunPower Bermuda Holdings	100	Non-Project Finance & Material Subsidiary
SunPower Technology Ltd.	Cayman Islands	SunPower Bermuda Holdings	100	Non-Project Finance
SunRay Italy S.r.l.	Italy	SunPower Malta Limited	100	Non-Project Finance
Swingletree Operations, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Talmey Bilu Green Energies Ltd	Israel	SunPower Malta Limited	100	Project Finance
Talmey Eliyahu Green Energies Ltd	Israel	SunPower Malta Limited	100	Project Finance
Teashur Green Energies Ltd	Israel	SunPower Malta Limited	100	Project Finance
Temasol	Morocco	Tenesol SAS	99.89	Non-Project Finance
SunPower Western Africa	Senegal	Tenesol SAS	100	Non-Project Finance
Tenesol Belgium SPRL	Belgium	Tenesol SAS	100	Non-Project Finance

11

Operating Subsidiaries	Jurisdiction of Incorporation	Equity Holder	% Owned	Project Finance, Non-Project Finance, or Material Subsidiary
Tenesol de Mexico SA DE CV	Mexico	Tenesol SAS	99.996	Non-Project Finance
Tenesol Deutschland GmbH	Germany	Tenesol SAS	100	Non-Project Finance
Tenesol Energie Maroc	Morocco	Tenesol SAS	100	Non-Project Finance
Tenesol Espana SL Sociedad Unipersonal	Spain	Tenesol SAS	100	Non-Project Finance
Tenesol Guinee	Guinea	Tenesol SAS	100	Non-Project Finance
Tenesol Hispaniola SRL	Dominican Republic	Tenesol SAS	99.98	Non-Project Finance
Tenesol Italia	Italy	Tenesol SAS	100	Non-Project Finance
Tenesol Manufacturing (PTY) LTD	South Africa	Total Energie Southern Africa - Tenesa	80	Non-Project Finance
Tenesol North America Inc.	Delaware	Tenesol SAS	100	Project Finance
Tenesol SAS	France	SunPower Corporation	100	Non-Project Finance
Tenesol SPV 1 SAS	France	Tenesol SAS	100	Project Finance
Tenesol SPV 2 SAS	France	Tenesol SAS	100	Project Finance
Tenesol SPV 3 SAS	France	Tenesol SAS	100	Project Finance
Tenesol Technologies	France	Tenesol SAS	100	Non-Project Finance
Tenesol UK LTD	United Kingdom	Tenesol SAS	100	Non-Project Finance
Tenesol VDP	France	Tenesol SAS	100	Non-Project Finance
Tenesol Venezuela	Venezuela	Tenesol SAS	99.97	Non-Project Finance
Tilt Solar, LLC	California	SunPower Corporation, Systems	100	Non-Project Finance
Total Energie Do Brasil	Brazil	Tenesol SAS	100	Non-Project Finance

12

Operating Subsidiaries	Jurisdiction of Incorporation	Equity Holder	% Owned	Project Finance, Non-Project Finance, or Material Subsidiary
Total Energie Southern Africa - Tenesa	South Africa	Tenesol SAS	100	Non-Project Finance
Trinacria Energia Rinnovabile S.r.l.	Italy	SunPower Malta Limited	100	Project Finance
Urim Green Energies Ltd	Israel	SunPower Malta Limited	100	Project Finance
Urim Renewable Energies Ltd	Israel	SunPower Malta Limited	100	Project Finance
Virgo Energia Srl	Italy	SunPower Malta Limited	100	Project Finance
VSE Tenesol	France	Tenesol SAS	50	Non-Project Finance
Whippletree Solar, LLC	Delaware	SunPower Corporation	100	Project Finance
Whirlwind Solar Star, LLC	Delaware	SunPower Corporation, Systems	100	Project Finance
Zeronovantuno Energia S.r.l.	Italy	SunPower Malta Limited	100	Project Finance
Zruha Green Energies Ltd	Israel	SunPower Malta Limited	100	Project Finance
Zruha Renewable Energies Ltd	Israel	SunPower Malta Limited	100	Project Finance

13

EXHIBIT A

FORM OF ADMINISTRATIVE QUESTIONNAIRE

Borrower:	SunPower Corporation

Agent Address:	Credit Agricole CIB	Return To:	Marisol Ortiz
	1301 Avenue of the Americas	Telephone:	(212) 261-3710
	New York, NY 10019	Facsimile:	(917) 849-5528
	USA	E-mail:	Marisol.ortiz@ca-cib.com

Legal Name of Lender:

Signature Block Information:

Type of Lender:

(Bank, Asset Manager, Broker/Dealer, CLO/CDO, Finance Company, Hedge Fund, Insurance, Mutual Fund, Pension Fund, Other Regulated Investment)

Lender Parent:

Signing Credit Agreement	☐
Coming in via Assignment	☐

Domestic Address	Eurodollar Address

Credit Contacts

	Primary Contact	Secondary Contact
Name:
Company:
Title:

A- 1
*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
ADMINISTRATIVE QUESTIONNAIRE
(SunPower Corporation)

Address:

Telephone:
Facsimile:
E-mail Address:

Contacts/Notification Methods: Borrowings, Paydowns, Interest, Fees, etc.

	Primary Operations Contact	Secondary Operations Contact
Name:
Company:
Title:
Address:

Telephone:
Facsimile:
E-mail Address:

	Bid Contact	LOC Contact
Name:
Company:
Title:
Address:

Telephone:
Facsimile:
E-mail Address:

Lender’s Domestic Wire Instructions

Bank Name:
ABA/Routing No.:

A- 2
*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
ADMINISTRATIVE QUESTIONNAIRE
(SunPower Corporation)

Account Name:
Account No.:
FFC Account Name:
FFC Account No.:
Attention:
Reference:

Lender’s Foreign Wire Instructions

Bank Name:
ABA/Routing No.:
Account Name:
Account No.:
FFC Account Name:
FFC Account No.:
Attention:
Reference:

Agent’s Wire Instructions

Bank Name:	Credit Agricole CIB
ABA/Routing No.:	026008073
Account Name:	Client Banking Services
Account No.:	***
Attention:	Agnes Castillo
Reference:	SunPower Corporation

Agent’s Operational Contacts (Loan Servicing-Principal, Interest, Fees etc.)

	Primary Operations Contact	Secondary Operations Contact
Name:	Agnes Castillo	John Chianchiano
Telephone:	(732) 590-7799	(732) 590-7647
E-mail Address:	agnes.castillo@ca.cib.com	John.chianchiano@ca-cib.com
Facsimile:	(917) 849-5456	(917) 849-5456

Tax Documents
NON-U.S. LENDER INSTITUTIONS:

I. Corporations

A- 3
*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
ADMINISTRATIVE QUESTIONNAIRE
(SunPower Corporation)

If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).

A U.S. taxpayer identification number is required for any institution submitting Form W-8ECI. It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.

II. Flow-Through Entities
If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement.
Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification).
Please be advised that we request that you submit an original Form W-9.
Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned prior to the first payment of income. Failure to provide the proper tax form when requested may subject your institution to U.S. tax withholding.

A- 4
*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
ADMINISTRATIVE QUESTIONNAIRE
(SunPower Corporation)

EXHIBIT B

FORM OF Assignment and Assumption

This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Revolving Credit Agreement identified below (as amended, supplemented, or otherwise modified from time to time, the "Credit Agreement"), receipt of a copy of which (and any other Loan Documents requested by the Assignee) is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor: ______________________________

2.	Assignee: ______________________________
[and is an Affiliate of [identify Lender]]

3.	Borrower: SunPower Corporation

4.	Administrative Agent: Crédit Agricole Corporate and Investment Bank, as the administrative agent under the Credit Agreement

5.
Credit Agreement:    The $250,000,000 Revolving Credit Agreement dated as of July 3, 2013 by and among SunPower Corporation, the Lenders parties thereto from time to time and Crédit Agricole Corporate and Investment Bank, as Administrative Agent

ASSIGNMENT AND ASSUMPTION
(SunPower Corporation)

6.	Assigned Interest:

Facility Assigned	Aggregate Revolving Credit Commitment Amount for all Lenders	Amount of Revolving Credit Commitment Assigned	Percentage Assigned of Revolving Credit Commitment[2]
Revolving Credit Commitment	$_______________	$_______________	____________%

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER.]
The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

2.    Set forth, to at least 9 decimals, as a percentage of the Revolving Credit Commitment of all Lenders thereunder.

ASSIGNMENT AND ASSUMPTION
(SunPower Corporation)

Consented to and Accepted:
Crédit Agricole Corporate and Investment Bank,
as Administrative Agent

By:
Name:
Title:

Consented to:
SunPower Corporation,
as Borrower

By
Name:
Title:

ASSIGNMENT AND ASSUMPTION
(SunPower Corporation)

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

Revolving Credit Agreement dated as of July 3, 2013 by and among SunPower Corporation, the Lenders parties thereto from time to time and Crédit Agricole Corporate and Investment Bank, as Administrative Agent.

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.
1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Bank, (iii) from and after the Effective Date specified in this Assignment and Assumption, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Lender organized under the laws of a jurisdiction outside of the United States, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by electronic transmission shall be effective as delivery of a manually executed counterpart of this

Annex 1
ASSIGNMENT AND ASSUMPTION
(SunPower Corporation)

Assignment and Assumption. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

Annex 1
ASSIGNMENT AND ASSUMPTION
(SunPower Corporation)

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

THE UNDERSIGNED FINANCIAL OFFICER (TO HIS OR HER KNOWLEDGE AND IN HIS OR HER CAPACITY AS A FINANCIAL OFFICER OF SUNPOWER CORPORATION, A DELAWARE CORPORATION, AND NOT INDIVIDUALLY) HEREBY CERTIFIES ON BEHALF OF SUNPOWER CORPORATION AS OF THE DATE HEREOF THAT:
1.I am the duly elected [Executive Vice President and Chief Financial Officer] of SunPower Corporation, a Delaware corporation (the “Borrower”);

2.This compliance certificate (this “Certificate”) is delivered pursuant to [clause (f) of the definition of “Restructuring Date” in] [Section 4.03(c) of] [Section 5.01(c) of] that certain Revolving Credit Agreement dated as of July 3, 2013, (the “Credit Agreement”), by and among the Borrower, the financial institutions listed as Lenders therein and Crédit Agricole Corporate and Investment Bank, as Agent. All capitalized terms used and not otherwise defined herein have the meanings given to them in the Credit Agreement.

For the Compliance Certificate given on the Restructuring Date3:
3.At the time of and immediately after the Restructuring Date, no (i) Event of Default, or (ii) event or condition that would constitute an Event of Default but for the requirement that notice be given or time elapse or both, has occurred and is continuing.

4.Set forth on a separate attachment to this Certificate are calculations demonstrating that as of ____, 20__, the Borrower had Consolidated Liquidity of at least $100 million and that the Leverage Ratio did not exceed 4.5 to 1.0 in each case as of the last day of the then most recently ended fiscal quarter of the Borrower (based on the Borrower’s reasonable good faith determination of its Consolidated Liquidity and Leverage Ratio as of such day), provided that, if the 2014 Debentures have not been repaid in full as of s of the last day of such fiscal quarter, (i) the minimum Consolidated Liquidity amount set forth above will be increased by the Unpaid 2014 Debentures Amount as of the last day of such fiscal quarter and (ii) Financial Indebtedness will be calculated net of the Unpaid 2014 Debentures Amount as of the last day of such fiscal quarter for purposes of calculating the Leverage Ratio for the four fiscal quarter period ending on such day.

5.The Agent is authorized to post this Certificate for the Lenders on a Platform.

For Compliance Certificates given for each Borrowing on and after the Restructuring Date4 :
3.Set forth on a separate attachment to this Certificate are calculations demonstrating as of ____, 20__, compliance with Sections 5.02 and 5.12 and confirming that the Leverage Ratio did not exceed 4.5 to 1.0 in each case as of (i) the last day of the most recently ended four-fiscal quarter period for which financial statements and a Compliance Certificate have been delivered, and (ii) if applicable,

3 To be used for delivering a Compliance Certificate pursuant to clause (f) of the definition of “Restructuring Date” in the Credit Agreement.
4 To be used for delivering a Compliance Certificate pursuant to Section 4.03(c) of the Credit Agreement.

COMPLIANCE CERTIFICATE
(SunPower Corporation)

the last day of the most recently ended four-fiscal quarter period for which financial statements and a Compliance Certificate are not yet required to be delivered under this Agreement (based on the Borrower’s reasonable good faith determination of its Consolidated Liquidity and Leverage Ratio as of the last day of such period).

4.The Agent is authorized to post this Certificate for the Lenders on a Platform.

For Compliance Certificates delivered with the Borrower’s financial statements5 :
3.I have no knowledge of the existence of any Event of Default at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate [, except as set forth below].
[____________________________________________________]
[Set forth on a separate attachment to this Certificate is a description of what action the Borrower has taken, is taking, or proposes to take with respect to each such Event of Default specified in the previous paragraph.]
4.Set forth on a separate attachment to this Certificate are calculations demonstrating (i) the Leverage Ratio for the accounting period covered by the attached financial statements, and (ii) with respect to any delivery of financial statements under Sections 5.01(a) or (b) on or after the Restructuring Date, demonstrating compliance with the requirements set forth in Sections 5.02 and 5.12 of the Credit Agreement.

5.Set forth on a separate attachment to this Certificate is a true and complete list of all Project Indebtedness as of ____, 20__ and a description in reasonable detail of the financing facilities and other arrangements establishing such Project Indebtedness (including the outstanding amount in respect thereof as of such date).6

6.The Agent is authorized to post this Certificate for the Lenders on a Platform.

[SIGNATURE PAGE FOLLOWS]

5 To be used for delivering a Compliance Certificate pursuant to Section 5.01(c) of the Credit Agreement.
6 List of Project Indebtedness to be provided only in connection with the annual financial reports required to be delivered pursuant to Section 5.01(a) of the Credit Agreement.

COMPLIANCE CERTIFICATE
(SunPower Corporation)

IN WITNESS WHEREOF, this Certificate has been executed as of ________________.

By: _______________________________ Name: Title:

COMPLIANCE CERTIFICATE
(SunPower Corporation)

EXHIBIT D

FORM OF CLOSING DATE CERTIFICATE

See attached.

D-1
OFFICER CERTIFICATE
(SunPower Corporation)

SUNPOWER CORPORATION - OFFICER’S CERTIFICATE

I, Charles Boynton, hereby certify that I am the duly elected, qualified and acting Executive Vice President and Chief Financial Officer of SunPower Corporation, a Delaware corporation (the “Corporation”), and solely in my capacity as an officer of the Corporation and not in my individual capacity, do hereby certify as follows:

1.
The representations and warranties contained in Article III (other than Section 3.17) of the Revolving Credit Agreement dated as of July __, 2013, by and among the Corporation, the financial institutions parties thereto from time to time as lenders, and Crédit Agricole Corporate and Investment Bank, as administrative agent and security agent, are correct on and as of the date hereof.

2.
Since December 30, 2012, there has been no development or event which has resulted in, or could reasonably be expected to result in, a material adverse effect on the business, financial condition, operations or properties of the Borrower and its Subsidiaries, taken as a whole.

3.
The Corporation has issued $300,000,000 in aggregate principal amount of its 0.75% senior convertible debentures due 2018 and will use the proceeds from such debentures, or other cash, to repay or repurchase the $230 million 4.75% convertible debentures issued by the Corporation and due April 2014.

4.
The Corporation has repaid in full all outstanding loans and other amounts due under the Revolving Credit Agreement dated as of September 27, 2011, as amended from time to time prior to July __, 2013, by and among the Corporation, the financial institutions parties thereto from time to time as lenders, and Crédit Agricole Corporate and Investment Bank, as administrative agent.

[SIGNATURE PAGE FOLLOWS]

OFFICER CERTIFICATE
(SunPower Corporation)

IN WITNESS WHEREOF, I have hereunto set my hand as of _____________________, 2013.

By:    __________________________
Name:    Charles Boynton
Title:    Executive Vice President and Chief Financial
Officer, SunPower Corporation

OFFICER CERTIFICATE
(SunPower Corporation)

EXHIBIT E

FORM OF BORROWING REQUEST

Pursuant to that certain Revolving Credit Agreement dated as of July 3, 2013, as amended, supplemented or otherwise modified to the date hereof (said Revolving Credit Agreement, as so amended, supplemented or otherwise modified, being the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among SunPower Corporation, a Delaware corporation (the “Borrower”), the financial institutions listed as Lenders therein (the “Lenders”), and Crédit Agricole Corporate and Investment Bank, as Administrative Agent (the “Agent”), this represents Borrower’s request to borrow as follows:

1.	Date of borrowing: _____________, 20__

2.	Amount of borrowing: $_____________

3.	Lenders:

[ ] a.    The Revolving Lenders
[ ] b.    Other Revolving Lenders

4.	Type of Loans:

[ ] a.    Revolving Loans
[ ] b.    Incremental Revolving Loans
[ ] c.    Other Revolving Loans

5.	Interest rate option:

[ ] a.    ABR Loans
[ ] b.    LIBO Rate Loans with an initial Interest Period of _____ month(s)

The proceeds of such Loans are to be deposited in Borrower’s account at [the Agent][see attached].
The undersigned officer (to the best of his or her knowledge and in his or her capacity as an officer, and not individually) and Borrower certify that:

For Borrowings before the Restructuring Date:

The representations and warranties set forth in Article III of the Credit Agreement (other than Sections 3.04, 3.16 and 3.17) and in each other Loan Document is true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.

As of the date hereof, no Event of Default, or event or condition that would constitute an Event of Default described in Sections (a), (b), (g), (h) or (i) of Article VII of the Credit Agreement but for the requirement that notice be given or time elapse or both, has occurred and is continuing or would result from such issuance, extension or increase, shall have occurred and be continuing.

BORROWING REQUEST
(SunPower Corporation)

For Borrowings on or after the Restructuring Date:

The representations and warranties set forth in Article III of the Credit Agreement (other than Section 3.04) and in each other Loan Document is true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.

As of the date hereof, no Event of Default, or event or condition that would constitute an Event of Default described in Sections (a), (b), (g), (h) or (i) of Article VII of the Credit Agreement but for the requirement that notice be given or time elapse or both, has occurred and is continuing or would result from such issuance, extension or increase, shall have occurred and be continuing.

[SIGNATURE PAGE FOLLOWS]

BORROWING REQUEST
(SunPower Corporation)

IN WITNESS WHEREOF, this Borrowing Request has been executed as of ________________.

SUNPOWER CORPORATION

By

Name:
Title:

BORROWING REQUEST
(SunPower Corporation)

EXHIBIT F

FORM OF PROMISSORY NOTE

$_____________	_______________, 20__
San Jose, California
FOR VALUE RECEIVED, SunPower Corporation, a Delaware corporation (the “Borrower”), hereby promises to pay to the order of [_______________________] (the “Lender”) the principal sum of ___________________________ ($        ) or, if less, the then unpaid principal amount of all Revolving Loans (such term and each other capitalized term used herein without definition shall have the meanings ascribed thereto in the Credit Agreement referred to below) made by the Lender to the Borrower pursuant to the Credit Agreement, in Dollars and in immediately available funds, at the office of such Lender designated for payment (the “Payment Office”), on the dates and in the amounts specified in the Credit Agreement.
The Borrower also promises to pay interest in like currency and funds at the Payment Office on the unpaid principal amount of each Revolving Loan made by the Lender from the date of such Revolving Loan until paid at the rates and at the times provided in the Credit Agreement.
This Note is issued pursuant to and is entitled to the benefits of the Credit Agreement, dated as of July 3, 2013, among the Borrower, the lenders from time to time party thereto (including the Lender), and Crédit Agricole Corporate and Investment Bank, as the Administrative Agent (as the same may be amended, restated or otherwise modified from time to time, the “Credit Agreement”). As provided in the Credit Agreement, this Note is subject to mandatory repayment prior to the Revolving Credit Maturity Date, in whole or in part.
In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.
The Borrower hereby waives diligence, presentment, demand, protest and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder, except as expressly set forth in the Credit Agreement. No failure to exercise, or delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of any such rights.
THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

F-1
PROMISSORY NOTE
(SunPower Corporation)

SUNPOWER CORPORATION

By:

Name:
Title:

Name:
Title:

F-2
PROMISSORY NOTE
(SunPower Corporation)

EXHIBIT G

FORM OF OPINION

See attached.

G-1
OPINION
(SunPower Corporation)

JONES DAY

555 CALIFORNIA STREET • 26TH FLOOR • SAN FRANCISCO, CALIFORNIA 94104.1500
TELEPHONE: 415.626.3939 • FACSIMILE: 415.875.5700

July 3, 2013

To:    The Lenders and the Agent under
the Credit Agreement (as defined below)
Re: SunPower Corporation Revolving Credit Agreement
Ladies/Gentlemen:
We have acted as special New York counsel to SunPower Corporation, a Delaware corporation (the “Company”) in connection with the Revolving Credit Agreement, dated as of July 3, 2013 (the “Credit Agreement”), among the Company, Crédit Agricole Corporate and Investment Bank, as lender, as administrative agent, and as security agent (the “Agent”), and the financial institutions party thereto (collectively, the “Lenders”). In connection with the Credit Agreement, Total S.A., a société anonyme organized under the laws of the Republic of France (the “Parent Guarantor”) is issuing a Guaranty of the Company’s obligations under the Credit Agreement (the “Guaranty”) in favor of the Agent.
This opinion letter is delivered to you at the request of the Company and pursuant to Section 4.02(b) of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent, if any, otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of the assumptions or items upon which we have relied.
I.
In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed necessary for the purposes of such opinions. We have examined, among other documents, the following:

(1)	an executed copy of the Credit Agreement;

(2)	an executed copy of the Guaranty;

(3)
a copy of the Certificate of Incorporation of the Company certified by the Secretary of State of the State of Delaware on June 24, 2013 and certified to us by an officer of the Company as being complete and correct and in full force and effect as of the date hereof;

(4)	the Bylaws of the Company, certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

ATLANTA • BEIJING • BRUSSELS • CHICAGO • CLEVELAND • COLUMBUS • DALLAS • DUBAI • FRANKFURT • HONG KONG • HOUSTON IRVINE • LONDON • LOS ANGELES • MADRID • MEXICO CITY • MILAN • MOSCOW • MUNICH • NEW DELHI • NEW YORK • PARIS PITTSBURGH • SAN DIEGO • SAN FRANCISCO • SHANGHAI • SILICON VALLEY • SINGAPORE • SYDNEY • TAIPEI • TOKYO • WASHINGTON

JONES DAY
To Crédit Agricole Corporate and Investment Bank
July 3, 2013

(5)	a copy of a certificate, dated June 28, 2013, of the Secretary of State of the State of Delaware as to the existence and good standing of the Company in the State of Delaware as of such date;

(6)
a copy of a Certificate of Status - Foreign Corporation, dated June 27, 2013, of the Secretary of State of the State of California as to the qualification to transact intrastate business of the Company in the State of California; and

(7)	the Officer’s Certificate of the Company delivered to us in connection with this opinion letter, a copy of which is attached hereto as Exhibit A (the “Officer’s Certificate”).

Each of the good standing certificates described in items (5) and (6) above is referred to herein as a “Good Standing Certificate.”
In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Credit Agreement, the Guaranty and certificates and oral or written statements and other information of or from representatives of the Company, the Parent Guarantor and others and assume compliance on the part of each of the Company and the Parent Guarantor with its covenants and agreements contained therein. In connection with the opinions expressed in the first sentence of paragraph (a) below, we have relied solely upon the Good Standing Certificates as to the factual matters and legal conclusions set forth therein. With respect to the opinions expressed in clause (i) in paragraph (a) below and clauses (ii) and (iv) of paragraph (b) below, our opinions are limited (x) to our actual knowledge, if any, of the specially regulated business activities and properties of the Company based solely upon an officer’s certificate in respect of such matters and without any independent investigation or verification on our part and (y) to only those laws and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Credit Agreement.
II.
Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:
(a)The Company is duly formed and existing in good standing under the laws of the State of Delaware as of the date of the certificate in paragraph (5) of Part I. The Company is authorized or qualified to do business and is in good standing as a foreign corporation in the State of California as of the date of the certificate in paragraph (6) of Part I. The Company has the corporate power and authority (i) to conduct its business substantially as described in the

JONES DAY
To Crédit Agricole Corporate and Investment Bank
July 3, 2013

Officer’s Certificate of the Company and (ii) to enter into and to incur and perform its obligations under the Credit Agreement.

(b)The execution and delivery to the Lenders by the Company of the Credit Agreement and the performance by the Company of its obligations thereunder, (i) have been authorized by all necessary corporate action by the Company, (ii) do not require under present law, or present regulation of any governmental agency or authority, of the State of New York or the United States of America, any filing or registration by the Company with, or approval or consent to the Company of, any governmental agency or authority of the State of New York or the United States of America that has not been made or obtained except those required in the ordinary course of business in connection with the performance by the Company of its obligations under certain covenants contained in the Credit Agreement and filings, registrations, consents or approvals in each case not required to be made or obtained by the date hereof, (iii) do not contravene any provision of the Certificate of Incorporation or Bylaws of the Company, and (iv) do not violate any present law, or present regulation of any governmental agency or authority, of the State of New York, the State of Delaware, or the United States of America applicable to the Company or its property.

(c)The Credit Agreement has been duly executed and delivered on behalf of the Company.

(d)The Credit Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(e)The borrowings by the Company under the Credit Agreement and the application of the proceeds thereof as provided in the Credit Agreement will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System (the “Margin Regulations”).

(f)The Company is not required to register as an “investment company” (under, and as defined in, the Investment Company Act of 1940, as amended.

(g)The Guaranty constitutes a valid and binding obligation of the Parent Guarantor, enforceable against the Parent Guarantor in accordance with its terms.

III.
The opinions set forth above are subject to the following qualifications and limitations:
(A)Our opinions in paragraph (d) and (g) above are subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance, voidable preference, moratorium, receivership, conservatorship, arrangement or similar laws, and related regulations and judicial doctrines, from time to time in effect affecting creditors’ rights and remedies generally, (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses, the exercise of judicial discretion

JONES DAY
To Crédit Agricole Corporate and Investment Bank
July 3, 2013

and limits on the availability of equitable remedies), whether such principles are considered in a proceeding at law or in equity, and (iii) the qualification that certain other provisions of the Credit Agreement or the Guaranty may be unenforceable in whole or in part under the laws (including judicial decisions) of the State of New York or the United States of America, but the inclusion of such provisions does not affect the validity as against the Company of the Credit Agreement or the Guaranty, in each case as a whole, and the Credit Agreement and the Guaranty contain adequate provisions for enforcing payment of the obligations governed thereby and otherwise for the practical realization of the principal benefits provided by the Credit Agreement and the Guaranty, in each case subject to the other qualifications contained in this letter.

(B)We express no opinion as to the enforceability of any provision in the Credit Agreement or the Guaranty:
(i)establishing standards for the performance of the obligations of good faith, diligence, reasonableness and care prescribed by applicable law;

(ii)relating to indemnification, contribution or exculpation in connection with violations of any securities laws or statutory duties or public policy, or in connection with willful, reckless or unlawful acts or gross negligence of the indemnified or exculpated party or the party receiving contribution;

(iii)providing that any person or entity may exercise set-off rights other than with notice and otherwise in accordance with and pursuant to applicable law;

(iv)relating to choice of governing law to the extent that the enforceability of any such provision is to be determined by any court other than a court of the State of New York or may be subject to constitutional limitations;

(v)waiving any rights to trial by jury;

(vi)purporting to confer, or constituting an agreement with respect to, subject matter jurisdiction of United States federal courts to adjudicate any matter;

(vii)purporting to create a trust or other fiduciary relationship;

(viii)specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of the Credit Agreement;

(ix)giving any person or entity the power to accelerate obligations or to foreclose upon collateral without any notice to the obligor;

(x)providing for the performance by any guarantor of any of the nonmonetary obligations of any person or entity not controlled by such guarantor;

JONES DAY
To Crédit Agricole Corporate and Investment Bank
July 3, 2013

(xi)granting or purporting to create a power of attorney, and we express no opinion as to the effectiveness of any power of attorney granted or purported to be created under the Credit Agreement; or

(xii)providing for liquidated damages, make-whole or other prepayment premiums or similar payments, default interest rates, late charges or other economic remedies to the extent a court were to determine that any such economic remedy is not reasonable and therefore constitutes a penalty.

(C)Our opinions as to enforceability are subject to the effect of generally applicable rules of law that:
(i)provide that forum selection clauses in contracts are not necessarily binding on the court(s) in the forum selected; and

(ii)may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, or that permit a court to reserve to itself a decision as to whether any provision of any agreement is severable.

(D)We express no opinion as to the enforceability of any purported waiver, release, variation, disclaimer, consent or other agreement to similar effect (all of the foregoing, collectively, a “Waiver”) by the Company under the Credit Agreement to the extent limited by applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty or defense or a ground for, or a circumstance that would operate as, a discharge or release otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under and is not prohibited by or void or invalid under applicable law.

(E)For purposes of our opinions in paragraphs (a) and (b) above, we have assumed that the Company’s obligations under the Credit Agreement and the Parent Guarantor’s obligations under the Guaranty are, and would be deemed by a court of competent jurisdiction to be, necessary or convenient to the conduct, promotion or attainment of their respective businesses.

(F)To the extent it may be relevant to the opinions expressed herein, we have assumed that (i) the parties to the Credit Agreement (other than the Company) have the power to enter into and perform such documents and to consummate the transactions contemplated thereby and that such documents have been duly authorized, executed and delivered by, such parties, and (ii) that such documents constitute legal, valid and binding obligations of, the parties to the Credit Agreement (other than the Company). For purposes of our opinions above insofar as they relate to the Parent Guarantor, we have assumed that (i) the Parent Guarantor is a société anonyme validly existing in good standing in its jurisdiction of organization, has all requisite power and authority, and has obtained all requisite corporate, shareholder, third party and

JONES DAY
To Crédit Agricole Corporate and Investment Bank
July 3, 2013

governmental authorizations, consents and approvals, and made all requisite filings and registrations, necessary to execute, deliver and perform the Guaranty and to grant the guaranty contemplated thereby, and that such execution, delivery, performance and grant will not violate or conflict with any law, rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to it or its properties, and (ii) the Guaranty has been duly executed and delivered by the Parent Guarantor.

(G)For purposes of the opinions set forth in paragraph (e) above, we have assumed that (i) none of the Agent nor any Lender have or will have the benefit of any agreement or arrangement (excluding the Credit Agreement) pursuant to which any extensions of credit to the Company are directly or indirectly secured by “margin stock” (as defined under the Margin Regulations), (ii) none of the Agent, any Lender nor any of their affiliates has extended or will extend any other credit to the Company directly or indirectly secured by margin stock, and (iii) none of the Agent, any Lender nor any of their affiliates have relied or will rely upon any margin stock as collateral in extending or maintaining any extensions of credit pursuant to the Credit Agreement, as to which we express no opinion.

(H)The opinions expressed herein are limited to (i) the federal laws of the United States of America and the laws of the State of New York, (ii) to the extent relevant to the opinions expressed in paragraphs (a) and (b) of Part II, the General Corporation Law of the State of Delaware, and (iii) to the extent relevant to the opinion expressed in the second sentence of paragraph (a) of Part II, the California Corporations Code, in each case as currently in effect.

(I)Our opinions are limited to those expressly set forth herein, and we express no opinions by implication. This opinion letter speaks only as of the date hereof and we have no responsibility or obligation to update this opinion letter, to consider its applicability or correctness to any person or entity other than its addressee(s), or to take into account changes in law, facts or any other developments of which we may later become aware.

(J)The opinions expressed herein are solely for the benefit of the addressees hereof and of any other person or entity becoming a Lender under the Credit Agreement, in each case above, and your assignees referred to below in connection with the transaction referred to herein and may not be relied on by such addressees or such other persons or entities for any other purpose or in any manner or for any purpose by any other person or entity; provided that Lender may disclose this opinion letter to (i) any person to whom disclosure is required to be made by applicable law or court order or pursuant to the rules or regulations of any supervisory or regulatory body or in connection with any judicial proceedings; or (ii) the officers, employees, auditors and professional advisers of any addressee. At your request, we hereby consent to reliance hereon by any future assignee of your interest in the Credit Agreement pursuant to an assignment that is made and consented to in accordance with the express provisions of Section 9.04 of the Credit Agreement, on the condition and understanding that (x) this opinion letter speaks only as of the date hereof, (y) we have no responsibility or obligation to update this opinion letter, to consider its applicability or correctness to any person or entity other than its addressee(s), or to take into account changes in law, facts or any other developments of which

JONES DAY
To Crédit Agricole Corporate and Investment Bank
July 3, 2013

we may later become aware and (z) any such reliance by a future assignee must be actual and reasonable under the circumstances existing at the time of assignment, including any changes in law, facts or any other developments known to or reasonably knowable by the assignee at such time.

Very truly yours,
/s/ Jones Day
JONES DAY

EXHIBIT H

FORM OF SUBSIDIARY GUARANTY

This SUBSIDIARY GUARANTY is entered into as of [•], 2014 by the undersigned (each a "Guarantor", and together with any future Subsidiaries executing this Guaranty, being collectively referred to herein as the "Guarantors") in favor `of and for the benefit of Crédit Agricole Corporate and Investment Bank, as Agent for and representative of (in such capacity herein called "Guarantied Party") the Lenders party to the Credit Agreement referred to below, and in favor of and for the benefit of the other Beneficiaries (as hereinafter defined).

RECITALS

A.    SunPower Corporation, a Delaware corporation ("Company"), has entered into that certain Credit Agreement dated as of July 3, 2013 with Lenders and Guarantied Party, as Agent for Lenders (said Credit Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "Credit Agreement"; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined).

B.    Guarantied Party and Lenders are sometimes referred to herein as "Beneficiaries".

C.    The Guarantied Obligations (as hereinafter defined) are being incurred for and will inure to the benefit of Guarantors (which benefits are hereby acknowledged).

D.    It is a condition precedent to the Restructuring Date that Company's obligations under the Credit Agreement and the other Loan Documents be guarantied by Guarantors.

E.    Guarantors are willing irrevocably and unconditionally to guaranty such obligations of Company.

NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lenders and Guarantied Party to make Loans under the Credit Agreement on and after the Restructuring Date, Guarantors hereby agree as follows:

1.Guaranty. (a) Guarantors jointly and severally irrevocably and unconditionally guaranty, as primary obligors and not merely as sureties, the due and punctual payment in full of all Guarantied Obligations (as hereinafter defined) when the same shall become due, whether at stated maturity, by acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code). The term "Guarantied Obligations" is used herein in its most comprehensive sense and includes any and all Obligations of Company, now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the Credit Agreement, this Guaranty and the other Loan Documents, including those arising under successive borrowing transactions under the Credit Agreement which shall either continue the Obligations of Company or from time to time renew them after they have been satisfied.

Any interest on any portion of the Guarantied Obligations that accrues after the commencement of any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company (or, if interest on any portion of the Guarantied

SUBSIDIARY GUARANTY
(SunPower Corporation)

Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceeding had not been commenced) shall be included in the Guarantied Obligations because it is the intention of each Guarantor and Guarantied Party that the Guarantied Obligations should be determined without regard to any rule of law or order that may relieve Company of any portion of such Guarantied Obligations.

In the event that all or any portion of the Guarantied Obligations is paid by Company, the obligations of each Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) is rescinded or recovered directly or indirectly from Guarantied Party or any other Beneficiary as a preference, fraudulent transfer or otherwise upon the insolvency, bankruptcy or reorganization of Company, and any such payments that are so rescinded or recovered shall constitute Guarantied Obligations.

Subject to the other provisions of this Section 1, upon the failure of Company to pay any of the Guarantied Obligations when and as the same shall become due (by taking into account any applicable grace periods), each Guarantor will immediately upon receipt of written notice from Guarantied Party demanding payment, pay, or cause to be paid, in cash, to Guarantied Party for the ratable benefit of Beneficiaries, the amount of the unpaid Guarantied Obligations set forth in such notice.

(b)    Anything contained in this Guaranty to the contrary notwithstanding, the obligations of each Guarantor under this Guaranty and the other Loan Documents shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (x) in respect of intercompany indebtedness to Company or other affiliates of Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (y) under any guaranty of subordinated indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this Section 1(b), pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement.

2.Guaranty Absolute; Continuing Guaranty. The obligations of each Guarantor hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees that: (a) this Guaranty is a guaranty of payment when due and not of collectibility; (b) Guarantied Party may enforce this Guaranty upon the occurrence and during the continuance of an Event of Default under the Credit Agreement notwithstanding the existence of any dispute between Company and any Guarantied Party with respect to the existence of such event; (c) the obligations of each Guarantor hereunder are independent of the obligations of Company under the Loan Documents and the obligations of any other guarantor of obligations of Company and a separate action or actions may be brought and prosecuted against each Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions; and (d) a payment of a portion, but not all, of the Guarantied Obligations by one or more Guarantors shall in no way limit, affect, modify or abridge the liability of such or any other Guarantor for any portion of the Guarantied Obligations that has not been paid. This Guaranty is a continuing guaranty and shall be

SUBSIDIARY GUARANTY
(SunPower Corporation)

binding upon each Guarantor and its successors and assigns, and each Guarantor irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.

3.Actions by Beneficiaries. Any Beneficiary may from time to time, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any limitation, impairment or discharge of any Guarantor's liability hereunder, (a) renew, extend, accelerate or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (b) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (c) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations, (d) release, exchange, compromise, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person with respect to the Guarantied Obligations, (e) enforce and apply any security now or hereafter held by or for the benefit of any Beneficiary in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Guarantied Party or the other Beneficiaries, or any of them, may have against any such security, as Guarantied Party in its discretion may determine consistent with the Credit Agreement, and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and (f) exercise any other rights available to Guarantied Party or the other Beneficiaries, or any of them, under the Loan Documents.

4.No Discharge. This Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Guarantied Obligations), including without limitation the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (a) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations, (b) any waiver or modification of, or any consent to departure from, any of the terms or provisions of the Credit Agreement, any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, (c) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (d) the application of payments received from any source to the payment of indebtedness other than the Guarantied Obligations, even though Guarantied Party or the other Beneficiaries, or any of them, might have elected to apply such payment to any part or all of the Guarantied Obligations, (e) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations, (f) any defenses, set-offs or counterclaims which Company may assert against Guarantied Party or any Beneficiary in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (g) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of a Guarantor as an obligor in respect of the Guarantied Obligations.

5.Waivers. Each Guarantor waives, for the benefit of Beneficiaries: (a) any right to require Guarantied Party or the other Beneficiaries, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any other guarantor of the Guarantied Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account

SUBSIDIARY GUARANTY
(SunPower Corporation)

or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company from any cause other than payment in full of the Guarantied Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon Guarantied Party's or any other Beneficiary's errors or omissions in the administration of the Guarantied Obligations, except behavior that amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, that are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any Lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Credit Agreement, or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in Sections 3 and 4 and any right to consent to any thereof; and (g) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

6.Guarantors' Rights of Subrogation, Contribution, Etc. Until the Guarantied Obligations shall have been paid in full and the Revolving Credit Commitments shall have been terminated, each Guarantor shall withhold exercise of (a) any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (i) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company, (ii) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company, and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary and (b) any right of contribution such Guarantor now has or may hereafter have against any other guarantor of any of the Guarantied Obligations. Each Guarantor further agrees that, to the extent the agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Guarantied Party or the other Beneficiaries may have against Company, to all right, title and interest Guarantied Party or the other Beneficiaries may have in any such collateral or security, and to any right Guarantied Party or the other Beneficiaries may have against such other guarantor.

Any amount paid to a Guarantor on account of any subrogation, reimbursement, indemnification or contribution rights referred to in the preceding paragraph when all Guarantied Obligations have not been paid in full, shall be held in trust for Guarantied Party on behalf of Beneficiaries and shall forthwith be paid over to Guarantied Party for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations.

SUBSIDIARY GUARANTY
(SunPower Corporation)

7.Expenses. Guarantors jointly and severally agree to pay, or cause to be paid, on demand, and to save Guarantied Party and the other Beneficiaries harmless against liability for, (i) any and all costs and expenses (including reasonable documented fees expenses of counsel) incurred or expended by Guarantied Party or any other Beneficiary in connection with the enforcement of or preservation of any rights under this Guaranty and (ii) any and all costs and expenses (including those arising from rights of indemnification) required to be paid by Guarantors under the provisions of any other Loan Document; provided, however, that Guarantors shall not have any obligation under this Section 7 to Guarantied Party or any other Beneficiary with respect to any costs or expenses (including those arising from rights or indemnification) to the extent the same result from the negligence or willful misconduct of Guaranteed Party or any other Beneficiary, as determined by a court of competent jurisdiction in a final non appealable judgment or order.

8.Financial Condition of Company. No Beneficiary shall have any obligation, and each Guarantor waives any duty on the part of any Beneficiary, to disclose or discuss with such Guarantor its assessment, or such Guarantor's assessment, of the financial condition of Company or any matter or fact relating to the business, operations or condition of Company. Each Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Loan Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of non-payment of the Guarantied Obligations.

9.Set Off. In addition to any other rights any Beneficiary may have under law or in equity, if any amount shall at any time be due and owing by a Guarantor to any Beneficiary under this Guaranty, such Beneficiary is authorized at any time or from time to time to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidenced by certificates of deposit, whether matured or unmatured) to or for the credit or the account of such Guarantor against and on account of the Guarantied Obligations and liabilities of such Guarantor to any Beneficiary under this Guaranty. The applicable Beneficiary shall notify such Guarantor and Guaranteed Party of such set off or applicaton under this Section 9, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set off or application under this Section 9.

10.Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall in any event be effective without the written concurrence of Guarantied Party and, in the case of any such amendment or modification, Guarantors. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

11.Miscellaneous. It is not necessary for Beneficiaries to inquire into the capacity or powers of any Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

The rights, powers and remedies given to Beneficiaries by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Beneficiaries by virtue of any statute or rule of law or in any of the Loan Documents or any agreement between one or more Guarantors and one or more Beneficiaries or between Company and one or more Beneficiaries. Any forbearance or failure to exercise, and any delay by any Beneficiary in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or

SUBSIDIARY GUARANTY
(SunPower Corporation)

obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTORS, GUARANTIED PARTY AND THE OTHER BENEFICIARIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

This Guaranty shall inure to the benefit of Beneficiaries and their respective successors and assigns.

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY EACH GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY. Each Guarantor agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such Guarantor at its address set forth below its signature hereto, such service being acknowledged by such Guarantor to be sufficient for personal jurisdiction in any action against such Guarantor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Guarantied Party or any Beneficiary to bring proceedings against such Guarantor in the courts of any other jurisdiction.

EACH GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, GUARANTIED PARTY EACH AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, GUARANTIED PARTY EACH (I) ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR SUCH GUARANTOR AND GUARANTIED PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT SUCH GUARANTOR AND GUARANTIED PARTY HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS GUARANTY OR ACCEPTING THE BENEFITS THEREOF, AS THE CASE MAY BE, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS, AND (II) FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS GUARANTY. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

SUBSIDIARY GUARANTY
(SunPower Corporation)

12.Additional Guarantors. The initial Guarantor(s) hereunder shall be such of the Subsidiaries of Company as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, Subsidiaries of Company may become parties hereto, as additional Guarantors (each an "Additional Guarantor"), by executing a counterpart of this Guaranty. A form of such a counterpart is attached as Exhibit A. Upon delivery of any such counterpart to Guarantied Party, notice of which is hereby waived by Guarantors, each such Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of the Guarantied Party not to cause any Subsidiary of Company to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

13.Counterparts; Effectiveness. This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument. This Guaranty shall become effective as to each Guarantor upon the execution of a counterpart hereof by such Guarantor (whether or not a counterpart hereof shall have been executed by any other Guarantor) and receipt by the Guaranteed Party of written or telephonic notification of such execution and authorization of delivery thereof.

14.Guarantied Party as Agent.

(a)Guarantied Party has been appointed to act as Guarantied Party hereunder by Lenders. Guarantied Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action, solely in accordance with this Guaranty and the Credit Agreement; provided that Guarantied Party shall exercise, or refrain from exercising, any remedies under or with respect to this Guaranty in accordance with the instructions of Required Lenders.

(b)Guarantied Party shall at all times be the same Person that is Agent under the Credit Agreement. Written notice of resignation by Agent pursuant to Article VIII of the Credit Agreement shall also constitute notice of resignation as Guarantied Party under this Guaranty; and appointment of a successor Agent pursuant to Article VIII of the Credit Agreement shall also constitute appointment of a successor Guarantied Party under this Guaranty. Upon the acceptance of any appointment as Agent under Article VIII of the Credit Agreement by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Guarantied Party under this Guaranty, and the retiring Guarantied Party under this Guaranty shall promptly (i) transfer to such successor Guarantied Party all sums held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Guarantied Party under this Guaranty, and (ii) take such other actions as may be necessary or appropriate in connection with the assignment to such successor Guarantied Party of the rights created hereunder, whereupon such retiring Guarantied Party shall be discharged from its duties and obligations under this Guaranty. After any retiring Guarantied Party's resignation hereunder as Guarantied Party, the provisions of this Guaranty shall inure to its benefits as to any actions taken or omitted to be taken by it under this Guaranty while it was Guarantied Party hereunder.

[Remainder of page intentionally left blank.]

SUBSIDIARY GUARANTY
(SunPower Corporation)

IN WITNESS WHEREOF, each Guarantor and Guarantied Party, solely for the purposes of the waiver of the right to jury trial contained in Section 11, have caused this Guaranty to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

[NAME OF GUARANTOR] By: [Title:_________________________] Address:

[NAME OF GUARANTOR] By: [Title:_________________________] Address:

[NAME OF GUARANTOR] By: [Title:_________________________] Address:

SUBSIDIARY GUARANTY
(SunPower Corporation)

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK By: [Title:_________________________] Address:

SUBSIDIARY GUARANTY
(SunPower Corporation)

Exhibit A
[Form Of Counterpart For Additional Guarantors]
This COUNTERPART (this "Counterpart"), dated _______, 20__, is delivered pursuant to Section 12 of the Guaranty referred to below. The undersigned hereby agrees that this Counterpart may be attached to the Guaranty, dated as of _____________, 20___ (as it may be from time to time amended, amended and restated, modified or supplemented, the "Guaranty"; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed therein), among the Guarantors named therein and Crédit Agricole Corporate and Investment Bank, as Guarantied Party. The undersigned, by executing and delivering this Counterpart, hereby becomes an Additional Guarantor under the Guaranty in accordance with Section 12 thereof and agrees to be bound by all of the terms thereof.

IN WITNESS WHEREOF, the undersigned has caused this Counterpart to be duly executed and delivered by its officer thereunto duly authorized as of ______________, 20__.

[NAME OF ADDITIONAL GUARANTOR] By: [Title:_________________________] Address:

A-1
SUBSIDIARY GUARANTY
(SunPower Corporation)

EXHIBIT I

FORM OF PARENT GUARANTY

This GUARANTY (this “Guaranty”), dated as of July 3, 2013, is between Total S.A., a société anonyme organized under the laws of the Republic of France, having its registered office at 2 place Jean Millier, La Défense 6, 92400 Courbevoie France and registered with the register of commerce and companies and Nanterre under number 542 051 180 R.C.S. Nanterre (the “Guarantor”), and Crédit Agricole Corporate and Investment Bank, as administrative agent, for the benefit of itself and all of the Lenders (in such capacity, the “Agent”).

RECITALS

A.    SunPower Corporation (the “Obligor”), the Agent and the financial institutions party thereto from time to time (the “Lenders”) are parties to that certain Revolving Credit Agreement dated as of July 3, 2013 as it may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Contract”). Terms not otherwise defined herein shall have the meanings ascribed to them in the Contract.

B.    The Guarantor indirectly owns a majority of the equity interest in the Obligor and will receive direct and indirect benefits from the Lenders’ performance of the Contract.

AGREEMENT

In consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1.    Guaranty. (a) The Guarantor unconditionally guarantees and promises to pay to the Agent, in accordance with the payment instructions contained in the Contract, on demand after the default by the Obligor in the performance of its payment obligations under the Contract, in lawful money of the United States, any and all Obligations (as hereinafter defined); provided, however, that the maximum principal amount of the Loans for which the Guarantor shall be liable under this Guaranty shall be US$250,000,000. For purposes of this Guaranty the term “Obligations” shall mean and include all payments, liabilities and obligations owed by the Obligor to the Agent and the Lenders (whether or not evidenced by any note, instrument or agreement and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of the Contract or otherwise, including without limitation all principal, interest, late fees, charges, expenses, attorneys’ fees and other professionals’ fees chargeable to the Obligor or payable by the Obligor thereunder and any costs of collection hereunder.

(b)    This Guaranty is absolute, unconditional, continuing and irrevocable, constitutes an independent guaranty of payment, and is in no way conditioned on or contingent upon any attempt to enforce in whole or in part any of the Obligor’s Obligations, the existence or continuance of the Obligor as a legal entity, the consolidation or merger of the Obligor with or into any other entity, the sale, lease or disposition by the Obligor of all or substantially all of its assets to any other entity, or the bankruptcy or insolvency of the Obligor, the admission by the Obligor of its inability to pay its debts as they mature, or the making by the Obligor of a general assignment for the benefit of, or entering into a composition or arrangement with, creditors. If the Obligor fails to pay any Obligations to the Agent or the Lenders as and when they are due, the Guarantor shall, subject to any limitation set forth in Section 1(a) hereof, forthwith pay to the Agent and the Lenders all such liabilities or obligations in immediately available

PARENT GUARANTY
(SunPower Corporation)

funds. Each failure by the Obligor to pay any such liabilities or obligations shall give rise to a separate cause of action, and separate suits may be brought hereunder as each cause of action arises.

(c)    The Agent may at any time and from time to time, without the consent of or notice to the Guarantor, except such notice as may be required by applicable statute which cannot be waived, without incurring responsibility to the Guarantor, and without impairing or releasing the obligations of the Guarantor hereunder, (i) exercise or refrain from exercising any rights against the Obligor or others (including the Guarantor) or otherwise act or refrain from acting, (ii) settle or compromise any Obligations hereby guaranteed and/or any other obligations and liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any obligations and liabilities which may be due to the Agent or others, and (iii) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner or in any order any property pledged or mortgaged by anyone to secure or in any manner securing the Obligations hereby guaranteed.

(d)    The Agent and the Lenders may not, without the prior written consent of the Guarantor, (i) change the manner, place and terms of payment or change or extend the time of payment of, renew, or alter any Obligation hereby guaranteed, or in any manner modify, amend or supplement the terms of the Contract or any documents, instruments or agreements executed in connection therewith, (ii) take and hold security or additional security for any or all of the obligations or liabilities covered by this Guaranty, or (iii) except as permitted under the Contract, assign their respective rights and interests under this Guaranty, in whole or in part, in each case to the extent that doing so would reasonably be expected to have a material adverse effect on the Guarantor.

(e)    No invalidity, irregularity or unenforceability of the Obligations hereby guaranteed shall affect, impair, or be a defense to this Guaranty, including without limitation any law, rule or regulation of any jurisdiction or any other event affecting any term of any of the Obligations. This is a continuing Guaranty for which the Guarantor receives continuing consideration and all obligations to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon and this Guaranty is therefore irrevocable without the prior written consent of the Agent.

(f)    All payments by the Guarantor hereunder shall be made free and clear of and without deduction for any Taxes. If the Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Agent or to the Agent on behalf of any Lender, (i) the sum payable shall be increased as may be necessary so that after all required deductions have been made the Agent or Lender, as applicable, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Guarantor shall make all such deductions, and (iii) the Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and, upon request of the Agent or a Lender, deliver a copy of the receipt issued by the relevant authority evidencing such payment or such other evidence of payment reasonably satisfactory to the requesting party.

(g)    The Guarantor further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Agent or any Lender upon the bankruptcy or reorganization of the Obligor or otherwise. Nothing shall discharge or satisfy the liability of the Guarantor hereunder except the full and final performance and payment in cash of the Obligations.

2.    Representations and Warranties. The Guarantor represents and warrants to the Agent that (a) the Guarantor is a société anonyme duly organized, validly, existing and is not in a state of suspension of payments (cession des paiements) under the laws of its jurisdiction of incorporation or formation; (b)

PARENT GUARANTY
(SunPower Corporation)

the execution, delivery and performance by the Guarantor of this Guaranty are within the power of the Guarantor and have been duly authorized by all necessary actions and corporate bodies on the part of the Guarantor; (c) this Guaranty has been duly executed and delivered by the Guarantor and constitutes a legal, valid and binding obligation of the Guarantor, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally; (d) the execution, delivery and performance of this Guaranty do not (i) violate any law, rule or regulation of any governmental authority, any agreement or instrument binding upon the Guarantor or any of its assets, or (ii) result in the creation or imposition of any material lien, charge, security interest or encumbrance upon any property, asset or revenue of the Guarantor; (e) no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other person (including, without limitation, the shareholders of the Guarantor) is required in connection with the execution, delivery and performance of this Guaranty, except such consents, approvals, orders, authorizations, registrations, declarations and filings that are so required and which have been obtained and are in full force and effect; (f) the Guarantor is not in violation of any law, rule or regulation other than those the consequences of which cannot reasonably be expected to have material adverse effect on the ability of the Guarantor to perform its obligations under this Guaranty; and (g) no litigation, investigation or proceeding of any court or other governmental tribunal is pending or, to the knowledge of the Guarantor, threatened against the Guarantor which, if adversely determined, could reasonably be expected to have a material adverse effect on the ability of the Guarantor to perform its obligations under this Guaranty.

3.    Waivers. (a) The Guarantor, to the extent permitted under applicable law, hereby waives any right to require the Agent or any other party to the Contract to (i) proceed against the Obligor or any other guarantor of the Obligor’s obligations under the Contract, (ii) proceed against or exhaust any security received from the Obligor or any other guarantor of the Obligor’s Obligations under the Contract, or (iii) pursue any other right or remedy in the Agent’s or the Lenders’ power whatsoever.

(b)    The Guarantor further waives, to the extent permitted by applicable law, (i) any defense resulting from the absence, impairment or loss of any right of reimbursement, subrogation, contribution or other right or remedy of the Guarantor against the Obligor, any other guarantor of the Obligations or any security; (ii) any setoff or counterclaim of the Obligor or any defense which results from any disability or other defense of the Obligor or the cessation or stay of enforcement from any cause whatsoever of the liability of the Obligor (including, without limitation, the lack of validity or enforceability of the Contract); (iii) any right to exoneration of sureties that would otherwise be applicable; (iv) any right of subrogation or reimbursement and, if there are any other guarantors of the Obligations, any right of contribution, and right to enforce any remedy that the Agent or the Lenders now have or may hereafter have against the Obligor, and any benefit of, and any right to participate in, any security now or hereafter received by the Agent or the Lenders; (v) all presentments, demands for performance, notices of non performance, notices delivered under the Contract, protests, notice of dishonor, and notices of acceptance of this Guaranty and of the existence, creation or incurring of new or additional Obligations and notices of any public or private foreclosure sale; (vi) the benefit of any statute of limitations; (vii) any appraisement, valuation, stay, extension, moratorium redemption or similar law or similar rights for marshalling; and (viii) any right to be informed by the Agent or the Lenders of the financial condition of the Obligor or any other guarantor of the Obligations or any change therein or any other circumstances bearing upon the risk of nonpayment or nonperformance of the Obligations. The Guarantor has the ability to and assumes the responsibility for keeping informed of the financial condition of the Obligor and any other guarantors of the Obligations and of other circumstances affecting such nonpayment and nonperformance risks.

4.    Notices of Events of Default

PARENT GUARANTY
(SunPower Corporation)

(a)    The Agent shall promptly notify the Guarantor upon the Agent having actual knowledge of the occurrence of an Event of Default, provided that the failure to give such notice shall not affect the validity or enforceability of this Guaranty.
(b)    The Guarantor shall promptly notify the Company of any Event of Default occurring under clause (d), (e), (g), (h), or (k) of Article VII of the Contract relating to the Guarantor.

5.    Miscellaneous.

(a)    Notices. All notices, requests, demands and other communications that are required or may be given under this Guaranty shall be in writing and shall be personally delivered or sent by certified or registered mail. If personally delivered, notices, requests, demands and other communications will be deemed to have been duly given at time of actual receipt. If delivered by certified or registered mail, deemed receipt will be at time evidenced by confirmation of receipt with return receipt requested. In each case notice shall be sent (i) if to the Agent, to: Crédit Agricole Corporate and Investment Bank, 1301 Avenue of the Americas New York, NY 10019, Attention: Agnes Castillo, Telecopy No.: 917-849-5463 or 917-849-5456, Email: Agnes.Castillo@ca-cib.com; and (ii) if to the Guarantor, to: Total, S.A., 2 Place Jean Millier, La Défense 6, 92400 Courbevoie, France, Attention: Olivier Devouassoux, VP Subsidiary Finance Operations, Telephone: +33 1 47 44 45 64, Telecopy No.: +33 1 47 44 48 74, Email: olivier.devouassoux@total.com, with a copy to: Total, S.A., 2 Place Jean Millier, La Défense 6, 92400 Courbevoie, France, Attention: Denis Toulouse, VP Subsidiary Finance Operations, Telephone: +33 1 47 44 72 11, Telecopy No.: +33 1 47 44 47 92, Email: denise.toulouse@total.com and Total, S.A., 2 Place Jean Millier, La Défense 6, 92400 Courbevoie, France, Attention; Jonathan Marsh, Legal Director Mergers, Acquisitions & Finance, Telephone: +33 1 47 44 74 70, Telecopy No.: +33 1 47 4 43 05, Email: jonathan.marsh@total.com; or to such other place and with such other copies as the Agent or the Guarantor may designate as to itself by written notice to the other pursuant to this Section 5(a).

(b)    Nonwaiver. No failure or delay on the Agent’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

(c)    Amendments and Waivers. This Guaranty may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by the Guarantor and the Agent. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

(d)    Assignments. This Guaranty shall be binding upon and inure to the benefit of the Agent and the Guarantor and their respective successors and permitted assigns. This Guaranty may not be assigned by the Guarantor without the express written approval of the Agent, which may not be unreasonably withheld, conditioned or delayed.

(e)    Cumulative Rights, etc. The rights, powers and remedies of the Agent under this Guaranty shall be in addition to all rights, powers and remedies given to the Agent by virtue of any applicable law, rule or regulation, the Contract or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing the Agent’s rights hereunder.

(f)    Partial Invalidity. If at any time any provision of this Guaranty is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Guaranty nor the legality, validity or

PARENT GUARANTY
(SunPower Corporation)

enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

(g)    Currency Indemnity. All payments by the Guarantor hereunder shall be in Dollars. The Guarantor’s obligations hereunder shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment or otherwise, which is expressed in or converted into any currency other than Dollars, except to the extent that such tender or recovery results in the actual receipt by the Agent of the full amount of Dollars payable under this Agreement. The Guarantor shall indemnify the Agent for any shortfall and the Guarantor's obligation to make payments in Dollars shall be enforceable as an alternative or additional cause of action to the extent that such actual receipt is less than the full amount of Dollars expressed to be payable hereunder, and shall not be affected by judgment being obtained for other sums due hereunder.

(h)    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(i)    JURISDICTION. EACH PARTY (A) IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF AND (B) WAIVES ANY OBJECTION WHICH SUCH PARTY MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT. EACH PARTY IRREVOCABLY WAIVES THE DEFENSE OF AN INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SITTING IN NEW YORK COUNTY. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(j)    SERVICE OF PROCESS. EACH PARTY AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE MADE BY THE MAILING OF COPIES THEREOF BY EXPRESS OR OVERNIGHT MAIL OR COURIER, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS REFERRED TO IN SECTION 5(a). NOTHING IN THIS GUARANTY SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO SERVE PROCESS IN ANY OTHER MANNER. THE GUARANTOR HEREBY IRREVOCABLY APPOINTS AND DESIGNATES SUNPOWER CORPORATION, A DELAWARE CORPORATION, AS ITS AGENT FOR ACCEPTANCE OF SERVICE OF LEGAL PROCESS, SUMMONS, NOTICES, AND DOCUMENTS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY; ANY SUCH SERVICE MAY BE EFFECTED BY DELIVERY TO SUNPOWER CORPORATION AT: TOTAL S.A., C/O SUNPOWER CORPORATION, ATTN: CORPORATE SECRETARY, 77 RIO ROBLES, SAN JOSE, CALIFORNIA 95134. THE GUARANTOR AGREES THAT ANY FAILURE OF (I) SUNPOWER CORPORATION TO DELIVER TO THE GUARANTOR A COPY OF ANY SUCH PROCESS OR (II) THE GUARANTOR TO RECEIVE ANY SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS.

(k)    Jury Trial. EACH OF THE GUARANTOR AND THE AGENT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY.

PARENT GUARANTY
(SunPower Corporation)

(l)    Loan Document. This Guaranty is a Loan Document.

(m)    Release. The Guarantor shall be automatically released from its obligations hereunder upon the Restructuring Date. The Agent shall execute and deliver to the Guarantor, at the Guarantor’s expense, all documents that the Guarantor shall reasonably request to evidence such release.

[Remainder of page intentionally left blank]

PARENT GUARANTY
(SunPower Corporation)

IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be executed as of the day and year first written above.

TOTAL S.A.

By_______________________________
Name:
Title:

PARENT GUARANTY
(SunPower Corporation)

CRÉDIT AGRICOLE CORPORATE AND                                         INVESTMENT BANK

By_______________________________
Name:
Title:

By_______________________________
Name:
Title:

PARENT GUARANTY
(SunPower Corporation)

EXHIBIT J

FORM OF SOLVENCY CERTIFICATE

This Solvency Certificate (this “Certificate”) is being delivered pursuant that certain Credit Agreement dated as of July 3, 2013 (the “Credit Agreement”) by and among SunPower Corporation, a Delaware corporation, a (“Company”), the financial institutions referred to therein as Lenders (“Lenders”) and Crédit Agricole Corporate and Investment Bank, as Administrative Agent (“Administrative Agent”). Capitalized terms used herein without definition have the same meanings as in the Credit Agreement.

The undersigned is the [Executive Vice President and Chief Financial Officer] of Company and hereby certifies as of the date hereof, both before and after giving effect to the transactions contemplated by the Loan Documents, to the best of [his/her] knowledge and in [his/her] capacity as an officer of Company, and not individually, as follows:

1.
I have responsibility for (a) the management of the financial affairs of Company and the preparation of financial statements of Company, and (b) reviewing the financial and other aspects of the transactions contemplated by the Credit Agreement.

2.
I have carefully prepared and/or reviewed the contents of this Certificate and have conferred with counsel for Company for the purpose of discussing the meaning of any provisions hereof that I desired to have clarified.

3.
I have made such investigation and inquiries as to the financial condition of Company and its Subsidiaries as I deem necessary and prudent for the purpose of providing this Certificate. The pro forma balance sheet has been prepared utilizing what I believe are reasonable estimates of the “fair value” and “present fair saleable value” of the assets of Company and its Subsidiaries. Although any projections may by necessity involve uncertainties and approximations, the projections are based on good faith estimates and assumptions believed by me to be reasonable. I understand that Administrative Agent and Lenders are relying on this Certificate in extending credit to Company and its Affiliates pursuant to the Credit Agreement.

4.	Based upon the foregoing and upon the best of my knowledge after due diligence, I have concluded as follows:

(a)    The “fair value” and “present fair saleable value” of the assets of Company exceeds: (x) the total liabilities of Company (including its probable liability in respect of contingent and unliquidated liabilities and its unmatured liabilities), and (y) the amount required to pay such liabilities as they become absolute and matured in the normal course of business.

(b)    Company does not have an unreasonably small amount of capital with which to conduct its business after giving due consideration to the industry in which it is engaged.

(c)    Company is able and expects to be able to pay its debts and liabilities (including its probable liability in respect of contingent and unliquidated liabilities and its unmatured liabilities) as they become absolute and matured in the normal course of business.

(d)    Company has not executed the Loan Documents or made any transfer or incurred any obligations thereunder, with actual intent to hinder, delay or defraud either present or future creditors.

SOLVENCY CERTIFICIATE
(SunPower Corporation)

In computing the amount of such contingent and unliquidated liabilities as of the date hereof, such liabilities have been computed at the amount that, in the light of all the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability.

[Remainder of page intentionally left blank]

SOLVENCY CERTIFICIATE
(SunPower Corporation)

In witness whereof, the undersigned has hereunto executed and delivered this certificate as an officer of Company and not individually, as of the date first written above.

SUNPOWER CORPORATION

By:
Name:
Title:

SOLVENCY CERTIFICIATE
(SunPower Corporation)

EXHIBIT K

FORM OF SECURITY AGREEMENT

See attached.

K-1
SECURITY AGREEMENT
(SunPower Corporation)

FORM OF
SECURITY AGREEMENT

dated [•], 2014
among

SunPower Corporation,
SunPower Corporation, Systems,
and
SunPower North America, LLC,
as Grantors
and
Crédit Agricole Corporate and Investment Bank,
as Security Agent

Linklaters

Ref: L-194826

A16652956

Contents                                                Page

SECTION 1 DEFINITIONS; RULES OF INTERPRETATION...............................................................................		1
Section 1.1	Definition of Terms Used Herein..................................................................................................	1
Section 1.2	UCC.............................................................................................................................................	1
Section 1.3	General Definitions......................................................................................................................	1
Section 1.4	Rules of Interpretation.................................................................................................................	2
Section 1.5	Certain Terms..............................................................................................................................	3

SECTION 2 GRANT OF SECURITY....................................................................................................................		3
Section 2.1	Grant of Security..........................................................................................................................	3
Section 2.1	Priority of Security Interest..........................................................................................................	4

SECTION 3 REPRESENTATIONS AND WARRANTIES......................................................................................		5
Section 3.1	Title..............................................................................................................................................	5
Section 3.2	Names, Locations........................................................................................................................	5
Section 3.3	Filings, Consents.........................................................................................................................	6
Section 3.4	Security Interests.........................................................................................................................	6
Section 3.5	Accounts......................................................................................................................................	7
Section 3.6	Deposit Account...........................................................................................................................	7

SECTION 4 COVENANTS...................................................................................................................................		7
Section 4.1	Change of Name; Location of Collateral; Place of Business.......................................................	7
Section 4.2	Periodic Certification....................................................................................................................	7
Section 4.3	Protection of Security...................................................................................................................	7
Section 4.4	Insurance.....................................................................................................................................	8
Section 4.5	Inventory......................................................................................................................................	8
Section 4.6	Accounts......................................................................................................................................	8

SECTION 5 FURTHER ASSURANCES; ADDITIONAL GRANTORS..................................................................		10
Section 5.1	Further Assurances.....................................................................................................................	10
Section 5.2	Additional Grantors.....................................................................................................................	10

SECTION 6 SECURITY AGENT APPOINTED ATTORNEY-IN-FACT..................................................................		11
Section 6.1	Power o Attorney.........................................................................................................................	11
Section 6.2	No Duty on the Part of Security Agent or Secured Parties..........................................................	12

SECTION 7 REMEDIES.......................................................................................................................................		12
Section 7.1	Remedies Upon Event of Default................................................................................................	12
Section 7.2	Application of Proceeds...............................................................................................................	15

SECTION 8 STANDARD OF CARE; SECURITY AGENT MAY PERFORM.........................................................		15

SECTION 9 MISCELLANEOUS...........................................................................................................................		15
Section 9.1	Notices........................................................................................................................................	15
Section 9.2	Security Interests Absolute..........................................................................................................	15
Section 9.3	Survival of Agreement.................................................................................................................	16
Section 9.4	Binding Effect..............................................................................................................................	16
Section 9.5	Security Agent’s Fees and Expenses; Indemnification...............................................................	16
Section 9.6	Applicable Law............................................................................................................................	17

- i -

EXHIBIT A    FORM OF SECURITY SUPPLEMENT
EXHIBIT B    FORM OF JOINDER AGREEMENT
EXHIBIT C    SEARCH REPORTS
EXHIBIT D    FINANCING STATEMENTS

- ii -

SECURITY AGREEMENT, dated [•], 2014 (this “Agreement”), among SunPower Corporation, a Delaware corporation, SunPower Corporation, Systems, a Delaware corporation and wholly owned subsidiary of SunPower Corporation and SunPower North America, LLC, a Delaware limited liability company and wholly owned subsidiary of SunPower Corporation, and any Additional Grantors (as defined herein) (each of the foregoing, a “Grantor”, and collectively, the “Grantors”), and Crédit Agricole Corporate and Investment Bank, as Security Agent for the Secured Parties (herein in such capacity, the “Security Agent”).
RECITALS
A.    SunPower Corporation and Crédit Agricole Corporate and Investment Bank are parties to a revolving credit agreement dated as of July 3, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
B.    Pursuant to the terms of the Credit Agreement, each Grantor is required to execute and deliver this Agreement.
In consideration of the premises and for other valuable consideration, the receipt and sufficiency of which the parties hereto hereby acknowledge, each of the Grantors and the Security Agent, on behalf of itself and each Secured Party (and each of their respective successors or permitted assigns), hereby agree as follows:
SECTION 1
DEFINITIONS; RULES OF INTERPRETATION
Section 1.1 Definition of Terms Used Herein
Unless the context otherwise requires, all capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement.
Section 1.2    UCC
Terms used herein that are defined in the UCC but not defined herein have the meanings given to them in the UCC, including the following which are capitalized herein:
Account Debtor
Account
Bank
Chattel Paper
Document
Goods
Instrument
Inventory
Proceeds
Record
Supporting Obligation
Section 1.3    General Definitions
In this Agreement:

“Additional Grantor” has the meaning assigned to such term in Section 5.2.
“Agreement” has the meaning assigned to such term in the Preamble.
“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq., or any successor statute.
“Collateral” means the property of the Grantors described in Section 2.1 in which Security Interests are granted to the Security Agent for the benefit of the Secured Parties.
“Collateral Support” means all property assigned or otherwise securing any Collateral described in Section 2.1 and includes any security agreement or other agreement granting a Lien on such property.
“Credit Agreement” has the meaning assigned to such term in the Recitals.
“Dollars” or “$” means U.S. Dollars.
“Grantor” has the meaning assigned to such term in the Preamble.
“Indemnified Matters” has the meaning assigned to such term in Section 9.5.
"Indemnified Party" means each Secured Party, each Affiliate thereof and each of their respective partners, controlling persons, directors, officers, trustees, employees and agents.
“Insurance” means all contracts and policies of insurance of any kind now or in the future taken out by or on behalf of any Grantor or (to the extent of such Grantor’s interest) in which it now or in the future has an interest.
“Joinder Agreement” means a joinder agreement, substantially in the form of Exhibit B to this Agreement, executed by an Additional Grantor and delivered to the Security Agent.
“Lien” has the meaning assigned to the term “Security Interest” in the Credit Agreement.
“Secured Obligations” has the meaning assigned to the term “Obligations” in the Credit Agreement.
“Secured Parties” means the Agent, the Security Agent and each Lender under the Credit Agreement.
“Security Interest” means the continuing security interest in the Collateral granted to the Security Agent for the benefit of the Secured Parties pursuant to Section 2.1.
“Security Supplement” means any supplement to this Agreement in substantially the form of Exhibit A, executed by an authorized officer of the applicable Grantor.
“Security Agent” has the meaning assigned to such term in the Preamble.
“UCC” means the Uniform Commercial Code enacted in the State of New York, as amended from time to time; provided that if by reason of mandatory provisions of law, the attachment, perfection, the effect of perfection or non-perfection or priority of a security interest is governed by the personal property security laws of any jurisdiction other than New York, “UCC” shall mean those personal property security laws as in effect in such other jurisdiction for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions.
Section 1.4    Rules of Interpretation
In this Agreement, unless otherwise specified, the Schedules and Exhibits to this Agreement, in each case as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof are incorporated herein by reference. If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement, as applicable, shall govern. If any conflict or inconsistency exists between this Agreement and any other Loan Document other than the Credit Agreement, this Agreement shall govern. All references herein to provisions of the UCC include all successor provisions under any subsequent version or amendment to any Article of the UCC.
Section 1.5    Certain Terms
The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” and “includes” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2
GRANT OF SECURITY
Section 2.1Grant of Security
As security for the prompt and complete payment and performance in full when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code) of all Secured Obligations, each Grantor hereby pledges, assigns, transfers and grants to the Security Agent, for its benefit and for the benefit of the Secured Parties, a continuing security interest in and Lien on all of its right, title and interest in, to and under the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located:

(a)	all Accounts, including all rights of payment or performance under letters of credit, and any secondary obligation owed to any Grantor that supports the payment or performance of any such Account;
(i)    including all retention amounts from Solar Star XIX, LLC and Solar Star XX, LLC pursuant to Engineering, Procurement, and Construction Agreements under the 579MW combined Solar Star 1 & 2 Projects (previously called Antelope Valley 1 & 2 Solar Projects); and
(ii)    excluding (A) all receivables resulting from any Grantor’s residential lease business and programs, and (B) all receivables resulting from the sale of energy from commercial solar systems financed through Sale and Leaseback Transactions permitted under the Credit Agreement;

(b)	all Inventory;

(c)	all Chattel Paper, Documents and Instruments, to the extent relating to any of the foregoing;

(d)	the Deposit Account, together with all amounts on deposit from time to time in the Deposit Account;

(e)	all Insurance to the extent relating to any of the foregoing;

(f)	all Records covering the property described in this Section 2.1;

(g)
to the extent not otherwise included, all causes of action relating to any of the foregoing and all money and other property of any kind received therefrom, and all money and other property of any kind recovered by any Grantor;

(h)	to the extent not otherwise included, all Collateral Support and Supporting Obligations relating to any of the foregoing; and

(i)
to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of or in respect of any of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to any Grantor from time to time with respect to the foregoing.

For avoidance of doubt it is expressly understood and agreed that, to the extent the UCC is revised subsequent to the date hereof such that the definition of any of the foregoing terms included in the description of Collateral is changed, the parties hereto desire that any property that is included in such changed definitions that would not otherwise be included in the foregoing grant on the date hereof be included in such grant immediately upon the effective date of such revision, it being the intention of each Grantor that the description of Collateral set forth above be construed to include the broadest possible range of assets. Notwithstanding the immediately preceding sentence, the foregoing grant is intended to apply immediately on the date hereof to all Collateral to the fullest extent permitted by applicable law regardless of whether any particular item of Collateral is currently subject to the UCC.
Section 2.2    Priority of Security Interest
Notwithstanding anything to the contrary contained in this Section 2 or elsewhere in this Agreement, each Grantor and the Security Agent acknowledge and agree that the Security Interest granted pursuant to this Agreement to the Security Agent, for its benefit and for the benefit of the Secured Parties, and securing the Secured Obligations, will be a first-priority Security Interest in the Collateral, junior to no other security interests except for Permitted Collateral Encumbrances.

SECTION 3
REPRESENTATIONS AND WARRANTIES
Each Grantor represents and warrants to the Security Agent and the other Secured Parties on and as of the date hereof, that:
Section 3.1    Title
Such Grantor owns the Collateral purported to be owned by it free and clear of any and all Liens, rights or claims of all other persons other than Permitted Collateral Encumbrances. Such Grantor has not filed or consented to the filing of (a) any financing statement or analogous document under the UCC or any other applicable laws covering any Collateral, or (b) any assignment in which such Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for (x) Permitted Collateral Encumbrances, and (y) any financing statement or analogous document, assignment, security agreement or similar instrument evidencing Liens being terminated on or prior to the date hereof.
Section 3.2    Names, Locations

(a)
Schedule 3.2 sets forth with respect to such Grantor under the heading “Names”, (i) its exact name, as such name appears in the public record of its jurisdiction of organization which shows such Grantor to have been organized, (ii) each other name that such Grantor has had in the past five years, together with the date of the relevant change and (iii) the jurisdiction of organization of such Grantor and its organizational identification number or statement that such Grantor has no such number.

(b)
Schedule 3.2 sets forth with respect to such Grantor under the heading “Locations”, (i) the location of the chief executive office of such Grantor, (ii) the locations of all Inventory owned by such Grantor having a value in excess of $5,000,000 (as of the most recently ended fiscal quarter based on available information) and (iii) the places of business or other “location” (as defined in Section 9-307 of the UCC) of such Grantor not identified in clauses (i) through (ii) above. Except as set forth on Schedule 3.2, such Grantor has not changed its jurisdiction of organization, chief executive office or other “location” (as defined in Section 9-307 of the UCC) in the past four months.

(c)
Schedule 3.2 sets forth with respect to such Grantor under the heading “Third Parties Holding Collateral”, the names and addresses of all persons other than such Grantor that have possession of any of the Collateral having a value in excess of $5,000,000 and owed by such Grantor.

(d)
Except as set forth on Schedule 3.2 under the heading “Changes in Identity or Organizational Structure”, such Grantor has not changed its identity or organizational structure in any way in the past four months. Changes in identity or organizational structure would include mergers, consolidations and acquisitions, as well as any change in the form or jurisdiction of such Grantor. If any such change has occurred, Schedule 3.2 sets forth the date of such change and all information applicable to each acquiree or constituent party to a merger or consolidation.

Section 3.3    Filings, Consents

(a)
Attached hereto as Exhibit C are true, complete and correct copies of UCC lien search reports from the offices where any filings or recordings against any Grantor with respect to any property of such Grantor of the type included in the Collateral have been made, including a true copy of each financing statement, assignment or other filing or recording identified in such UCC lien search reports.

(b)
Exhibit D sets forth true, complete and correct copies of all UCC financing statements or other appropriate filings, recordings or registrations containing an accurate description of the Collateral that have been delivered to the Security Agent for filing in each governmental, municipal or other office specified in Schedule 3.3. Such filings, recordings and registrations are all of the filings, recordings and registrations that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected first priority Security Interest in favor of the Security Agent (for the benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States, subject to Permitted Collateral Encumbrances. No further or subsequent filing, recording or registration is necessary in any such jurisdiction, except with respect to filing of continuation statements and, with respect to any changes to a Grantor’s organizational structure or to any Grantor’s organizational documents permitted by the Credit Agreement, as required pursuant thereto in order for the Security Agent to continue to have at all times following each such change a legal, valid and perfected first priority Security Interest in all the Collateral, subject to Permitted Collateral Encumbrances.

(c)
No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge or grant by any Grantor of the Security Interests purported to be created in favor of the Security Agent hereunder or (ii) the exercise by the Security Agent of any rights or remedies in respect of the Collateral, including voting rights (whether specifically granted or created hereunder or created or provided for by applicable law), except for the filings contemplated by clause (b) above.

(d)	All filing or recording fees and taxes payable in connection with the filings and recordings described in clause (b) above have been or promptly will be paid by such Grantor.
Section 3.4    Security Interests
The Security Interests constitute (a) legal and valid security interests in all Collateral securing the payment and performance of the Secured Obligations and (b) subject to the completion of the filings described in Section 3.3 and to value being given, perfected security interests in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States pursuant to the UCC or other applicable law in such jurisdictions. The Security Interests are and shall be prior to any other Lien on any of the Collateral, other than Permitted Collateral Encumbrances.

Section 3.5    Accounts
No Accounts constituting Collateral and valued in excess of $1,000,000 are evidenced by, or constitute, an Instrument or Chattel Paper that has not been delivered to, or otherwise subjected to the control of, the Security Agent to the extent required by, and in accordance with Section 4.5.
Section 3.6    Deposit Account

(a)
Schedule 3.6 lists the Deposit Account. The Grantors are the sole account holders of the Deposit Account, and no Grantor has consented to, and is not otherwise aware of, any person (other than the Security Agent pursuant to this Agreement) having “control” (as defined in Section 9-104 of the UCC) over, or any other interest in, the Deposit Account or any money or other property deposited therein.

(b)	Each Grantor and Bank of America, N.A. (or such other financial institution selected by the Grantors and reasonably acceptable to the Security Agent) have executed the Control Agreement.

SECTION 4
COVENANTS
Section 4.1    Change of Name; Location of Collateral; Place of Business
Unless a Grantor has given the Security Agent at least 10 days prior written notice, such Grantor, will not change (i) its name, (ii) its jurisdiction of organization, principal place of business or other “location” (as defined in Section 9-307 of the UCC), (iii) the location of its chief executive office or its principal place of business, (iv) its identity or organizational structure or (v) its organizational identification number. Each Grantor agrees to cooperate with the Security Agent in making all filings that are required in order for the Security Agent to continue at all times following such change to have a legal, valid and perfected first priority Security Interest in all the Collateral, subject to Permitted Collateral Encumbrances.
Section 4.2    Periodic Certification
Annually, at the time of delivery by the Borrower to the Agent under the Credit Agreement of the Borrower’s consolidated audited financial statements for each fiscal year and from time to time as request by the Security Agent following the occurrence of an Event of Default, each Grantor will deliver to the Security Agent (a) a Security Supplement, together with all supplements to Schedules hereto or (b) a written confirmation executed and delivered by a financial officer of such Grantor confirming that there has been no change in the information provided herein since the date of the execution and delivery of this Agreement, the most recent Security Supplement or the most recent written confirmation delivered pursuant to this Section 4.2, as applicable.
Section 4.3    Protection of Security
Each Grantor will, at its own cost and expense, take any and all actions necessary to defend title to the Collateral and to defend the Security Interest of the Security Agent in the Collateral and the priority thereof against any Lien (except Permitted Collateral Encumbrances) against all persons. No Grantor shall take or permit to be taken any action that could materially impair the validity, perfection, or priority of the Security Interest.

Section 4.4    Insurance
Each Grantor irrevocably makes, constitutes and appoints the Security Agent (and all officers, employees or agents designated by the Security Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, after the occurrence of an Event of Default that is continuing, of making, settling and adjusting claims in respect of the Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the Proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. Each Grantor shall cause all such insurance to (A) name the Security Agent and the Lenders as additional insureds under all general liability policies and (B) name the Security Agent on behalf of the Secured Parties as loss payee under all casualty policies to the extent of their interest. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required by the Credit Agreement or to pay any premium in whole or part relating thereto, the Security Agent may, without waiving or releasing any obligation or liability of such Grantor hereunder or without waiving any Event of Default, in its sole and reasonable discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Security Agent deems advisable. All sums disbursed by the Security Agent in connection with this Section 4.4, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Security Agent and shall constitute additional Secured Obligations secured hereby.
Section 4.5    Inventory

(a)
Each Grantor hereby covenants and agrees that other than as permitted by the Credit Agreement it shall not deliver any Document evidencing any of its Inventory having a value greater than $5,000,000 to any person other than the issuer of such Document to claim the Goods evidenced thereby or the Security Agent.

(b)
Each Grantor hereby covenants and agrees that such Grantor shall not permit any Inventory of such Grantor having a value greater than $5,000,000 to be in the possession or control of any third party (including warehousemen, bailees, agents or processors) at any time, unless such third party shall have been notified of the Security Agent’s Security Interest and, upon the occurrence of an Event of Default that is continuing, such Grantor shall use commercially reasonable efforts to have such third party acknowledge and agree in writing to hold such Inventory subject to the Security Interest and the instructions of the Security Agent and to waive and release any Lien held by it with respect to such Inventory, whether arising by operation of law or otherwise.

Section 4.6    Accounts

(a)
Each Grantor hereby covenants and agrees that it shall keep and maintain at its own cost and expense satisfactory and complete records of its Accounts, including records of all payments received and all credits granted on such Accounts, all merchandise returned and all other dealings therewith.

(b)
Upon the occurrence of an Event of Default that is continuing, each Grantor hereby covenants and agrees that, at the request of the Security Agent, it shall mark conspicuously, in form and manner reasonably satisfactory to the Security Agent, all Chattel Paper, Instruments and other items evidencing Accounts (other than any delivered to the Security Agent as provided herein) with an appropriate reference to the fact that such Accounts have been collaterally assigned to the Security Agent for the benefit of the Secured Parties and that the Security Agent has a Security Interest therein.

(c)
The Security Agent shall have the right at any time following the occurrence of an Event of Default that is continuing to notify, or require any Grantor to notify, any Account Debtor of the Security Agent’s Security Interest in the Accounts and any Supporting Obligation and the Security Agent may: (A) direct the Account Debtors under any Accounts to make payment of all amounts due or to become due to any Grantor thereunder directly to the Security Agent, (B) notify, or require a Grantor to notify, each person maintaining a lockbox or similar arrangement to which Account Debtors under any Accounts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Security Agent and (C) enforce, at the expense of any Grantor, collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. If the Security Agent notifies a Grantor that it has elected to collect the Accounts in accordance with the preceding sentence, any payments of Accounts received by such Grantor shall be forthwith (and in any event within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Security Agent or in blank, if required, in the Deposit Account, and until so turned over, all amounts and Proceeds (including checks and other instruments) received by such Grantor in respect of the Accounts, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of the Security Agent hereunder and shall be segregated from other funds of such Grantor and the Grantor shall not adjust, settle or compromise the amount or payment of any Accounts, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon without the prior written consent of the Security Agent.

(d)
With respect to any Accounts constituting Collateral in excess of $5,000,000 that is evidenced by, or constitutes, Chattel Paper, each Grantor shall cause each originally executed copy thereof to be delivered to the Security Agent (or its agent or designee) appropriately indorsed to the Security Agent or indorsed in blank: (i) with respect to any such Accounts in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Accounts hereafter arising, immediately, and in any event within ten days of such Grantor acquiring rights therein. With respect to any Accounts constituting Collateral in excess of $1,000,000 that constitutes “electronic chattel paper” under Article 9 of the UCC, each Grantor shall take all steps necessary to give the Security Agent “control” (as defined in Section 9-105 of the UCC) over such Accounts (x) with respect to any such Accounts in existence on the date hereof, on or prior to the date hereof and (y) with respect to any such Accounts hereafter arising, within 30 days of such Grantor acquiring rights therein.

SECTION 5
FURTHER ASSURANCES; ADDITIONAL GRANTORS
Section 5.1 Further Assurances

(a)
Each Grantor agrees that from time to time, at its expense, it shall promptly execute and deliver to the Security Agent all further instruments and documents and take all further action, that may be necessary, or that the Security Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any Security Interest granted or purported to be granted hereby or to enable the Security Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, such Grantor shall:

i.
execute, acknowledge, deliver and cause to be duly filed all such further instruments, documents, endorsements, powers of attorney or notices, and take all such actions as may be necessary, or as the Security Agent may from time to time reasonably request, to preserve, protect and perfect the Security Interests and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interests and the filing of any financing statements or other documents in connection herewith or therewith;

ii.
at the Security Agent’s request, appear in and defend any action or proceeding that may affect such Grantor’s title to or the Security Agent’s Security Interests in all or any material part of the Collateral.

(b)
Each Grantor hereby authorizes the Security Agent to file a Record or Records, including financing statements, continuation statements and, in each case, amendments thereto, in all jurisdictions and with all filing offices as the Security Agent may determine, in its sole discretion, are necessary to perfect the Security Interests granted to the Security Agent herein, without the signature of such Grantor. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of the Collateral that describes such property in any other manner as the Security Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the Security Interests in the Collateral granted to the Security Agent herein. Each Grantor agrees that a photographic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

Section 5.2 Additional Grantors
From time to time subsequent to the date hereof, additional persons may become parties hereto as additional Grantors (each, an “Additional Grantor”) by executing a Joinder Agreement. Upon delivery of any such Joinder Agreement to the Security Agent, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of the Security Agent not to cause any person to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other person becomes or fails to become or ceases to be a Grantor hereunder.
SECTION 6
SECURITY AGENT APPOINTED ATTORNEY-IN-FACT
Section 6.1 Power of Attorney
Each Grantor hereby irrevocably makes, constitutes and appoints the Security Agent (and all officers, employees or agents designated by the Security Agent) as such Grantor’s true and lawful agent and attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Security Agent or otherwise, from time to time in the Security Agent’s discretion, to take any action and to execute any instrument that the Security Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including the following:

(a)	upon the occurrence of an Event of Default that is continuing,

(i)
to receive, endorse, assign, collect and deliver any and all notes, acceptances, checks, drafts, money orders or other instruments, documents and Chattel Paper or other evidences of payment relating to the Collateral;

(ii)	to ask for, demand, collect, sue for, recover, compound, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral;

(iii)	to sign the name of such Grantor on any invoice or Document relating to any of the Collateral;

(iv)	to send verifications of Accounts to any Account Debtor;

(v)
to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral;

(vi)	to settle, compromise, compound, adjust or defend any claims, actions, suits or proceedings relating to all or any of the Collateral;

(vii)	to notify, or to require such Grantor to notify, Account Debtors to make payment directly to the Security Agent; and

(viii)	to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral;

(b)	to prepare and file Records (including UCC financing statements) as further described in Section 5.1(b);

(c)
to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including to pay or discharge taxes or Liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Security Agent in its sole and reasonable discretion, any such payments made by the Security Agent to become obligations of the such Grantor to the Security Agent, due and payable immediately without demand; and

(d)
upon the occurrence of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Security Agent were the absolute owner thereof for all purposes, and to do, at the Security Agent’s option and such Grantor’s expense, at any time or from time to time, all acts and things that the Security Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Security Agent’s Security Interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Section 6.2 No Duty on the Part of Security Agent or Secured Parties
Notwithstanding any other provision of this Agreement, nothing herein contained shall be construed as requiring or obligating the Security Agent or any other Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Security Agent or any other Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Security Agent or any other Secured Party with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Grantor or to any claim or action against the Security Agent or any other Secured Party. It is understood and agreed that the appointment of the Security Agent as the agent and attorney-in-fact of each Grantor for the purposes set forth above is coupled with an interest and is irrevocable. The provisions of this Section 6.2 shall in no event relieve any Grantor of any of its obligations hereunder or under any other Loan Document with respect to the Collateral or any part thereof or impose any obligation on the Security Agent or any other Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Security Agent or any other Secured Party of any other or further right that it may have on the date of this Agreement or hereafter, whether hereunder, under any other Loan Document, by law or otherwise. The Security Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Grantors for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
SECTION 7
REMEDIES
Section 7.1 Remedies Upon Event of Default

(a)
Upon the occurrence of an Event of Default, the Security Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) or any other applicable law, and also may pursue any of the following separately, successively or simultaneously:

(i)
require a Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Security Agent forthwith, assemble all or part of the Collateral as directed by the Security Agent and make it available to the Security Agent at a place to be designated by the Security Agent that is reasonably convenient to both parties;

(ii)
with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and to enter without breach of the peace any premises owned or leased by the Grantors where the Collateral may be located for the purpose of taking possession of or removing the Collateral;

(iii)
prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Security Agent deems appropriate;

(iv)	exercise dominion and control over, issue a notice of exclusive control with respect to and refuse to permit further withdrawals from the Deposit Account;

(v)
without prior notice except as specified below, sell, assign, lease, license (on an exclusive or non-exclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Security Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Security Agent may deem commercially reasonable; provided that (i) upon consummation of any such sale the Security Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold, (ii) each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and (iii) each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted; and

(vi)
with respect to any Collateral consisting of contracts or agreements, the Security Agent may notify or require a Grantor to notify any counterparty to such contract or agreement to make all payments thereunder directly to the Security Agent.

(b)
The Security Agent or any other Secured Party may be the purchaser of any or all of the Collateral at any sale thereof and the Security Agent, as Security Agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Security Agent at such sale.

(c)
Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the applicable Grantor, addressed as set forth in the notice provisions of the Credit Agreement, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. Such notice, in the case of a public sale, shall state the time and place for such sale. Any such public sale shall be held at such time or times during ordinary business hours and at such place or places as the Security Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Security Agent may (in its sole and absolute discretion) determine. The Security Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Security Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Security Agent until the sale price is paid by the purchaser or purchasers thereof, but the Security Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Security Agent shall be free to carry out such sale pursuant to such agreement and the Grantors shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Security Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Security Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Each Grantor hereby waives any claims against the Security Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Security Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

(d)
If the Proceeds of any sale or other disposition of the Collateral are insufficient to pay the entire outstanding amount of the Secured Obligations, the Grantors shall be liable for the deficiency and the fees of any attorneys employed by the Security Agent to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Security Agent, that the Security Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Grantors, and the Grantors hereby waive and agree not to assert any defenses in an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of the Security Agent hereunder.

(e)
The Security Agent may sell the Collateral without giving any warranties as to the Collateral. The Security Agent may specifically disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(f)	The Security Agent shall have no obligation to marshal any of the Collateral.
Section 7.2 Application of Proceeds
The Security Agent shall apply the proceeds of any collection or sale of the Collateral made in accordance with the terms of the Credit Agreement. Upon any sale of the Collateral by the Security Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding) in accordance with the terms hereof, the receipt of the Security Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Security Agent or such officer or be answerable in any way for the misapplication thereof. Any proceeds received by the Grantor shall be held in trust for and forthwith paid over to the Security Agent. All proceeds received by the Security Agent hereunder shall be held by the Security Agent in a cash collateral account established by the Security Agent. All proceeds while held by the Security Agent (or by such Grantor in trust for the Security Agent) shall continue to be held by the Security Agent (for itself and for the benefit of the Secured Parties) as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided herein.
SECTION 8
STANDARD OF CARE; SECURITY AGENT MAY PERFORM
The powers conferred on the Security Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Security Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Security Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Security Agent accords its own property. Neither the Security Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantors or otherwise. If any Grantor fails to perform any agreement contained herein, the Security Agent may itself perform, or cause performance of, such agreement, and the expenses of the Security Agent incurred in connection therewith shall be payable by such Grantor in accordance with the Credit Agreement.
SECTION 9
MISCELLANEOUS
Section 9.1 Notices
All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in the notice provisions of the Credit Agreement and the Subsidiary Guaranty.
Section 9.2 Security Interests Absolute
All rights of the Security Agent hereunder, the Security Interests and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured

Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any Security Document or guarantee securing or guaranteeing all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Grantors in respect of the Secured Obligations or this Agreement (other than the indefeasible payment in full in cash of the Secured Obligations).
Section 9.3 Survival of Agreement
All covenants, agreements, representations and warranties made by the Grantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the making by the Secured Parties of any extensions of credit, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.
Section 9.4 Binding Effect
The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that no Grantor may assign, or otherwise transfer any of its rights or obligations hereunder or any interest in the Collateral (and any such assignment, or transfer shall be null and void) except as expressly contemplated by this Agreement or the Credit Agreement. Nothing herein is intended, or will be construed to give, any other person any right, remedy or claim under, to or in respect of this Agreement or any Collateral. All references to any Loan Party will include any Loan Party as debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding.
Section 9.5 Security Agent’s Fees and Expenses; Indemnification

(a)
Each Grantor agrees to pay upon demand to the Security Agent the amount of any and all reasonable and documented out-of-pocket expenses, including the reasonable fees, disbursements and other charges of its counsel (excluding allocated costs of internal counsel) and of any experts or agents, that the Security Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the rights of the Security Agent hereunder or (iv) the failure of any Grantor to perform or observe any of the provisions hereof.

(b)
Without limitation of its indemnification obligations under the other Loan Documents, each Grantor agrees to indemnify the Security Agent and the other Indemnified Parties against, and hold each of them harmless from, any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses (including reasonable and documented fees and disbursements of counsel to the Security Agent or any other Indemnified Party), which may be imposed on, incurred by or asserted against any such Indemnified Party in connection with or arising out of any investigation, litigation or proceeding, whether or not the Security Agent or any other Indemnified Party is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law, statute or regulation, securities or commercial law or regulation, or under common law or in equity, or in contract, tort or otherwise, in any manner relating to or arising out of this Agreement, or any act, event or transaction related to this Agreement, or in connection with any investigation of any potential matter covered hereby (collectively, the “Indemnified Matters”); provided, however, that the Grantors shall not have any obligation under this Section 9.5(b) to the Security Agent or any other Indemnified Party with respect to any Indemnified Matter resulting primarily from the negligence or willful misconduct of the Security Agent or any other Indemnified Party, as determined by a court of competent jurisdiction in a final non appealable judgment or order.

(c)
Any such amounts payable as provided hereunder shall constitute additional Secured Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 9.5 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Security Agent, any Lender, the Issuing Bank or any other Secured Party. All amounts due under this Section 9.5 shall be payable on written demand therefor. Each Grantor agrees that any indemnification or other protection provided to any Indemnified Party pursuant to this Agreement shall (i) survive payment in full of the Secured Obligations and (ii) inure to the benefit of any person who was at any time a Security Agent or Indemnified Party under this Agreement.

(d)
Each Grantor agrees that neither the Security Agent nor any Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any Loan Party or any of their respective Subsidiaries or any of their equity holders or creditors for or in connection with the transactions contemplated hereby, except to the extent such liability is found in a final judgment by a court of competent jurisdiction to have resulted primarily from the Security Agent’s or such Indemnified Party’s negligence or willful misconduct. In no event, however, shall the Grantors, Security Agent or any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages (as opposed to direct or actual damages) and each party to this Agreement hereby waives, releases and agrees (for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 9.6 Applicable Law
THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER ARE GOVERNED BY, AND WILL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

Section 9.7 Waivers; Amendment

(a)
No failure on the part of the Security Agent to exercise and no delay in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Security Agent and the other Secured Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by the Grantors therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

(b)
Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Security Agent and the Grantors, subject to any consent required in accordance with the Credit Agreement.

Section 9.8 Waiver of Jury Trial
EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY TRANSACTIONS PROVIDED HEREUNDER OR CONTEMPLATED HEREBY. The scope of this waiver is intended to be encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement or any transaction provided hereunder or contemplated hereby, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each party has already relied on this waiver in entering into this Agreement, and that each party will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.8 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.
Section 9.9 Severability
In case any provision in or obligation under this Agreement is invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, will not in any way be affected or impaired thereby.

Section 9.10 Counterparts; Effectiveness
This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement will become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto.
Section 9.11 Section Titles
The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.
Section 9.12 Consent to Jurisdiction and Service of Process
ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GRANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY NEW YORK STATE OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH GRANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:

(A)	ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(B)	WAIVES ANY DEFENSE OF FORUM NON CONVENIENS IN ANY SUCH COURT SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY;

(C)
AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH GRANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 9.1;

(D)
AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH GRANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

(E)
AGREES THAT THE SECURITY AGENT AND THE SECURED PARTIES RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND

(F)
AGREES THAT THE PROVISIONS OF THIS SECTION 9.12 RELATING TO JURISDICTION AND VENUE WILL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

Section 9.13 Termination

(a)	This Agreement and the Security Interest shall terminate when all Secured Obligations have been irrevocably and unconditionally paid in full, no Secured Obligations remain outstanding and none of the Secured Parties shall have any obligation (whether actual or contingent) to make available any further advance or financial accommodation under any Loan Document, at which time the Security Agent shall execute and deliver to the Grantors, at the Grantors’ expense, all UCC termination statements, releases and similar documents that the Grantors shall reasonably request to evidence such termination. Any execution and delivery of termination statements, releases or other documents pursuant to this Section 9.13 shall be without recourse to or warranty by the Security Agent.
Section 9.14 Loan Document
The Grantors and the Security Agent hereby agree that this Agreement is a “Loan Document” for purposes of the Credit Agreement.

[Remainder of page intentionally left blank]

In Witness Whereof, the Grantors and the Security Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

SunPower Corporation,
as Grantor

By:
Name:
Title:

SunPower Corporation, Systems,
as Grantor

By:
Name:
Title:

SunPower North America, LLC,
as Grantor

By:
Name:
Title:

Signature Page to Security Agreement

Crédit Agricole Corporate and Investment Bank,
as Security Agent

By:
Name:
Title:

Signature Page to Security Agreement

Schedule 3.2
To the Security Agreement
Names and Locations
Names

Grantor’s correct legal name:	Previous names:	Additional names:	Jurisdiction of organization and organizational identification number:
SunPower Corporation	[•]	[•]	State of Delaware, organizational ID number: [•]
SunPower Corporation, Systems,	[•]	[•]	State of Delaware, organizational ID number: [•]
SunPower North America, LLC,	[•]	[•]	State of Delaware, organizational ID number: [•]

Locations

Grantor’s correct legal name:	Location of chief executive office	Locations of Inventory	Additional places of business:
SunPower Corporation	[77 Rio Robles, San Jose, California 95134]	[•]	[•]
SunPower Corporation, Systems,	[•]	[•]	[•]
SunPower North America, LLC,	[•]	[•]	[•]

Third Parties Holding Collateral
[TBD]

Changes in Identity or Organizational Structure

[TBD]

Schedule 3.3
To the Security Agreement
Filings

Grantor	Filing Office:
SunPower Corporation	Secretary of State of the State of Delaware
SunPower Corporation, Systems,	Secretary of State of the State of Delaware
SunPower North America, LLC,	Secretary of State of the State of Delaware

Schedule 3.6
To the Security Agreement
Deposit Account

Names of Account Holders	Type of Account	Name and Address of Depositary Bank	Account Number
[Each Grantor]	Deposit account	[•]	[•]

EXHIBIT A
TO
SECURITY AGREEMENT
FORM OF SECURITY SUPPLEMENT
This SECURITY SUPPLEMENT, dated as of [____________], 20__, is delivered pursuant to the Security Agreement, dated as of [•], 2014 (as it may from time to time be amended, modified or supplemented, the “Security Agreement”), among SunPower Corporation, a Delaware corporation, SunPower Corporation, Systems, a Delaware corporation, SunPower North America, LLC, a Delaware corporation, any Additional Grantors (as defined therein) (all of the foregoing, each a “Grantor” and collectively, the “Grantors”), and Crédit Agricole Corporate and Investment Bank, as Security Agent for the Secured Parties (as defined by reference therein). Capitalized terms used herein but not defined herein are used with the meanings given them in the Security Agreement.
Each Grantor confirms as set forth in the Security Agreement, that it pledges, assigns, transfers and grants to the Security Agent, for its benefit and for the benefit of the Secured Parties, a continuing security interest in and Lien on all of its right, title and interest in, to and under the Collateral, in each case whether now owned or existing or hereafter acquired or arising and wherever located, as security for the prompt and complete payment and performance in full when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code) of all Secured Obligations.
Each Grantor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.
IN WITNESS WHEREOF, Each Grantor has caused this Security Supplement to be duly executed and delivered by its duly authorized officer as of _________, 20__.
[________________],

By: _______________________
Name:
Title:

[________________],

By: _______________________
Name:
Title:

[ADDITIONAL GRANTORS]

A-1

EXHIBIT B
TO SECURITY AGREEMENT
FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of _______, ____, is delivered pursuant to Section 5.2 of the Security Agreement, among SunPower Corporation, a Delaware corporation, SunPower Corporation, Systems, a Delaware corporation, SunPower North America, LLC, a Delaware corporation, any Additional Grantors (as defined therein) (all of the foregoing, each a “Grantor” and collectively, the “Grantors”), and Crédit Agricole Corporate and Investment Bank, as Security Agent for the Secured Parties (as defined by reference therein). Capitalized terms used herein but not defined herein are used with the meanings given them in the Security Agreement.
By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 5.2 of the Security Agreement, hereby becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, hereby:
(a) pledges, assigns, transfers and grants to the Security Agent, for its benefit and for the benefit of the Secured Parties, a continuing security interest in and Lien on all of its right, title and interest in, to and under the Collateral, in each case whether now owned or existing or hereafter acquired or arising and wherever located, as security for the prompt and complete payment and performance in full when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code) of all Secured Obligations; and
(b) expressly assumes all obligations and liabilities of a Grantor under the Security Agreement.
The information set forth in Exhibit A hereto is hereby added to the information set forth in the Schedules to the Security Agreement.
The undersigned hereby represents and warrants that each of the representations and warranties contained in Section 3 (Representations and Warranties) of the Security Agreement applicable to it is true and correct on and as the date hereof as if made on and as of such date.
This Joinder Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, including without limitation, Section 5-1401 of the New York General Obligations Law.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

B-1

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.
[ADDITIONAL GRANTOR]

By ________________________
Name:
Title:

ACKNOWLEDGED AND AGREED
as of the date of this Joinder Agreement
first above written:
Crédit Agricole Corporate and Investment Bank,
as Security Agent

By ________________________
Name:
Title:

B-2

Exhibit A To Joinder Agreement
Security Supplement

B-3

EXHIBIT C
TO THE SECURITY AGREEMENT
SEARCH REPORTS

To be attached.

C-1

EXHIBIT D
TO THE SECURITY AGREEMENT
FINANCING STATEMENTS

To be attached.

D-1